As Filed with the Securities and Exchange	Registration No. 333- 191682
Commission on August 6, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANAVEX LIFE SCIENCES CORP.
(Name of Registrant As Specified in its Charter)

Nevada	8731	98-0608404
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

51 W 52nd Street, 7th floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Address and Telephone Number of Principal Executive Offices)

Christopher Missling, PhD
Chief Executive Officer
51 W 52nd Street, 7th floor
New York, NY 10019-6163
Telephone: 1-844-689-3939
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Clayton E. Parker, Esq.
John D. Owens III, Esq.
K&L Gates LLP
200 South Biscayne Boulevard, Suite 3900
Miami, Florida 33131-2399
Telephone: (305) 539-3300
Facsimile: (305) 358-7095

Approximate Date of Proposed Sale to the Public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering: [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller
reporting company)

EXPLANATORY NOTE

The Registrant’s Registration Statement on Form S-1 (File No. 333- 191682) originally filed with the Securities and Exchange Commission on October 10, 2013, was declared effective on October 23, 2013 (the “Original Registration Statement”). The Registrant is filing this Post-Effective Amendment No. 1 to the Original Registration Statement in order to update the Original Registration Statement to include, among other things, the Registrant’s audited consolidated financial statements for the fiscal year ended September 30, 2013 and other updated information about the Registrant.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY	SUBJECT TO COMPLETION	AUGUST 6, 2014
PROSPECTUS

9,975,267 Shares of Common Stock

This prospectus relates to the offer and sale of up to 9,975,267 shares of the common stock, par value $0.001, of Anavex Life Sciences Corp., a Nevada corporation, by Lincoln Park Capital Fund, LLC, or Lincoln Park, or the selling stockholder, from time to time.

The shares of common stock being offered by the selling stockholder have been or may be issued pursuant to the purchase agreement dated July 5, 2013 that we entered into with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement. Please refer to the section of this prospectus entitled “The Lincoln Park Transaction” for a description of the Purchase Agreement and the section entitled “Selling Stockholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Markets - OTCQB under the symbol “AVXL.” On July 1, 2014, the last reported sale price of our common stock was $0.38 per share.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus. We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2014.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholder has not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is the selling stockholder seeking an offer to buy, securities in any state where the offer or solicitation is not permitted. The information contained in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but information may have changed since that date. We are responsible for updating this prospectus to ensure that all material information is included and we will update this prospectus to the extent required by law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data and we do not make any representation as to the accuracy of the information.

PROSPECTUS SUMMARY

Anavex Life Sciences Corp., a Nevada corporation, is referred to as “Anavex,” “we,” “us,” “our,” or the “Company” throughout this prospectus. The items in the following summary are described in more detail later in this prospectus. This summary does not contain all of the information you should consider. Before investing in our securities, you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 6 and the financial statements and related notes beginning on page F-1.

Overview

Our Current Business

We are a pharmaceutical company engaged in the development of drug candidates. Our lead compounds ANAVEX 2-73 and ANAVEX PLUS, a combination of ANAVEX 2-73 with donepezil (Aricept), are being developed to treat Alzheimer’s disease and potentially other central nervous system (CNS) diseases.

In pre-clinical studies conducted in France and in Greece, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties in various animal models including the transgenic mouse model Tg2576. Based on pre-clinical studies, we sponsored a Phase 1 single ascending dose study of ANAVEX 2-73, which was initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services (ABX-CRO). The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. As of the end of the period covered by this report, we have not yet continued our clinical trials due to a lack of funding.

The Company plans to continue human clinical trials, among them a multiple ascending dose study of ANAVEX 2-73 and ANAVEX PLUS, and a Phase 2 thereafter by mid-year 2014. Additionally, we intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Our Pipeline

Our pipeline includes one drug candidate and several compounds in different stages of pre-clinical study.

Our proprietary SIGMACEPTOR™ Discovery Platform produced small molecule drug candidates with unique modes of action, based on our understanding of sigma receptors. Sigma receptors may be targets for therapeutics to combat many human diseases, including Alzheimer’s disease. When bound by the appropriate ligands, sigma receptors influence the functioning of multiple biochemical signals that are involved in the pathogenesis (origin or development) of disease.

Compounds that have been subjects of our research include the following:

ANAVEX 2-73

ANAVEX 2-73 may offer a disease-modifying approach in Alzheimer’s disease (AD) by using ligands that activate sigma-1 receptors.

In AD animal models, ANAVEX 2-73 has shown pharmacological, histological and behavioral evidence as a potential neuroprotective, anti-amnesic, anti-convulsive and anti-depressive therapeutic agent, due to its potent affinity to sigma-1 receptors and moderate affinities to M1-4 type muscarinic receptors. In addition, ANAVEX 2-73 has shown a potential dual mechanism which may impact both amyloid and tau pathology. In a transgenic AD animal model Tg2576 ANAVEX 2-73 induced a statistically significant neuroprotective effect against the development of oxidative stress in the mouse brain, as well as significantly increased the expression of functional and synaptic plasticity markers that is apparently amyloid-beta independent. It also statistically alleviated the learning and memory deficits developed over time in the animals, regardless of sex, both in terms of spatial working memory and long-term spatial reference memory.

Based on the results of pre-clinical testing, we initiated and completed a Phase 1 single ascending dose (SAD) clinical trial of ANAVEX 2-73 in 2011. In this Phase 1 SAD trial, the maximum tolerated single dose was defined per protocol as 55-60 mg. This dose is above the equivalent dose shown to have positive effects in mouse models of AD. There were no significant changes in laboratory or electrocardiogram (ECG) parameters. ANAVEX 2-73 was well tolerated below the 55-60 mg dose with only mild adverse events in some subjects. Observed adverse events at doses above the maximum tolerated single dose included headache and dizziness, which were moderate in severity and reversible. These side effects are often seen with drugs that target central nervous system (CNS) conditions, including AD.

The ANAVEX 2-73 Phase 1 SAD trial was conducted as a randomized, placebo-controlled study. Healthy male volunteers between the ages of 18 and 55 received single, ascending oral doses over the course of the trial. Study endpoints included safety and tolerability together with pharmacokinetic parameters. Pharmacokinetics includes the absorption and distribution of a drug, the rate at which a drug enters the blood and the duration of its effect, as well as chemical changes of the substance in the body. This study was conducted in Germany in collaboration with ABX-CRO, a clinical research organization that has conducted several Alzheimer’s disease studies, and the Technical University of Dresden.

ANAVEX PLUS

ANAVEX PLUS, a combination of ANAVEX 2-73 with donepezil (Aricept®) is a potential novel combination drug for Alzheimer’s disease. Aricept® (donepezil) is now generic. ANAVEX 2-73 showed in combination with donepezil an unexpected and clear synergic effect of memory improvement by up to 80% in animal models. A patent application was filed in the US for the combination of donepezil and ANAVEX 2-73 and if granted would give patent protection at least until 2033.

In a humanized calibrated cortical network computer model the unexpected pre-clinical synergy between ANAVEX 2-73 and donepezil was confirmed and ANAVEX PLUS showed an anticipated ADAS-Cog response of 7 points at 12 weeks and 5.5 points at 26 weeks, which represents more than 2x the ADAS-Cog of donepezil alone.

ANAVEX 3-71

ANAVEX 3-71, previously named AF710B is a preclinical drug candidate with a novel mechanism of action via sigma-1 receptor activation and M1 muscarinic allosteric modulation, which has shown to enhance neuroprotection and cognition in Alzheimer's disease. ANAVEX 3-71 is a CNS-penetrable mono-therapy that bridges treatment of both cognitive impairments with disease modifications. It is highly effective in very small doses against the major Alzheimer's hallmarks in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid and tau pathologies, and also has beneficial effects on inflammation and mitochondrial dysfunctions. ANAVEX 3-71 indicates extensive therapeutic advantages in Alzheimer's and other protein-aggregation-related diseases given its ability to enhance neuroprotection and cognition via sigma-1 receptor activation and M1 muscarinic allosteric modulation.

ANAVEX 1-41

ANAVEX 1-41 is a sigma-1 agonist. Pre-clinical tests revealed significant neuroprotective benefits (i.e., protects nerve cells from degeneration or death) through the modulation of endoplasmic reticulum, mitochondrial and oxidative stress, which damages and destroys cells and is believed by some scientists to be a primary cause of AD. In addition, in animal models, ANAVEX 1-41 prevented the expression of caspase-3, an enzyme that plays a key role in apoptosis (programmed cell death) and loss of cells in the hippocampus, the part of the brain that regulates learning, emotion and memory. These activities involve both muscarinic and sigma-1 receptor systems through a novel mechanism of action.

ANAVEX 1037

ANAVEX 1037 is designed for the treatment of prostate cancer. It is a low molecular weight, synthetic compound exhibiting high affinity for sigma-1 receptors at nanomolar levels and moderate affinity for sigma-2 receptors and sodium channels at micromolar levels. In advanced pre-clinical studies, this compound revealed antitumor potential with no toxic side effects. It has also been shown to selectively kill human cancer cells without affecting normal/healthy cells and also to significantly suppress tumor growth in immune-deficient mice models. Scientific publications describe sigma receptor ligands positively, highlighting the possibility that these ligands may stop tumor growth and induce selective cell death in various tumor cell lines. Sigma receptors are highly expressed in different tumor cell types. Binding by appropriate sigma-1 and/or sigma-2 ligands can induce selective apoptosis. In addition, through tumor cell membrane reorganization and interactions with ion channels, our drug candidates may play an important role in inhibiting the processes of metastasis (spreading of cancer cells from the original site to other parts of the body), angiogenesis (the formation of new blood vessels) and tumor cell proliferation.

Our compounds are in the pre-clinical and clinical testing stages of development, and there is no guarantee that the activity demonstrated in pre-clinical models will be shown in human testing.

Our Target Indications

We have developed compounds with potential application to two broad categories and several specific indications. The two categories are diseases of the central nervous system, and cancer. Specific indications include:

  Alzheimer’s disease – In 2014, an estimated 5.2 million Americans are suffering from Alzheimer’s disease. The Alzheimer’s Association® reports that by 2025, 7.1 million Americans will be afflicted by the disease, a 40 percent increase from currently affected patients. Medications on the market today treat only the symptoms of AD and do not have the ability to stop its onset or its progression. There is an urgent and unmet need for both a disease modifying cure for Alzheimer’s disease as well as for better symptomatic treatments.

  Depression - Depression is a major cause of morbidity worldwide according to the World Health Organization (WHO). Pharmaceutical treatment for depression is dominated by blockbuster brands, with the leading nine brands accounting for approximately 75% of total sales. However, the dominance of the leading brands is waning, largely due to the effects of patent expiration and generic competition. Our market research leads us to believe that the worldwide market for pharmaceutical treatment of depression exceeds $11 billion annually.

  Epilepsy - Epilepsy is a common chronic neurological disorder characterized by recurrent unprovoked seizures. These seizures are transient signs and/or symptoms of abnormal, excessive or synchronous neuronal activity in the brain. According to the Centers for Disease Control and Prevention, epilepsy affects 2.2 million Americans. Today, epilepsy is often controlled, but not cured, with medication that is categorized as older traditional anti-epileptic drugs and second generation anti epileptic drugs. Because epilepsy afflicts sufferers in different ways, there is a need for drugs used in combination with both traditional anti-epileptic drugs and second generations anti-epileptic drugs. Decision Resources, one of the world’s leading research and advisory firms for pharmaceutical and healthcare issues, finds that the epilepsy market will increase from $2.9 billion in 2011 to nearly $3.7 billion in 2016.

  Neuropathic Pain – We define neuralgia, or neuropathic pain, as pain that is not related to activation of pain receptor cells in any part of the body. Neuralgia is more difficult to treat than some other types of pain because it does not respond well to normal pain medications. Special medications have become more specific to neuralgia and typically fall under the category of membrane stabilizing drugs or antidepressants. Our market research leads us to believe the worldwide market for pharmaceutical treatment of neuropathic pain exceeds $5 billion annually.

  Malignant Melanoma - Predominantly a skin cancer, malignant melanoma can also occur in melanocytes found in the bowel and the eye. Malignant melanoma accounts for 75% of all deaths associated with skin cancer. The treatment includes surgical removal of the tumor, adjuvant treatment, chemo and immunotherapy, or radiation therapy. According to IMS Health the worldwide Malignant Melanoma market is expected to grow from about $900 million in 2012 to $4.4 billion by 2022.

  Prostate Cancer – Specific to men, prostate cancer is a form of cancer that develops in the prostate, a gland in the male reproductive system. The cancer cells may metastasize from the prostate to other parts of the body, particularly the bones and lymph nodes. Drug therapeutics for Prostate Cancer are expected to increase from $8.1 billion in 2012 to nearly $18.6 billion in 2017 according to BCC Research.

  Pancreatic Cancer - Pancreatic cancer is a malignant neoplasm of the pancreas. In the United States approximately 45,000 new cases of pancreatic cancer will be diagnosed this year and approximately 38,000 patients will die as a result of their cancer. Our market research leads us to believe that the market for the pharmaceutical treatment of pancreatic cancer will exceed $1.2 billion by 2015.

Corporate Information

Our principal executive office is located at 51 W. 52nd Street, 7th Floor, New York, NY 10019, and our telephone number is 844.689.3939. Our website address is www.anavex.com. No information found on our website is part of this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

The Offering

On July 5, 2013, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to $10,000,000 of our common stock (subject to certain limitations) from time to time over a 25-month period. Also on July 5, 2013, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Other than (i) 250,000 shares of our common stock that we have already issued to Lincoln Park for a total purchase price of $100,000 as an initial purchase under the Purchase Agreement, or the Initial Purchase, and (ii) 341,858 shares of our common stock that we have already issued to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase additional shares of our common stock under the Purchase Agreement, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in amounts up to 100,000 shares on any single business day so long as at least one business day has passed since the most recent purchase. We can also accelerate the amount of our common stock to be purchased under certain circumstances to up to 150,000 shares but not exceeding $500,000 per purchase plus an additional “accelerated amount” under certain circumstances. Except as described in this prospectus we will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $0.50 per share, subject to adjustment as provided in the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

As of July 1, 2014, there were 38,260,098 shares of our common stock outstanding, of which 29,919,897 shares were held by non-affiliates, excluding the 591,858 shares that we have already issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, only 9,975,267 shares of our common stock are being offered under this prospectus, which represents (i) 250,000 shares that we issued to Lincoln Park in the Initial Purchase, (ii) 341,858 shares that we issued to Lincoln Park as a commitment fee (iii) an additional 9,250,000 shares which may be issued to Lincoln Park in the future under the Purchase Agreement and (iv) 133,409 shares that we are required to issue proportionally in the future, as an additional commitment fee, if and when we sell shares to Lincoln Park under the Purchase Agreement. The additional commitment shares are issued pro rata as Lincoln Park purchases up to $10,000,000 of our common stock as directed by us. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $100,000 of our stock then we would issue 1,334 shares of the pro rata commitment fee which is the product of $100,000 (the amount we have elected to sell) divided by $10,000,000 (the total amount we can sell Lincoln Park under the Purchase Agreement multiplied by 133,409 (the total number of pro rata commitment shares). The pro rata commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. If all of the 9,975,267 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent 21% of the total number of shares of our common stock outstanding and 33.3% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 9,975,267 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Securities Offered

Common Stock offered by the selling stockholder	9,975,267 shares consisting of:
• 341,858 commitment shares issued to Lincoln Park
• 9,500,000 shares we may sell to Lincoln Park under the Purchase Agreement, including 250,000 issued in connection with the $100,000 initial purchase and
• 133,409 shares that we are required to issue proportionally in the future, as an additional commitment fee, if and when we sell additional shares to Lincoln Park under the Purchase Agreement
Common stock outstanding prior to the offering	38,260,098 shares, including 250,000 initial purchase shares and 341,858 commitment shares previously issued to Lincoln Park under the Purchase Agreement (and included in this offering).
Common stock to be outstanding after giving effect to the total issuance of 9,975,267 shares to Lincoln Park under the Purchase Agreement registered hereunder	47,643,507 shares
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by Lincoln Park in this offering. However, we may receive up to $10,000,000 from sales of shares under the Purchase Agreement. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used to further our business plan of advancing human clinical trials of ANAVEX 2-73 and for general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.
OTC Markets (OTCQB) symbol	AVXL

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to our Company

We have had a history of losses and no revenue, which raise substantial doubt about our ability to continue as a going concern.

Since inception on January 23, 2004 through March 31, 2014, we have accumulated losses of $41,314,391. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. To date, we have not generated any revenues from our operations. Our history of losses and no revenues raise substantial doubt about our ability to continue as a going concern. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

We are an early development stage pharmaceutical research and development company and may never be able to successfully develop marketable products or generate any revenue. We have a very limited relevant operating history upon which an evaluation of our performance and prospects can be made. There is no assurance that our future operations will result in profits. If we cannot generate sufficient revenues, we may suspend or cease operations.

We are an early development stage company and have not generated any revenues to date and have no operating history. All of our potential drug compounds are in the concept stage or early clinical development stage. Moreover, we cannot be certain that our research and development efforts will be successful or, if successful, that our potential drug compounds will ever be approved for sales to pharmaceutical companies or generate commercial revenues. We have no relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of potential drug compounds either in non-clinical testing or in clinical trials, failure to establish business relationships and competitive disadvantages against larger and more established companies. If we fail to become profitable, we may suspend or cease operations.

We will need additional funding and may be unable to raise additional capital when needed, which would force us to delay, reduce or eliminate our research and development activities.

We will need to raise additional funding and the current economic conditions may have a negative impact on our ability to raise additional needed capital on terms that are favorable to our Company or at all. We may not be able to generate significant revenues for several years, if at all. Until we can generate significant revenues, if ever, we expect to satisfy our future cash needs through equity or debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development activities.

We may be unable to continue as a going concern in which case our securities will have little or no value.

Our independent auditors have noted in their report concerning our annual financial statements for the fiscal year ended September 30, 2013 that we have incurred substantial losses since inception, which raises substantial doubt about our ability to continue as a going concern. In the event we are not able to continue operations you will likely suffer a complete loss of your investment in our securities.

Risks Related to our Business

Even if we are able to develop our potential drug compounds, we may not be able to receive regulatory approval, or if approved, we may not be able to generate significant revenues or successfully commercialize our products, which will adversely affect our financial results and financial condition and we will have to delay or terminate some or all of our research and development plans which may force us to cease operations.

All of our potential drug compounds will require extensive additional research and development, including non-clinical testing and clinical trials, as well as regulatory approvals, before we can market them. We cannot predict if or when any of the potential drug compounds we intend to develop will be approved for marketing. There are many reasons that we may fail in our efforts to develop our potential drug compounds. These include:

  the possibility that non-clinical testing or clinical trials may show that our potential drug compounds are ineffective and/or cause harmful side effects;
  our potential drug compounds may prove to be too expensive to manufacture or administer to patients;
  our potential drug compounds may fail to receive necessary regulatory approvals from the United States Food and Drug Administration or foreign regulatory authorities in a timely manner, or at all;
  even if our potential drug compounds are approved, we may not be able to produce them in commercial quantities or at reasonable costs;
  even if our potential drug compounds are approved, they may not achieve commercial acceptance;
  regulatory or governmental authorities may apply restrictions to any of our potential drug compounds, which could adversely affect their commercial success; and
  the proprietary rights of other parties may prevent us or our potential collaborative partners from marketing our potential drug compounds.

If we fail to develop our potential drug compounds, our financial results and financial condition will be adversely affected, we will have to delay or terminate some or all of our research and development plans and may be forced to cease operations.

Our research and development plans will require substantial additional future funding which could impact our operational and financial condition. Without the required additional funds, we will likely cease operations.

It will take several years before we are able to develop potentially marketable products, if at all. Our research and development plans will require substantial additional capital, arising from costs to:

  conduct research, non-clinical testing and human studies;
  establish pilot scale and commercial scale manufacturing processes and facilities; and
  establish and develop quality control, regulatory, marketing, sales, finance and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including:

  the pace of scientific progress in our research and development programs and the magnitude of these programs;
  the scope and results of pre-clinical testing and human studies;
  the time and costs involved in obtaining regulatory approvals;

  the time and costs involved in preparing, filing, prosecuting, securing, maintaining and enforcing patents;
  competing technological and market developments;
  our ability to establish additional collaborations;
  changes in our existing collaborations;
  the cost of manufacturing scale-up; and
  the effectiveness of our commercialization activities.

We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include the success of our research initiatives, regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the receipt or payment of major milestones and other payments.

Additional funds will be required to support our operations and if we are unable to obtain them on favorable terms, we may be required to cease or reduce further research and development of our drug product programs, sell some or all of our intellectual property, merge with another entity or cease operations.

If we fail to demonstrate efficacy in our non-clinical studies and clinical trials our future business prospects, financial condition and operating results will be materially adversely affected.

The success of our research and development efforts will be greatly dependent upon our ability to demonstrate potential drug compound efficacy in non-clinical studies, as well as in clinical trials. Non-clinical studies involve testing potential drug compounds in appropriate non-human disease models to demonstrate efficacy and safety. Regulatory agencies evaluate these data carefully before they will approve clinical testing in humans. If certain non-clinical data reveals potential safety issues or the results are inconsistent with an expectation of the potential drug compound’s efficacy in humans, the regulatory agencies may require additional more rigorous testing before allowing human clinical trials. This additional testing will increase program expenses and extend timelines. We may decide to suspend further testing on our potential drug compounds if, in the judgment of our management and advisors, the non-clinical test results do not support further development.

Moreover, success in non-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and non-clinical testing. The clinical trial process may fail to demonstrate that our potential drug compounds are safe for humans and effective for indicated uses. This failure would cause us to abandon a drug candidate and may delay development of other potential drug compounds. Any delay in, or termination of, our non-clinical testing or clinical trials will delay the filing of an investigational new drug application and new drug application with the Food and Drug Administration or the equivalent applications with pharmaceutical regulatory authorities outside the United States and, ultimately, our ability to commercialize our potential drug compounds and generate product revenues. In addition, we expect that our early clinical trials will involve small patient populations. Because of the small sample size, the results of these early clinical trials may not be indicative of future results.

Following successful non-clinical testing, potential drug compounds will need to be tested in a clinical development program to provide data on safety and efficacy prior to becoming eligible for product approval and licensure by regulatory agencies. From the first human trial through to regulatory approval can take many years and 10-12 years is not unusual for certain compounds.

If any of our future clinical development potential drug compounds become the subject of problems, our ability to sustain our development programs will become critically compromised. For example, efficacy or safety concerns may arise, whether or not justified, that could lead to the suspension or termination of our clinical programs. Examples of problems that could arise include, among others:

  efficacy or safety concerns with the potential drug compounds, even if not justified;
  manufacturing difficulties or concerns;
  regulatory proceedings subjecting the potential drug compounds to potential recall;

  publicity affecting doctor prescription or patient use of the potential drug compounds;
  pressure from competitive products; or
  introduction of more effective treatments.

Each clinical phase is designed to test attributes of the drug and problems that might result in the termination of the entire clinical plan can be revealed at any time throughout the overall clinical program. The failure to demonstrate efficacy in our clinical trials would have a material adverse effect on our future business prospects, financial condition and operating results.

If we do not obtain the support of qualified scientific collaborators, our revenue, growth and profitability will likely be limited, which would have a material adverse effect on our business.

We will need to establish relationships with leading scientists and research institutions. We believe that such relationships are pivotal to establishing products using our technologies as a standard of care for various indications. Additionally, although in discussion, there is no assurance that our current research partners will continue to work with us or that we will be able to attract additional research partners. If we are not able to establish scientific relationships to assist in our research and development, we may not be able to successfully develop our potential drug compounds. If this happens, our business will be adversely affected.

We may not be able to develop, market or generate sales of our products to the extent anticipated. Our business may fail and investors could lose all of their investment in our Company.

Assuming that we are successful in developing our potential drug compounds and receiving regulatory clearances to market our products, our ability to successfully penetrate the market and generate sales of those products may be limited by a number of factors, including the following:

  If our competitors receive regulatory approvals for and begin marketing similar products in the United States, the European Union, Japan and other territories before we do, greater awareness of their products as compared to ours will cause our competitive position to suffer;
  Information from our competitors or the academic community indicating that current products or new products are more effective or offer compelling other benefits than our future products could impede our market penetration or decrease our future market share; and
  The pricing and reimbursement environment for our future products, as well as pricing and reimbursement decisions by our competitors and by payers, may have an effect on our revenues.

If this happens, our business will be adversely affected.

None of our potential drug compounds may reach the commercial market for a number of reasons and our business may fail.

Successful research and development of pharmaceutical products is high risk. Most products and development candidates fail to reach the market. Our success depends on the discovery of new drug compounds that we can commercialize. It is possible that our products may never reach the market for a number of reasons. They may be found ineffective or may cause harmful side-effects during non-clinical testing or clinical trials or fail to receive necessary regulatory approvals. We may find that certain products cannot be manufactured at a commercial scale and, therefore, they may not be economical to produce. Our potential products could also fail to achieve market acceptance or be precluded from commercialization by proprietary rights of third parties. Our patents, patent applications, trademarks and other intellectual property may be challenged and this may delay or prohibit us from effectively commercializing our products. Furthermore, we do not expect our potential drug compounds to be commercially available for a number of years, if at all. If none of our potential drug compounds reach the commercial market, our business will likely fail and investors will lose all of their investment in our Company. If this happens, our business will be adversely affected.

If our competitors succeed in developing products and technologies that are more effective or with a better profile than our own, or if scientific developments change our understanding of the potential scope and utility of our potential products, then our technologies and future products may be rendered undesirable or obsolete.

We face significant competition from industry participants that are pursuing technologies in similar disease states to those that we are pursuing and are developing pharmaceutical products that are competitive with our products. Nearly all of our industry competitors have greater capital resources, larger overall research and development staffs and facilities, and a longer history in drug discovery and development, obtaining regulatory approval and pharmaceutical product manufacturing and marketing than we do. With these additional resources, our competitors may be able to respond to the rapid and significant technological changes in the biotechnology and pharmaceutical industries faster than we can. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Rapid technological development, as well as new scientific developments, may result in our products becoming obsolete before we can recover any of the expenses incurred to develop them. For example, changes in our understanding of the appropriate population of patients who should be treated with a targeted therapy like we are developing may limit the drug’s market potential if it is subsequently demonstrated that only certain subsets of patients should be treated with the targeted therapy.

Our reliance on third parties, such as university laboratories, contract manufacturing organizations and contract or clinical research organizations, may result in delays in completing, or a failure to complete, non-clinical testing or clinical trials if they fail to perform under our agreements with them.

In the course of product development, we may engage university laboratories, other biotechnology companies or contract or clinical manufacturing organizations to manufacture drug material for us to be used in non-clinical and clinical testing and contract research organizations to conduct and manage non-clinical and clinical studies. If we engage these organizations to help us with our non-clinical and clinical programs, many important aspects of this process have been and will be out of our direct control. If any of these organizations we may engage in the future fail to perform their obligations under our agreements with them or fail to perform non-clinical testing and/or clinical trials in a satisfactory manner, we may face delays in completing our clinical trials, as well as commercialization of any of our potential drug compounds. Furthermore, any loss or delay in obtaining contracts with such entities may also delay the completion of our clinical trials, regulatory filings and the potential market approval of our potential drug compounds.

If we fail to compete successfully with respect to partnering, licensing, mergers, acquisitions, joint venture and other collaboration opportunities, we may be limited in our ability to research and develop our potential drug compounds.

Our competitors compete with us to attract established biotechnology and pharmaceutical companies or organizations for partnering, licensing, mergers, acquisitions, joint ventures or other collaborations. Collaborations include contracting with academic research institutions for the performance of specific scientific testing. If our competitors successfully enter into partnering arrangements or license agreements with academic research institutions, we will then be precluded from pursuing those specific opportunities. Since each of these opportunities is unique, we may not be able to find a substitute. Other companies have already begun many drug development programs, which may target diseases that we are also targeting, and have already entered into partnering and licensing arrangements with academic research institutions, reducing the pool of available opportunities.

Universities and public and private research institutions also compete with us. While these organizations primarily have educational or basic research objectives, they may develop proprietary technology and acquire patent applications and patents that we may need for the development of our potential drug compounds. In some instances, we will attempt to license this proprietary technology, if available. These licenses may not be available to us on acceptable terms, if at all. If we are unable to compete successfully with respect to acquisitions, joint venture and other collaboration opportunities, we may be limited in our ability to develop new products.

The use of any of our products in clinical trials may expose us to liability claims, which may cost us significant amounts of money to defend against or pay out, causing our business to suffer.

The nature of our business exposes us to potential liability risks inherent in the testing, manufacturing and marketing of our products. We currently have one drug compound in clinical trials, however, when any of our products enter into clinical trials or become marketed products, they could potentially harm people or allegedly harm people possibly subjecting us to costly and damaging product liability claims. Some of the patients who participate in clinical trials are already ill when they enter a trial or may intentionally or unintentionally fail to meet the exclusion criteria. The waivers we obtain may not be enforceable and may not protect us from liability or the costs of product liability litigation. Although we intend to obtain product liability insurance which we believe is adequate, we are subject to the risk that our insurance will not be sufficient to cover claims. The insurance costs along with the defense or payment of liabilities above the amount of coverage could cost us significant amounts of money and management distraction from other elements of the business, causing our business to suffer.

The patent positions of biopharmaceutical products are complex and uncertain and we may not be able to protect our patented or other intellectual property. If we cannot protect this property, we may be prevented from using it or our competitors may use it and our business could suffer significant harm. Also, the time and money we spend on acquiring and enforcing patents and other intellectual property will reduce the time and money we have available for our research and development, possibly resulting in a slow down or cessation of our research and development.

We own patent applications (or have contractual obligations of assignment) related to our potential drug compounds. However, neither patents nor patent applications ensure the protection of our intellectual property for a number of reasons, including the following:

1.

Competitors may interfere with our patenting process in a variety of ways. Competitors may claim that they invented the claimed invention prior to us. Competitors may also claim that we are infringing their patents and restrict our freedom to operate. Competitors may also contest our patents and patent applications, if issued, by showing in various patent offices that, among other reasons, the patented subject matter was not original, was not novel or was obvious. In litigation, a competitor could claim that our patents and patent applications are not valid or enforceable for a number of reasons. If a court agrees, we would lose some or all of our patent protection. As a company, we have no meaningful experience with competitors interfering with our patents or patent applications.

2.

Because of the time, money and effort involved in obtaining and enforcing patents, our management may spend less time and resources on developing potential drug compounds than they otherwise would, which could increase our operating expenses and delay product programs.

3.	Issuance of a patent may not provide much practical protection. If we receive a patent of narrow scope, then it may be easier for competitors to design products that do not infringe our patent(s).
4.	No patents have yet been issued in the United States.
5.

Our primary patent application for the combination of ANAVEX 2-73 with donepezil is pending only in the United States Patent and Trademark Office. The lack of patent protection in global markets may inhibit our ability to advance our compounds and may make Anavex less attractive to potential partners.

6.	Defending a patent lawsuit takes significant time and can be very expensive.
7.	If a court decides that our drug compound, its method of manufacture or use, infringes on the competitor’s patent, we may have to pay substantial damages for infringement.
8.

A court may prohibit us from making, selling or licensing the potential drug compound unless the patent holder grants a license. A patent holder is not required to grant a license. If a license is available, we may have to pay substantial royalties or grant cross licenses to our patents, and the license terms may be unacceptable.

9.	Redesigning our potential drug compounds so that they do not infringe on other patents may not be possible or could require substantial funds and time.

It is also unclear whether our trade secrets are adequately protected. While we use reasonable efforts to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our information to competitors. Enforcing a claim that someone illegally obtained and is using our trade secrets, like patent litigation, is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Our competitors may independently develop equivalent knowledge, methods and know-how.

We may also support and collaborate in research conducted by government organizations, hospitals, universities or other educational institutions. These research partners may be unable or unwilling to grant us exclusive rights to technology or products derived from these collaborations prior to entering into the relationship.

If we do not obtain required intellectual property licenses or rights, we could encounter delays in our product development efforts while we attempt to design around other patents or even be prohibited from developing, manufacturing or selling potential drug compounds requiring these rights or licenses. There is also a risk that disputes may arise as to the rights to technology or potential drug compounds developed in collaboration with other parties.

Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our debt obligations. Any refinancing of this substantial debt could be at significantly higher interest rates.

As of March 31, 2014, we had total liabilities of $1,884,336 and accumulated deficit of $41,865,195. Our substantial indebtedness and other current financial obligations and any that we may become a party to in the future could:

impair our ability to obtain financing in the future for working capital, capital expenditures, or general corporate purposes;
have a material adverse effect on us if we fail to comply with financial and affirmative and restrictive covenants in debt agreements and an event of default occurs as a result of a failure that is not cured or waived;
require us to dedicate a substantial portion of our cash flow for interest payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital and capital expenditures;
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
place us at a competitive disadvantage compared to our competitors that have proportionally less debt.

If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital, sell our assets or curtail our operations. We might then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all. Any refinancing of our indebtedness could be at significantly higher interest rates, and/or incur significant transaction fees.

In the past we have experienced material weaknesses in our internal control over financial reporting, which if continued, could impair our financial condition.

As reported in our most recent annual report on Form 10-K, our management concluded that our internal control over financial reporting was not effective as of September 30, 2013. Such ineffectiveness was due to material weaknesses regarding our control environment (the maintenance of sufficient personnel with an appropriate level of accounting knowledge, experience, and training in the applicable of GAAP commensurate with our financial reporting requirements, and an insufficient segregation of duties in our finance and accounting functions due to limited personnel), a lack of monitoring controls to determine the adequacy or our internal control over financial reporting and related policies, and we did not establish and maintain effective controls to ensure the correct application of GAAP related to equity transactions. Due to our size and nature, segregation of all conflicting duties has not always been possible and may not be economically feasible. As stated in the Form 10-K, we have endeavored to take appropriate and reasonable steps to make improvements to remediate these deficiencies, and intend to consider the results of our remediation efforts and related testing as part of our year-end 2014 assessment of the effectiveness of our internal control over financial reporting in light of our strategic plan and make any changes that our management deems appropriate. If we have continued material weaknesses in our internal financial reporting, our financial condition could be impaired.

Risks Related to our Common Stock

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations and would severely dilute existing or future investors if we were to raise funds at lower prices.

A prolonged decline in the price of our common stock could result in a reduction in our ability to raise capital. Because our operations have been financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations. We believe the following factors could cause the market price of our common stock to continue to fluctuate widely and could cause our common stock to trade at a price below the price at which you purchase your shares of common stock:

  actual or anticipated variations in our quarterly operating results;
  announcements of new services, products, acquisitions or strategic relationships by us or our competitors;
  changes in accounting treatments or principles;
  changes in earnings estimates by securities analysts and in analyst recommendations; and
  general political, economic, regulatory and market conditions.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could materially adversely affect the market price of our common stock.

If we issue additional shares of common stock in the future it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of 150,000,000 shares of common stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares of common stock to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares of common stock will result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares of common stock, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

Trading of our common stock may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

There is currently a limited market for our common stock and the volume of our common stock traded on any day may vary significantly from one period to another. Our common stock is quoted on OTC Market’s OTCQB. Trading in stock quoted on OTC Market’s OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The availability of buyers and sellers represented by this volatility could lead to a market price for our common stock that is unrelated to operating performance. Moreover, OTC Market’s OTCQB is not a stock exchange, and trading of securities quoted on OTC Market’s OTCQB is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for our stockholders to resell their stock.

Our stock is classed as a “penny stock.” Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding the value of the primary residence of such individuals) or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority or FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 5, 2013, we entered into a Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to $10,000,000 of our common stock. Concurrently with the execution of the Purchase Agreement, we issued 341,858 shares of our common stock to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement. The purchase shares that may be sold pursuant to the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 25-month period commencing after the SEC declared effective the related registration statement. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park, except that, pursuant to the terms of our agreements with Lincoln Park, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our common stock is below $0.50 per share, subject to adjustment as set forth in the Purchase Agreement. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Lincoln Park may ultimately purchase all of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The exercise or conversion of the Warrants and Debentures issued to Private Placement Investors and Placement Agent may cause dilution.

On March 13, 2014, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the certain investors pursuant to which the Company agreed to sell, and the investors agreed to purchase, Senior Convertible Debentures due March 18, 2044 (the “Debentures”) in the aggregate principal amount of $10,000,000. In addition to the Debentures, we agreed to issue to the investors and the placement agent two (2) series of warrants representing the right to purchase up to an aggregate of 67,666,666 shares of the Company’s common stock (the “Warrants” and together with the Debentures, the “Securities”). The purchase and sale of the Securities was consummated on March 18, 2014, and resulted in gross proceeds to the Company in the amount of $10,000,000, before deducting agent fees and other transaction-related expenses. The exercise or conversion of the Securities could result in the dilution to the interests of other holders of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

The forward-looking statements contained in this prospectus involve a number of risks and uncertainties, many of which are outside of our control. Factors that could cause actual results to differ materially from projected results include, but are not limited to, those discussed in “Risk Factors” elsewhere in this prospects. Readers are expressly advised to review and consider those Risk Factors, which include risks associated with (1) our ability to successfully conduct clinical and pre-clinical trials for our product candidates, (2) our ability to obtain required regulatory approvals to develop and market our product candidates, (3) our ability to raise additional capital on favorable terms, (4) our ability to execute our development plan on time and on budget, (5) our ability to obtain commercial partners, (6) our ability, whether alone or with commercial partners, to successfully commercialize any of our product candidates that may be approved for sale, and (7) our ability to identify and obtain additional product candidates. Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. Except as required by applicable laws including the securities laws of the United States, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will not receive any proceeds upon the sale of shares by Lincoln Park in this offering. However, we may receive gross proceeds of up to $10,000,000 under the Purchase Agreement with Lincoln Park over an approximately 25-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under that agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We will retain broad discretion in determining how we will allocate the proceeds from any sales to Lincoln Park. However, we expect that any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used to further our business plan of advancing human clinical trials of AVAVEX 2-73 and for general corporate and administrative purposes.

Although we have no specific plans for use of proceeds as of the date of this prospectus, we believe that approximately 65% of any proceeds received may be used towards our advancing human clinical trials of AVAVEX 2-73 and approximately 35% of any proceeds received may be used for our general corporate and administrative activities related to our operations as a reporting public company and related corporate compliance requirements.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market information

Our common stock is quoted on OTCQB under the symbol “AVXL.”

The following table shows the quarterly range of high and low bid information for our common stock over the fiscal quarters for the last two (2) fiscal years as quoted on OTCQB. We obtained the following high and low bid information from OTCQB. These over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Investors should not rely on historical prices of our common stock as an indication of its future price performance. On July 1, 2014, the closing price of our common stock as reported by OTCQB was $0.38 per share.

Quarter Ended	High	Low
March 31, 2014	$0.60	$0.25
December 31, 2013	$0.65	$0.25
September 30, 2013	$0.75	$0.49
June 30, 2013	$0.83	$0.45
March 31, 2013	$0.81	$0.51
December 31, 2012	$1.12	$.072
September 30, 2012	$1.35	$0.75
June 30, 2012	$1.26	$0.51
March 31, 2012	$1.94	$1.10

Transfer Agent

Shares of our common stock are issued in registered form. The Nevada Agency and Transfer Company, 50 West Liberty Street, Reno, Nevada (Telephone: (775) 322-0626; Facsimile: (775) 322-5623) is the registrar and transfer agent for shares of our common stock.

Holders of Common Stock

As of July 1, 2014, there were 90 holders of record of our common stock. As of such date, 38,260,098 shares of our common stock were issued and outstanding.

Dividends

We have not paid any cash dividends on our common stock and have no intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans or Individual Compensation Arrangements

The following table summarizes certain information regarding our equity compensation plan or individual compensation arrangements as at September 30, 2013:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,075,000	1.26	925,000
Equity compensation plans not approved by security holders	Nil	NA	NA
Total	3,075,000	1.26	925,000

Stock Option Plan

On April 17, 2007, our directors adopted the 2007 Stock Option Plan. On May 25, 2007, our stockholders ratified and approved the 2007 Stock Option Plan at the annual meeting of stockholders. As of September 30, 2012, our most recent fiscal year end 1,775,000 options had been granted to employees, directors, officers and consultants of our Company.

The purpose of the 2007 Stock Option Plan is to retain the services of valued key employees and consultants of our Company and such other persons as will be select in accordance with the 2007 Stock Option Plan, and to encourage such persons to acquire a greater proprietary interest in our Company, thereby strengthening their incentive to achieve the objectives of the shareholders of our Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants.

On February 2, 2011, we amended and restated our 2007 stock option plan to increase the number of shares authorized to be issued under the plan to 4,000,000.

Recent Sales of Unregistered Securities

Since the beginning of our fiscal year that ended September 30, 2013, we have not sold any equity securities that were not registered under the Securities Act of 1933 that were not previously reported in a quarterly report on Form 10-Q or in a current report on Form 8-K.

Purchases of Equity Securities by Our Company and Affiliated Purchasers

None.

THE LINCOLN PARK TRANSACTION

General

On July 5, 2013, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park purchased 250,000 shares of our common stock for $100,000 and has agreed to purchase from us up to $10,000,000 in the aggregate of our common stock (subject to certain limitations) from time to time over a 25-month period. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on July 5, 2013, we issued to Lincoln Park 341,858 shares of our common stock as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement and 250,000 shares of our common stock in consideration of $100,000 in an Initial Purchase. Other than the shares of our common stock that we have already issued to Lincoln Park as described above, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter and upon satisfaction of the other conditions set forth in the Purchase Agreement, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in amounts up to 100,000 shares on any single business day so long as at least one business day has passed since the most recent purchase. We can also accelerate the amount of our common stock to be purchased under certain circumstances to up to 150,000 shares but not exceeding $500,000 per purchase plus an additional “accelerated amount” under certain circumstances. The purchase price per share is based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount. We issued 341,858 shares of our stock to Lincoln Park as a commitment fee for entering into the Purchase Agreement and we are obligated to issue up to an additional 133,409 shares pro rata as Lincoln Park purchases up to $10,000,000 of our common stock as directed by us. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $100,000 of our stock then we would issue 1,334 shares of the pro rata commitment fee which is the product of $100,000 (the amount we have elected to sell) divided by $10,000,000 (the amount we can sell Lincoln Park under the Purchase Agreement multiplied by 100,000 (the total number of pro rata commitment shares). The pro rata commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 100,000 shares of our common stock on any such business day so long as one business day has passed since the last purchase. On any day that the closing sale price of our common stock is not below $1.50 the purchase amount may be increased, at our sole discretion, to up to 150,000 shares of our common stock per purchase provided that the amount of the Regular Purchase cannot exceed $500,000. The purchase price per share for each such Regular Purchase will be equal to the lower of:

  the lowest sale price for our common stock on the purchase date of such shares; or
  the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

  30% of the aggregate shares of our common stock traded during normal trading hours on the purchase date; and
  two times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

  95% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our common stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our common stock traded has exceeded such volume maximum; or
  the closing sale price of our common stock on the purchase date.

In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Minimum Purchase Price

Under the Purchase Agreement, we have set a floor price of $0.50 per share. Lincoln Park shall not purchase any shares of our common stock on any day that the closing sale price of our common stock is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

Events of Default

Events of default under the Purchase Agreement include the following:

  the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;
  suspension by our principal market of our common stock from trading for a period of three consecutive business days;
  the de-listing of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE Amex or the OTC Bulletin Board (or nationally recognized successor thereto);
  the transfer agent’s failure for five business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;
  any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;
  any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or
  if at any time we are not eligible to transfer our common stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All shares of common stock registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 25 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the shares of common stock not yet issued but registered in this offering. Lincoln Park may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,000,000 of our common stock. Depending on the price per share at which we sell our common stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed		Percentage of Outstanding	Proceeds from the Sale of
Average	Number of Registered	Shares After Giving Effect to	Shares to Lincoln Park Under
Purchase Price	Shares to be Issued if	the Issuance to Lincoln Park	the $10M Purchase
Per Share	Full Purchase (1)(2)	(3)	Agreement
$0.50 (4)	9,500,000	20%	$4,750,000.00
$0.65(5)	9,500,000	20%	$6,175,000.00
$0.75	9,500,000	20%	$7,125,000.00
$0.80	9,500,000	20%	$7,600,000.00
$1.00	9,500,000	20%	$9,500,000.00

_____________________________
(1)

Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, we only registered 9,975,267 shares under this prospectus, which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering including the applicable additional commitment shares issuable to Lincoln Park.

(2)

The number of registered shares to be issued excludes the 341,858 previously issued commitment shares and 133,409 additional commitment shares registered hereunder because no proceeds will be attributable to such commitment shares.

(3)

The denominator is based on 38,260,098 shares outstanding as of July 1, 2014, adjusted to include the 475,267 shares issued and to be issued to Lincoln Park as commitment shares in connection with this offering and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park at the applicable assumed average purchase price per share. The numerator does not include the 475,267 shares issued to Lincoln Park as commitment shares in connection with this offering, and is based on the number of shares registered in this offering to be issued under the Purchase Agreement as purchased by Lincoln Park at the applicable assumed purchase price per share set forth in the adjacent column. The number of shares in such column does not include shares that may be issued to Lincoln Park under the Purchase Agreement which are not registered in this offering.

(4)

Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our common stock is below $0.50, as may be adjusted in accordance with the Purchase Agreement.

(5)	The closing sale price of our shares on July 1, 2014.

SELLING SECURITY HOLDERS

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of shares of common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on July 5, 2013 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of July 1, 2014. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholder” includes Lincoln Park and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from Lincoln Park as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 38,260,098 shares of our common stock actually outstanding as of July 1, 2014.

		Percentage of		Number	Percentage of
		Outstanding		Of	Outstanding
	Shares	Shares		Shares	Shares
	Beneficially	Beneficially		Beneficially	Beneficially
	Owned Before	Owned Before	Shares to be Sold in	Owned After	Owned After
Selling Stockholder	this Offering	this Offering	this Offering (3)	this Offering (3)	this Offering (3)
Lincoln Park Capital Fund, LLC(1)	1,000,000(2)	2.61(2)	9,975,267	----	*

* Less than 1%

(1) Josh Scheinfeld and Jonathan Cope, the principals of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Scheinfeld and Cope have shared voting and disposition power over the shares being offered under this Prospectus.
(2) Includes 500,000 shares of common stock and 500,000 shares of common stock underlying warrants previously acquired by Lincoln Park.
(3) Assumes issuance of the maximum 9,975,267 shares being registered hereby, which reflects the 591,858 shares already issued and the issuance of an additional 9,250,000 shares under the purchase agreement and 133,409 additional commitment shares. None of the 500,000 shares of common stock and 500,000 shares of common stock underlying warrants that were previously acquired by Lincoln Park are included in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and notes thereto for the fiscal year ended September 30, 2013 and the last fiscal quarter ended March 31, 2014, included elsewhere in this prospectus. The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains “forward-looking statements.” Forward-looking statements are generally written in the future tense and/or are preceded by words such as “may,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words. The forward-looking statements contained in this prospectus involve a number of risks and uncertainties, many of which are outside of our control. Factors that could cause actual results to differ materially from projected results include, but are not limited to, those discussed in “Risk Factors” elsewhere in this prospectus. Readers are expressly advised to review and consider those Risk Factors, which include risks associated with (1) our ability to successfully conduct clinical and pre-clinical trials for our product candidates, (2) our ability to obtain required regulatory approvals to develop and market our product candidates, (3) our ability to raise additional capital on favorable terms, (4) our ability to execute our development plan on time and on budget, (5) our ability to obtain commercial partners, (6) our ability, whether alone or with commercial partners, to successfully commercialize any of our product candidates that may be approved for sale, and (7) our ability to identify and obtain additional product candidates. Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. Except as required by applicable laws including the securities laws of the United States and Canada, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our Business

We are a pharmaceutical company engaged in the development of drug candidates. Our lead compounds ANAVEX 2-73 and ANAVEX PLUS, a combination of ANAVEX 2-73 with donepezil (Aricept), are being developed to treat Alzheimer’s disease and potentially other central nervous system (CNS) diseases.

In pre-clinical studies conducted in France and in Greece, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties in various animal models including the transgenic mouse model Tg2576. Based on pre-clinical studies, we sponsored a Phase 1 single ascending dose study of ANAVEX 2-73, which was initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services (ABX-CRO). The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. As of the end of the period covered by this report, we have not yet continued our clinical trials due to a lack of funding.

The Company plans to continue human clinical trials, among them a multiple ascending dose study of ANAVEX 2-73 and ANAVEX PLUS, and a Phase 2 thereafter by mid-year 2014. Additionally, we intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Our Pipeline

Our pipeline includes one drug candidate and several compounds in different stages of pre-clinical study.

Our proprietary SIGMACEPTOR™ Discovery Platform produced small molecule drug candidates with unique modes of action, based on our understanding of sigma receptors. Sigma receptors may be targets for therapeutics to combat many human diseases, including Alzheimer’s disease. When bound by the appropriate ligands, sigma receptors influence the functioning of multiple biochemical signals that are involved in the pathogenesis (origin or development) of disease.

Compounds that have been subjects of our research include the following:

ANAVEX 2-73

ANAVEX 2-73 may offer a disease-modifying approach in Alzheimer’s disease (AD) by using ligands that activate sigma-1 receptors.

In AD animal models, ANAVEX 2-73 has shown pharmacological, histological and behavioral evidence as a potential neuroprotective, anti-amnesic, anti-convulsive and anti-depressive therapeutic agent, due to its potent affinity to sigma-1 receptors and moderate affinities to M1-4 type muscarinic receptors. In addition, ANAVEX 2-73 has shown a potential dual mechanism which may impact both amyloid and tau pathology. In a transgenic AD animal model Tg2576 ANAVEX 2-73 induced a statistically significant neuroprotective effect against the development of oxidative stress in the mouse brain, as well as significantly increased the expression of functional and synaptic plasticity markers that is apparently amyloid-beta independent. It also statistically alleviated the learning and memory deficits developed over time in the animals, regardless of sex, both in terms of spatial working memory and long-term spatial reference memory.

Based on the results of pre-clinical testing, we initiated and completed a Phase 1 single ascending dose (SAD) clinical trial of ANAVEX 2-73 in 2011. In this Phase 1 SAD trial, the maximum tolerated single dose was defined per protocol as 55-60 mg. This dose is above the equivalent dose shown to have positive effects in mouse models of AD. There were no significant changes in laboratory or electrocardiogram (ECG) parameters. ANAVEX 2-73 was well tolerated below the 55-60 mg dose with only mild adverse events in some subjects. Observed adverse events at doses above the maximum tolerated single dose included headache and dizziness, which were moderate in severity and reversible. These side effects are often seen with drugs that target central nervous system (CNS) conditions, including AD.

The ANAVEX 2-73 Phase 1 SAD trial was conducted as a randomized, placebo-controlled study. Healthy male volunteers between the ages of 18 and 55 received single, ascending oral doses over the course of the trial. Study endpoints included safety and tolerability together with pharmacokinetic parameters. Pharmacokinetics includes the absorption and distribution of a drug, the rate at which a drug enters the blood and the duration of its effect, as well as chemical changes of the substance in the body. This study was conducted in Germany in collaboration with ABX-CRO, a clinical research organization that has conducted several Alzheimer’s disease studies, and the Technical University of Dresden.

ANAVEX PLUS

ANAVEX PLUS, a combination of ANAVEX 2-73 with donepezil (Aricept®) is a potential novel combination drug for Alzheimer’s disease. Aricept® (donepezil) is now generic. ANAVEX 2-73 showed in combination with donepezil an unexpected and clear synergic effect of memory improvement by up to 80% in animal models. A patent application was filed in the US for the combination of donepezil and ANAVEX 2-73 and if granted would give patent protection at least until 2033.

In a humanized calibrated cortical network computer model the unexpected pre-clinical synergy between ANAVEX 2-73 and donepezil was confirmed and ANAVEX PLUS showed an anticipated ADAS-Cog response of 7 points at 12 weeks and 5.5 points at 26 weeks, which represents more than 2x the ADAS-Cog of donepezil alone.

ANAVEX 3-71

ANAVEX 3-71, previously named AF710B is a preclinical drug candidate with a novel mechanism of action via sigma-1 receptor activation and M1 muscarinic allosteric modulation, which has shown to enhance neuroprotection and cognition in Alzheimer's disease. ANAVEX 3-71 is a CNS-penetrable mono-therapy that bridges treatment of both cognitive impairments with disease modifications. It is highly effective in very small doses against the major Alzheimer's hallmarks in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid and tau pathologies, and also has beneficial effects on inflammation and mitochondrial dysfunctions. ANAVEX 3-71 indicates extensive therapeutic advantages in Alzheimer's and other protein-aggregation-related diseases given its ability to enhance neuroprotection and cognition via sigma-1 receptor activation and M1 muscarinic allosteric modulation.

ANAVEX 1-41

ANAVEX 1-41 is a sigma-1 agonist. Pre-clinical tests revealed significant neuroprotective benefits (i.e., protects nerve cells from degeneration or death) through the modulation of endoplasmic reticulum, mitochondrial and oxidative stress, which damages and destroys cells and is believed by some scientists to be a primary cause of AD. In addition, in animal models, ANAVEX 1-41 prevented the expression of caspase-3, an enzyme that plays a key role in apoptosis (programmed cell death) and loss of cells in the hippocampus, the part of the brain that regulates learning, emotion and memory. These activities involve both muscarinic and sigma-1 receptor systems through a novel mechanism of action.

ANAVEX 1037

ANAVEX 1037 is designed for the treatment of prostate cancer. It is a low molecular weight, synthetic compound exhibiting high affinity for sigma-1 receptors at nanomolar levels and moderate affinity for sigma-2 receptors and sodium channels at micromolar levels. In advanced pre-clinical studies, this compound revealed antitumor potential with no toxic side effects. It has also been shown to selectively kill human cancer cells without affecting normal/healthy cells and also to significantly suppress tumor growth in immune-deficient mice models. Scientific publications describe sigma receptor ligands positively, highlighting the possibility that these ligands may stop tumor growth and induce selective cell death in various tumor cell lines. Sigma receptors are highly expressed in different tumor cell types. Binding by appropriate sigma-1 and/or sigma-2 ligands can induce selective apoptosis. In addition, through tumor cell membrane reorganization and interactions with ion channels, our drug candidates may play an important role in inhibiting the processes of metastasis (spreading of cancer cells from the original site to other parts of the body), angiogenesis (the formation of new blood vessels) and tumor cell proliferation.

Our compounds are in the pre-clinical and clinical testing stages of development, and there is no guarantee that the activity demonstrated in pre-clinical models will be shown in human testing.

Our Target Indications

We have developed compounds with potential application to two broad categories and several specific indications. The two categories are diseases of the central nervous system, and cancer. Specific indications include:

  Alzheimer’s disease – In 2014, an estimated 5.2 million Americans are suffering from Alzheimer’s disease. The Alzheimer’s Association® reports that by 2025, 7.1 million Americans will be afflicted by the disease, a 40 percent increase from currently affected patients. Medications on the market today treat only the symptoms of AD and do not have the ability to stop its onset or its progression. There is an urgent and unmet need for both a disease modifying cure for Alzheimer’s disease as well as for better symptomatic treatments.

  Depression - Depression is a major cause of morbidity worldwide according to the World Health Organization (WHO). Pharmaceutical treatment for depression is dominated by blockbuster brands, with the leading nine brands accounting for approximately 75% of total sales. However, the dominance of the leading brands is waning, largely due to the effects of patent expiration and generic competition. Our market research leads us to believe that the worldwide market for pharmaceutical treatment of depression exceeds $11 billion annually.

  Epilepsy - Epilepsy is a common chronic neurological disorder characterized by recurrent unprovoked seizures. These seizures are transient signs and/or symptoms of abnormal, excessive or synchronous neuronal activity in the brain. According to the Centers for Disease Control and Prevention, epilepsy affects 2.2 million Americans. Today, epilepsy is often controlled, but not cured, with medication that is categorized as older traditional anti-epileptic drugs and second generation anti epileptic drugs. Because epilepsy afflicts sufferers in different ways, there is a need for drugs used in combination with both traditional anti-epileptic drugs and second generations anti-epileptic drugs. Decision Resources, one of the world’s leading research and advisory firms for pharmaceutical and healthcare issues, finds that the epilepsy market will increase from $2.9 billion in 2011 to nearly $3.7 billion in 2016.

  Neuropathic Pain – We define neuralgia, or neuropathic pain, as pain that is not related to activation of pain receptor cells in any part of the body. Neuralgia is more difficult to treat than some other types of pain because it does not respond well to normal pain medications. Special medications have become more specific to neuralgia and typically fall under the category of membrane stabilizing drugs or antidepressants. Our market research leads us to believe the worldwide market for pharmaceutical treatment of neuropathic pain exceeds $5 billion annually.

  Malignant Melanoma - Predominantly a skin cancer, malignant melanoma can also occur in melanocytes found in the bowel and the eye. Malignant melanoma accounts for 75% of all deaths associated with skin cancer. The treatment includes surgical removal of the tumor, adjuvant treatment, chemo and immunotherapy, or radiation therapy. According to IMS Health the worldwide Malignant Melanoma market is expected to grow from about $900 million in 2012 to $4.4 billion by 2022.

  Prostate Cancer – Specific to men, prostate cancer is a form of cancer that develops in the prostate, a gland in the male reproductive system. The cancer cells may metastasize from the prostate to other parts of the body, particularly the bones and lymph nodes. Drug therapeutics for Prostate Cancer are expected to increase from $8.1 billion in 2012 to nearly $18.6 billion in 2017 according to BCC Research.

  Pancreatic Cancer - Pancreatic cancer is a malignant neoplasm of the pancreas. In the United States approximately 45,000 new cases of pancreatic cancer will be diagnosed this year and approximately 38,000 patients will die as a result of their cancer. Our market research leads us to believe that the market for the pharmaceutical treatment of pancreatic cancer will exceed $1.2 billion by 2015.

Recent Corporate Developments

Since the commencement of our fourth quarter ended September 30, 2013, we have experienced the following significant corporate developments:

  On July 5, 2013, we issued 4,208,910 units in settlement of $549,000 in promissory notes, $26,058 of accrued interest on these notes, and $1,108,506 in other accounts payable and accrued liabilities. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $0.75 per share until July 5, 2018.

  On July 5, 2013, we issued 2,196,133 units at $0.40 per unit for gross proceeds of $878,453 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $0.75 per share until July 5, 2018. We paid finder’s fees of $89,680 and issued warrants to purchase 43,923 shares of our common stock at $0.75 per share until July 5, 2018 in connection with this private placement. In addition, we incurred share issuance costs of $16,494.

  On July 5, 2013, we entered into a $10,000,000 Purchase Agreement with Lincoln Park Capital Fund, LLC (the “Financing”) pursuant to which we may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10,000,000 in value of our shares of common stock from time to time over a 25-month period. In connection with the Financing, we also entered into a registration rights agreement with Lincoln Park whereby we agreed to file a registration statement with the SEC covering the shares of our common stock that may be issued to Lincoln Park under the Purchase Agreement. On October 23, 2013, the registration statement was declared effective by the SEC. In consideration for entering into the such purchase agreement, we issued to Lincoln Park 341,858 shares of common stock as a commitment fee and shall issue up to 133,409 shares pro rata, when and if, Lincoln Park purchases at the Company's discretion the $10 Million aggregate commitment.

  On July 5, 2013, Christopher U. Missling, PhD. accepted the appointment by our board of directors to serve as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and to serve as a director of the Company. Dr. Missling has over twenty (20) years of healthcare industry experience in big pharmaceutical, biotech industry and investment banking. Most recently, from March, 2007 until his appointment, Dr. Missling served as the head of healthcare investment banking at Brimberg & Co. in New York, New York. Also, Dr. Missling served as the Chief Financial Officer of Curis, Inc. (NASDAQ:CRIS) and ImmunoGen, Inc. (NASDAQ:IMGN). Dr. Missling earned his MS and PhD from the University of Munich and an MBA from Northwestern University Kellogg School of Management.

  On March 13, 2014, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Selling Security Holders pursuant to which the Company agreed to sell, and the Selling Security Holders agreed to purchase, Senior Convertible Debentures due March 18, 2044 (the “Debentures”) in the aggregate principal amount of $10,000,000. In addition to the Debentures, we agreed to issue to the Selling Security Holders and placement agent two (2) series of warrants representing the right to purchase up to an aggregate of 67,666,666 shares of the Company’s common stock (the “Warrants” and together with the Debentures, the “Securities”). The purchase and sale of the Securities was consummated on March 18, 2014, and resulted in gross proceeds to the Company in the amount of $10,000,000, before deducting agent fees and other transaction-related expenses.
  In March, 2014, we agreed with Lincoln Park to issue up to $500,000 worth of common stock at $0.30 per share and that with such investment, Lincoln Park will receive a Series A Warrant with an exercise price of $0.30 and a Series B Warrant with an exercise price of $0.42, each respectively representing the right to purchase up to an aggregate of 1,666,667 shares of the Company’s common stock.
  On May 6, 2014, in favor of new directors Bernd Metzner, PhD and Elliot Favus, MD, our board of directors (the “Board”) approved the grant to each of options to purchase one hundred fifty thousand (150,000) shares of our Company’s common stock at the closing market price for the common stock as of May 7, 2014 ($0.30), with said options to vest annually over a three year period commencing on the first anniversary of the date of each director’s appointment, as applicable.
  On May 9, 2014, the Board approved a cash bonus in the amount of $400,000 to our company’s President and CEO, Christopher Missling, related to our Company’s success in securing $10,000,000 in financing under the March 13, 2014 Securities Purchase Agreement (the “March Financing”). Additionally, the Board granted to Mr. Missling 500,000 options to purchase shares of our Company’s common stock at a price per share equal to the common stock’s closing price on May 8, 2014 ($0.33). The Board determined that the March Financing constituted the achievement of certain milestones under Mr. Missling’s employment agreement, entitling Mr. Missling to receive the applicable distributions and benefits thereunder.

RESULTS OF OPERATIONS

Revenue

We have not earned any revenues since our inception on January 23, 2004. We are still in the development stage and do not anticipate earning any revenues until we can establish an alliance with other companies to develop, co-develop, license, acquire or market our products.

Expenses

Our expenses for the fiscal years ended September 30, 2013 and 2012 were as follows:

	Year ended September 30,		Change
	2013	2012	$	%
Accounting and audit fees	$136,758	$139,761	(3,003)	(2.1%	)
Amortization	576	1,858	(1,282)	(69.0%	)
Bank charges and interest	4,397	5,963	(1,566)	(26.3%	)
Consulting	271,898	1,155,366	(883,468)	(76.5%	)
Insurance	16,125	10,844	5,281	48.7%
Investor relations	128,575	108,138	20,437	18.9%
Legal fees	176,318	142,923	33,395	23.4%
Office and miscellaneous	4,019	9,147	(5,128)	(56.1%	)
Registration and filing fees	33,634	26,794	6,840	25.5%
Rent	12,000	-	12,000	NA
Research and development	263,847	2,653,860	(2,390,013)	(90.1%	)
Salaries and wages	1,067,294	-	1,067,294	NA
Travel	19,695	66,837	(47,142)	(70.5%	)
Website design and maintenance	2,231	-	2,231	NA
Total expenses	$2,137,367	$4,321,491	2,184,124	(50.5%	)

Year ended September 30, 2013 and 2012

Expenses for the fiscal year ended September 30, 2013 decreased by $2,184,124 over the same period in 2012. The principal contributors to the decrease were:

1.

A decrease in consulting fees of $883,468 primarily as a result of decreased management infrastructure as well as a decrease in stock based compensation expense from stock options granted to consultants and vesting during the comparative period;

2.

A decrease in research and development expenses of $2,390,013 due to the delay of clinical trials pending the closing of financing to fund these trials. This included the termination of lab fees of $125,000 per month accruing during the comparative period; and

3.

These decreases were offset by an increase in salaries and wages expense of $1,067,294 in connection with the appointment of our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, which included stock based compensation expense of $1,002,500 associated with the granting of fully vested options upon his appointment.

Other income

Other income and (loss) for the year ended September 30, 2013, amounted to $(1,562,679) as compared to a loss of $(3,980,214) for the year ended September 30, 2012. The decrease in net other losses is primarily attributable to

a)

a reduction of losses from the extinguishment of debt of $3,334,005, offset by an increase in losses on extinguishment of accounts payable of $976,880. During fiscal 2013, we recorded a loss of $1,472,208 in connection with the extinguishment of five promissory notes plus accrued interest totaling $575,058, and trade accounts payable totaling $1,108,506. During fiscal 2012, we recorded a loss of $3,829,333 for the extinguishment of four promissory notes and accrued interest totaling $1,350,251. The reduced loss is a result of different settlement terms agreed to with the lenders;

b)	a reduction in interest expense of $87,000 as a result of the decreased debt levels during the current period from the settlement of promissory notes in the fourth quarter of 2013;

c)	a reduction of accretion expense of $98,081 as a result of promissory notes settled during the 2012 fiscal year.

Three months ended March 31, 2014 compared to three months ended March 31, 2013

Our operating expenses for the three months ended March 31, 2014 were $1,021,167, which represents an increase of $894,056, or 703.4% compared to $127,111 for the three month period ended March 31, 2013. The increase was mainly attributable to (i) the non-cash compensation of $610,000 relating to the vesting of common stock under our President’s employment agreement, pursuant to performance conditions met during the period; and (ii) an increase in research and development expenses in the current period and an increase in investor relations expense and other professional fees as a result of our capital raising efforts. We expect our research and development expenses will continue to increase over the remaining quarters in the current fiscal year as a result of funding secured during the current period. We continue to target potential research partners to further advance our clinical trials.

Other income (expenses)

The aggregate amount in the other income (expense) for the three month period ended March 31, 2014, amounted to $2,307 as compared to $21,011 for the comparable three month period ended March 31, 2013. The largest single decrease was as a result of a decrease in interest expense in the current period as a result of the settlement of various promissory notes during the fourth quarter of fiscal 2013.

Six months ended March 31, 2014 compared to six months ended March 31, 2013

Our operating expenses for the six months ended March 31, 2014 were $1,330,775, which represents an increase of $787,797, or 145.1% compared to $542,978 for the six month period ended March 31, 2013. The increase was mainly attributable to (i) the non-cash compensation of $610,000 relating to the vesting of common stock under our President’s employment agreement, pursuant to performance conditions met during the period; and (ii) an increase in investor relations expenses and other professional fees and incidentals as a result of our capital raising efforts.

Other income (expenses)

The aggregate amount in the other income (expense) for the six month period ended March 31, 2014, amounted to $670,552 as compared to $(16,639) for the comparable six month period ended March 31, 2013. The largest single increase was as a result of a non-cash benefit related to a change in the calculated fair value during the period of stock purchase warrants being accounted for as derivative liabilities in accordance with US GAAP. These gains arose as a result of the requirement of generally accepted accounting principles in the United States to re-measure derivatives to their respective fair values each reporting period with the changes in fair value being reported as a non-operating item on the consolidated statement of operations.

On December 21, 2013, we entered into amendment agreements with all of the holders of these warrants such that these warrants are no longer required to be accounted for in this manner. As a result of the modification, we expect this type of non-operating income will not occur in future periods.

Liquidity and Capital Resources

Working Capital

Our working capital for the years ended September 30, 2013 and September 30, 2012 was as follows:

	2013	2012
Current Assets	393,449	12,577
Current Liabilities	1,952,660	2,888,324
Working Capital Deficiency	$(1,559,211)	(2,875,747)

As of September 30, 2013, we had $345,074 in cash, an increase of $333,712 from September 30, 2012. As of September 30, 2013, we had a working capital deficiency of $1,559,211, a decrease in deficit of $1,316,536 from September 30, 2012.

The principal reason for the increase in working capital relates to the extinguishment of five promissory notes plus accrued interest totaling $575,058, and trade accounts payable totaling $1,108,506, in exchange for shares of our common stock.

The increase in cash during the period relates to cash generated through financing activities from debt and equity issuances. We generated cash of $861,285, after issuance costs, from the issuance of capital stock, and we generated cash of $250,000 through the issuance of promissory notes. Some of these promissory notes issued were also settled in exchange for the issuance of capital stock during the year.

Our working capital for the three and six months ended March 31, 2014 and 2013 was as follows:

	March 31, 2014	September 30, 2013
Current Assets	9,222,036	393,449
Current Liabilities	1,883,325	1,952,660
Working Capital (Deficiency)	$7,338,711	(1,559,211)

As of March 31, 2014, we had $9,193,558 in cash, an increase of $8,848,484 from September 30, 2013. The principal reason for this increase is due to cash received in respect of the issuance of senior convertible debentures in the aggregate principal amount of $10,000,000 that were issued in the current period. We intend to use the funds from these debentures to implement our plan of operation of researching and developing our compounds, the related patents and any further intellectual property we may acquire. We intend to use the majority of our capital resources to complete the next clinical trial for ANAVEX PLUS, and to perform work necessary to prepare for further clinical development.

Cash Flows

	Six Month Period Ended March 31,
	2014	2013
Cash flows used in operating activities	$(782,519)	$(260,875)
Cash flows from investing activities	(2,327)	Nil
Cash flows from financing activities	9,633,330	250,000
Increase (decrease) in cash	$8,848,484	$(10,875)

Cash flow used in operating activities

Our cash used in operating activities for the six month period ended March 31, 2014 was $782,519 compared to $260,875 used in operating activities for the comparative six month period ended March 31, 2013. The increase in cash used in operating activities was primarily as a result of the repayment of current trade payables in the current period as a result of cash available from financings.

Cash used in investing activities

Cash used in investing activities was $2,327 in the current six month period ended March 31, 2014 as compared to $Nil in the comparative period. This is as a result of a small equipment purchase in the current period.

Cash flow provided by financing activities

Our cash provided by financing activities for the six month period ended March 31, 2014 was $9,633,330, attributable to cash received from the issuance of convertible debentures in the aggregate principal amount of $10,000,000, less related fees and expenses of $734,840 incurred in connection with the closing of these debentures. We also received cash from the issuance of common shares under the Purchase Agreement with Lincoln Park Capital Fund, LLC (described under Future Financing below).

In the comparative six month period ended March 31, 2013, we had cash inflows of $250,000 from activities related to the issuance of short term debt.

Future Financing

We will require additional financing to fund our planned operations, including further strengthening our patent portfolio, securing patents for other compounds and for other intellectual property, and for clinical development.

On July 5, 2013, the Company entered into the Purchase Agreement with Lincoln Park. Pursuant to the Purchase Agreement, Lincoln Park initially purchased 250,000 shares of the Company’s common stock for $100,000. The Company has the right, in its sole discretion over a 25-month period, to sell to Lincoln Park up to the additional aggregate commitment of $9.9 Million of shares of common stock. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. Furthermore, the Company controls the timing and amount of any future sales, if any, of shares of common stock to Lincoln Park except that, pursuant to the terms of the Purchase Agreement, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our common stock is below $0.50 per share, subject to adjustment as set forth in the Purchase Agreement. Lincoln Park has no right to require any sales and is obligated to purchase common stock as directed by the Company.

Other than our rights related to the Lincoln Park financing, there can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to delay or scale down some or all of our research and development activities or perhaps even cease the operation of our business.

Since inception we have funded our operations primarily through equity and debt financings and we expect that we will continue to fund our operations through the equity and debt financing. If we raise additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There is no assurance that we will be able to maintain operations at a level sufficient for investors to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Application of Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

We base our assumptions and estimates on historical experience and other sources that we believe to be reasonable at the time. Actual results may vary from our estimates due to changes in circumstances, weather, politics, global economics, mechanical problems, general business conditions and other factors. Our significant estimates are related to the valuation of warrants and options.

There are accounting policies that we believe are significant to the presentation of our financial statements. The most significant of these accounting policies relates to the accounting for our research and development expenses and stock-based compensation expense.

Research and Development Expenses

Research and developments costs are expensed as incurred. These expenses are comprised of the costs of our proprietary research and development efforts, including salaries, facilities costs, overhead costs and other related expenses as well as costs incurred in connection with third-party collaboration efforts. Milestone payments made by us to third parties are expensed when the specific milestone has been achieved.

In addition, we incur expenses in respect of the acquisition of intellectual property relating to patents and trademarks. The probability of success and length of time to developing commercial applications of the drugs subject to the acquired intellectual property and trademarks is difficult to determine and numerous risks and uncertainties exist with respect to the timely completion of the development projects. There is no assurance the acquired patents and trademarks will ever be successfully commercialized. Due to these risks and uncertainties, we expense the acquisition of patents rights and trademarks.

Stock-based Compensation

We account for all stock-based payments and awards under the fair value based method.

Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if we had paid cash instead of paying with or using equity based instruments. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

We account for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all share purchase options are expensed over their vesting period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

We use the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in assumptions can materially affect the fair value estimate and therefore the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of our share purchase options.

Derivative Liabilities

From time to time, we may issue convertible promissory notes which include embedded conversion options which, dependent on their specific contractual terms, may be required to be accounted for as separate derivative liabilities. These liabilities are required to be measured at fair value. These instruments are then adjusted to reflect fair value at each period end. Any increase or decrease in the fair value is recorded in results of operations as change in fair value of derivative liabilities. In determining the appropriate fair value, we use the binomial pricing model.

Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in assumptions can materially affect the fair value estimate and therefore the binomial model does not necessarily provide a reliable single measure of the fair value of these instruments.

Recent Accounting Pronouncements

There are no new accounting pronouncements that we recently adopted or are pending our adoption that are expected to have a material impact on the Company’s results of operations, financial position or cash flows.

BUSINESS

Our Current Business

We are a pharmaceutical company engaged in the development of drug candidates. Our lead compounds ANAVEX 2-73 and ANAVEX PLUS, a combination of ANAVEX 2-73 with donepezil (Aricept), are being developed to treat Alzheimer’s disease and potentially other central nervous system (CNS) diseases.

In pre-clinical studies conducted in France and in Greece, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties in various animal models including the transgenic mouse model Tg2576. Based on pre-clinical studies, we sponsored a Phase 1 single ascending dose study of ANAVEX 2-73, which was initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services (ABX-CRO). The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. As of the end of the period covered by this report, we have not yet continued our clinical trials due to a lack of funding.

The Company plans to continue human clinical trials, among them a multiple ascending dose study of ANAVEX 2-73 and ANAVEX PLUS, and a Phase 2 thereafter by mid-year 2014. Additionally, we intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Our Pipeline

Our pipeline includes one drug candidate and several compounds in different stages of pre-clinical study.

Our proprietary SIGMACEPTOR™ Discovery Platform produced small molecule drug candidates with unique modes of action, based on our understanding of sigma receptors. Sigma receptors may be targets for therapeutics to combat many human diseases, including Alzheimer’s disease. When bound by the appropriate ligands, sigma receptors influence the functioning of multiple biochemical signals that are involved in the pathogenesis (origin or development) of disease.

Compounds that have been subjects of our research include the following:

ANAVEX 2-73

ANAVEX 2-73 may offer a disease-modifying approach in Alzheimer’s disease (AD) by using ligands that activate sigma-1 receptors.

In AD animal models, ANAVEX 2-73 has shown pharmacological, histological and behavioral evidence as a potential neuroprotective, anti-amnesic, anti-convulsive and anti-depressive therapeutic agent, due to its potent affinity to sigma-1 receptors and moderate affinities to M1-4 type muscarinic receptors. In addition, ANAVEX 2-73 has shown a potential dual mechanism which may impact both amyloid and tau pathology. In a transgenic AD animal model Tg2576 ANAVEX 2-73 induced a statistically significant neuroprotective effect against the development of oxidative stress in the mouse brain, as well as significantly increased the expression of functional and synaptic plasticity markers that is apparently amyloid-beta independent. It also statistically alleviated the learning and memory deficits developed over time in the animals, regardless of sex, both in terms of spatial working memory and long-term spatial reference memory.

Based on the results of pre-clinical testing, we initiated and completed a Phase 1 single ascending dose (SAD) clinical trial of ANAVEX 2-73 in 2011. In this Phase 1 SAD trial, the maximum tolerated single dose was defined per protocol as 55-60 mg. This dose is above the equivalent dose shown to have positive effects in mouse models of AD. There were no significant changes in laboratory or electrocardiogram (ECG) parameters. ANAVEX 2-73 was well tolerated below the 55-60 mg dose with only mild adverse events in some subjects. Observed adverse events at doses above the maximum tolerated single dose included headache and dizziness, which were moderate in severity and reversible. These side effects are often seen with drugs that target central nervous system (CNS) conditions, including AD.

The ANAVEX 2-73 Phase 1 SAD trial was conducted as a randomized, placebo-controlled study. Healthy male volunteers between the ages of 18 and 55 received single, ascending oral doses over the course of the trial. Study endpoints included safety and tolerability together with pharmacokinetic parameters. Pharmacokinetics includes the absorption and distribution of a drug, the rate at which a drug enters the blood and the duration of its effect, as well as chemical changes of the substance in the body. This study was conducted in Germany in collaboration with ABX-CRO, a clinical research organization that has conducted several Alzheimer’s disease studies, and the Technical University of Dresden.

ANAVEX PLUS

ANAVEX PLUS, a combination of ANAVEX 2-73 with donepezil (Aricept®) is a potential novel combination drug for Alzheimer’s disease. Aricept® (donepezil) is now generic. ANAVEX 2-73 showed in combination with donepezil an unexpected and clear synergic effect of memory improvement by up to 80% in animal models. A patent application was filed in the US for the combination of donepezil and ANAVEX 2-73 and if granted would give patent protection at least until 2033.

In a humanized calibrated cortical network computer model the unexpected pre-clinical synergy between ANAVEX 2-73 and donepezil was confirmed and ANAVEX PLUS showed an anticipated ADAS-Cog response of 7 points at 12 weeks and 5.5 points at 26 weeks, which represents more than 2x the ADAS-Cog of donepezil alone.

ANAVEX 3-71

ANAVEX 3-71, previously named AF710B is a preclinical drug candidate with a novel mechanism of action via sigma-1 receptor activation and M1 muscarinic allosteric modulation, which has shown to enhance neuroprotection and cognition in Alzheimer's disease. ANAVEX 3-71 is a CNS-penetrable mono-therapy that bridges treatment of both cognitive impairments with disease modifications. It is highly effective in very small doses against the major Alzheimer's hallmarks in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid and tau pathologies, and also has beneficial effects on inflammation and mitochondrial dysfunctions. ANAVEX 3-71 indicates extensive therapeutic advantages in Alzheimer's and other protein-aggregation-related diseases given its ability to enhance neuroprotection and cognition via sigma-1 receptor activation and M1 muscarinic allosteric modulation.

ANAVEX 1-41

ANAVEX 1-41 is a sigma-1 agonist. Pre-clinical tests revealed significant neuroprotective benefits (i.e., protects nerve cells from degeneration or death) through the modulation of endoplasmic reticulum, mitochondrial and oxidative stress, which damages and destroys cells and is believed by some scientists to be a primary cause of AD. In addition, in animal models, ANAVEX 1-41 prevented the expression of caspase-3, an enzyme that plays a key role in apoptosis (programmed cell death) and loss of cells in the hippocampus, the part of the brain that regulates learning, emotion and memory. These activities involve both muscarinic and sigma-1 receptor systems through a novel mechanism of action.

ANAVEX 1037

ANAVEX 1037 is designed for the treatment of prostate cancer. It is a low molecular weight, synthetic compound exhibiting high affinity for sigma-1 receptors at nanomolar levels and moderate affinity for sigma-2 receptors and sodium channels at micromolar levels. In advanced pre-clinical studies, this compound revealed antitumor potential with no toxic side effects. It has also been shown to selectively kill human cancer cells without affecting normal/healthy cells and also to significantly suppress tumor growth in immune-deficient mice models. Scientific publications describe sigma receptor ligands positively, highlighting the possibility that these ligands may stop tumor growth and induce selective cell death in various tumor cell lines. Sigma receptors are highly expressed in different tumor cell types. Binding by appropriate sigma-1 and/or sigma-2 ligands can induce selective apoptosis. In addition, through tumor cell membrane reorganization and interactions with ion channels, our drug candidates may play an important role in inhibiting the processes of metastasis (spreading of cancer cells from the original site to other parts of the body), angiogenesis (the formation of new blood vessels) and tumor cell proliferation.

Our compounds are in the pre-clinical and clinical testing stages of development, and there is no guarantee that the activity demonstrated in pre-clinical models will be shown in human testing.

Our Target Indications

We have developed compounds with potential application to two broad categories and several specific indications. The two categories are diseases of the central nervous system, and cancer. Specific indications include:

  Alzheimer’s disease – In 2014, an estimated 5.2 million Americans are suffering from Alzheimer’s disease. The Alzheimer’s Association® reports that by 2025, 7.1 million Americans will be afflicted by the disease, a 40 percent increase from currently affected patients. Medications on the market today treat only the symptoms of AD and do not have the ability to stop its onset or its progression. There is an urgent and unmet need for both a disease modifying cure for Alzheimer’s disease as well as for better symptomatic treatments.

  Depression - Depression is a major cause of morbidity worldwide according to the World Health Organization (WHO). Pharmaceutical treatment for depression is dominated by blockbuster brands, with the leading nine brands accounting for approximately 75% of total sales. However, the dominance of the leading brands is waning, largely due to the effects of patent expiration and generic competition. Our market research leads us to believe that the worldwide market for pharmaceutical treatment of depression exceeds $11 billion annually.

  Epilepsy - Epilepsy is a common chronic neurological disorder characterized by recurrent unprovoked seizures. These seizures are transient signs and/or symptoms of abnormal, excessive or synchronous neuronal activity in the brain. According to the Centers for Disease Control and Prevention, epilepsy affects 2.2 million Americans. Today, epilepsy is often controlled, but not cured, with medication that is categorized as older traditional anti-epileptic drugs and second generation anti epileptic drugs. Because epilepsy afflicts sufferers in different ways, there is a need for drugs used in combination with both traditional anti-epileptic drugs and second generations anti-epileptic drugs. Decision Resources, one of the world’s leading research and advisory firms for pharmaceutical and healthcare issues, finds that the epilepsy market will increase from $2.9 billion in 2011 to nearly $3.7 billion in 2016.

  Neuropathic Pain – We define neuralgia, or neuropathic pain, as pain that is not related to activation of pain receptor cells in any part of the body. Neuralgia is more difficult to treat than some other types of pain because it does not respond well to normal pain medications. Special medications have become more specific to neuralgia and typically fall under the category of membrane stabilizing drugs or antidepressants. Our market research leads us to believe the worldwide market for pharmaceutical treatment of neuropathic pain exceeds $5 billion annually.

  Malignant Melanoma - Predominantly a skin cancer, malignant melanoma can also occur in melanocytes found in the bowel and the eye. Malignant melanoma accounts for 75% of all deaths associated with skin cancer. The treatment includes surgical removal of the tumor, adjuvant treatment, chemo and immunotherapy, or radiation therapy. According to IMS Health the worldwide Malignant Melanoma market is expected to grow from about $900 million in 2012 to $4.4 billion by 2022.

  Prostate Cancer – Specific to men, prostate cancer is a form of cancer that develops in the prostate, a gland in the male reproductive system. The cancer cells may metastasize from the prostate to other parts of the body, particularly the bones and lymph nodes. Drug therapeutics for Prostate Cancer are expected to increase from $8.1 billion in 2012 to nearly $18.6 billion in 2017 according to BCC Research.

  Pancreatic Cancer - Pancreatic cancer is a malignant neoplasm of the pancreas. In the United States approximately 45,000 new cases of pancreatic cancer will be diagnosed this year and approximately 38,000 patients will die as a result of their cancer. Our market research leads us to believe that the market for the pharmaceutical treatment of pancreatic cancer will exceed $1.2 billion by 2015.

Competition

The pharmaceutical industry is intensely competitive.

At this time, we view our competition as biomedical development companies that are trying to discover and develop compounds to be used in the treatment of Alzheimer’s disease, and those companies already doing so. Those companies include Prana Biotechnology Ltd. (NASDAQ:PRAN), Perrigo Company PLC (NYSE:PRGO), Pfizer Inc. (NYSE:PFE), Forest Laboratories Inc. (NYSE:FRX), Novartis AG (NYSE:NVS), GlaxoSmithKline PLC (NYSE:GSK), Merck & Co. Inc. (NYSE:MRK), Eli Lilly & Co. (NYSE: LLY), Johnson & Johnson (NYSE:JNJ) and Roche Holding AG (VTX:ROG).

Each of our competitors have greater capital resources, larger overall research and development staffs and facilities, and a longer history in drug discovery and development, obtaining regulatory approval, and pharmaceutical product manufacturing and marketing than we do. With these additional resources, our competitors will be able to respond to the rapid and significant technological changes in the biotechnology and pharmaceutical industries faster than we can. Our future success will depend in large part on our ability to acquire funding for our research and development. To continue to acquire funding for our research and development, we will likely have to show progress toward our goals and we will eventually be expected to develop a compound that may result in a transaction with another pharmaceutical company.

Patents, Trademarks and Intellectual Property

We are pursuing three U.S. patent applications. The most recent of the three applications was filed July 12, 2013. On this most recent patent application, Anavex is awaiting a contractually obligated patent assignment document from one of the two named inventors.

We regard patents and other intellectual property rights as corporate assets. Accordingly, we attempt to optimize the value of intellectual property in developing our business strategy including the selective development, protection, and exploitation of our intellectual property rights.

In addition to filings made with intellectual property organizations, we protect our intellectual property and confidential information by means of carefully considered processes of communication and the sharing of information, and by the use of confidentiality and non-disclosure agreements and provisions for the same in contractor’s agreements. While no agreement offers absolute protection, such agreements provide some form of recourse in the event of disclosure, or anticipated disclosure.

Our intellectual property position, like that of many biomedical companies, is uncertain and involves complex legal and technical questions for which important legal principles are unresolved. We may file additional patent applications in the United States, or in other jurisdictions for further inventions. We may not be successful in obtaining critical claims or in protecting our potential drug compounds or processes. Even if we do obtain patents, they may not adequately protect the technology we own or have licensed. In addition, others may challenge, seek to invalidate, infringe or circumvent any patents we own or license, and rights we receive under those patents may not provide competitive advantages to us. Further, the manufacture, use or sale of our potential drug compounds may infringe the patent rights of others.

Our success will also depend in part on our ability to commercialize our compounds without infringing the proprietary rights of others. We have not conducted extensive freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse effect on our ability to market our technology or maintain our competitive position with respect to our technology. If our compounds or other subject matter are claimed under other existing United States or other patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing all of our potential drug compounds based on our drug technology or the inability to proceed with the development, manufacture or sale of potential drug compounds requiring such licenses, which could have a material adverse effect on our business, financial condition and results of operations. If we defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our research and development of our technology.

Government Approval

Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture, and expected marketing of our potential drug compounds and in potential future research and development activities. The nature and extent to which such regulation will apply to us will vary depending on the nature of any potential drug compounds developed. We anticipate that all of our potential drug compounds will require regulatory approval by governmental agencies prior to commercialization.

In particular, human therapeutic products are subject to rigorous non-clinical and clinical testing and other approval procedures of the FDA and similar regulatory authorities in other countries. Various federal statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage, and record-keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with the appropriate federal statutes and regulations requires substantial time and financial resources. Any failure by us or our collaborators to obtain, or any delay in obtaining, regulatory approval could adversely affect the marketing of any potential drug compounds developed by us, our ability to receive product revenues, and our liquidity and capital resources.

The steps ordinarily required before a new drug may be marketed in the United States, which are similar to steps required in most other countries, include:

  non-clinical laboratory tests, non-clinical studies in animals, formulation studies and the submission to the FDA of an investigational new drug application;
  adequate and well-controlled clinical trials to establish the safety and efficacy of the drug;
  the submission of a new drug application or biologic license application to the FDA; and
  FDA review and approval of the new drug application or biologics license application.

Non-clinical tests include laboratory evaluation of potential drug compound chemistry, formulation and toxicity, as well as animal studies. The results of non-clinical testing are submitted to the FDA as part of an investigational new drug application. A 30-day waiting period after the filing of each investigational new drug application is required prior to commencement of clinical testing in humans. At any time during the 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials until the FDA authorizes trials under specified terms. The investigational new drug application process may be extremely costly and substantially delay the development of our potential drug compounds. Moreover, positive results of non-clinical tests will not necessarily indicate positive results in subsequent clinical trials. The FDA may require additional animal testing after an initial investigational new drug application is approved and prior to Phase III trials.

Clinical trials to support new drug applications are typically conducted in three sequential phases, although the phases may overlap. During Phase I, clinical trials are conducted with a small number of subjects to assess metabolism, pharmacokinetics, and pharmacological actions and safety, including side effects associated with increasing doses. Phase II usually involves studies in a limited patient population to assess the efficacy of the drug in specific, targeted indications; assess dosage tolerance and optimal dosage; and identify possible adverse effects and safety risks.

If a compound is found to be potentially effective and to have an acceptable safety profile in Phase I and II evaluations, Phase III trials are undertaken to further demonstrate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical trial sites.

After successful completion of the required clinical trials, a new drug application is generally submitted. The FDA may request additional information before accepting the new drug application for filing, in which case the new drug application must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA reviews the new drug application and responds to the applicant. The FDA’s requests for additional information or clarification often significantly extends the review process. The FDA may refer the new drug application to an appropriate advisory committee for review, evaluation, and recommendation as to whether the new drug application should be approved, although the FDA is not bound by the recommendation of an advisory committee.

Sales outside the United States of potential drug compounds we develop will also be subject to foreign regulatory requirements governing human clinical trials and marketing for drugs. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, if the FDA has not approved a potential drug compound for sale in the United States, the potential drug compound may be exported for sale outside of the United States, only if it has been approved in any one of the following: the European Union, Canada, Australia, New Zealand, Japan, Israel, Switzerland and South Africa. There are specific FDA regulations that govern this process.

Research and Development Expenses

Historically, a significant portion of our operating expenses has related to research and development. Recently, we have significantly curtailed our spending on research and development. See “Financial Statements and Supplementary Data” of this prospectus for costs and expenses related to research and development, and other financial information for fiscal years 2013 and 2012.

Scientific Advisors

We are advised by scientists and physicians with experience relevant to our Company and our product candidates. In the past twelve months, our advisors included Dr. Michael Gold, John Harrison, Ph.D., Dr, Ottavio Arancio, Ph.D., Tangui Nicolas Maurice, Ph.D., Christopher U. Missling, Ph.D., Dr. Paul Aisen, and Dr. Jeffrey Cummings.

Officers

One of our directors is engaged as an officer-employee of the Company serving in the capacity of president, secretary, treasurer, chief executive officer and chief financial officer.

Employees

We currently have one (1) full-time employee, and we retain several independent contractors on an as-needed basis. We believe that we have good relations with our employees.

Legal Proceedings

We are not currently a party to or engaged in any material legal proceedings. However, we may be subject to various claims and legal actions arising in the ordinary course of business from time to time.

MANAGEMENT

Directors and Executive Officers

Our directors are to be elected at our annual meeting and each director elected is to hold office until his or her successor is elected and qualified. Our board of directors may remove our officers at any time.

Our directors and executive officers, their age, positions held, and duration of such, are as follows:

Name	Position	Age	Date first appointed
Christopher Missling, PhD	Director, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer	48	July 5, 2013
Elliot Favus M.D.	Director	39	May 7, 2014
Bernd Metzner	Director	44	May 7, 2014
Athanasios Skarpelos	Director	46	January 9, 2013

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five (5) years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Christopher Missling, PhD. Christopher Missling has over twenty (20) years of healthcare industry experience in big pharmaceutical, biotech industry and investment banking. Most recently, from March, 2007 until his appointment by our Company, Mr. Missling served as the head of healthcare investment banking at Brimberg & Co. in New York, New York. Also, Mr. Missling served as the Chief Financial Officer of Curis, Inc. (NASDAQ:CRIS) and ImmunoGen, Inc. (NASDAQ:IMGN). Mr. Missling earned his MS and PhD from the University of Munich and an MBA from Northwestern University Kellogg School of Management.

Elliot Favus M.D. Dr. Elliot Favus, M.D. is the Founder of Favus Institutional Research, LLC and serves as its Chief Executive Officer. Dr. Favus serves as a Business Advisor of Science House Capital. He has an expertise in Healthcare Equity Research. He has been Healthcare Equity Research Analyst at Wall Street since 2006, at Lazard Capital Markets and Och-Ziff Capital Management Group. Prior to working on Wall Street, Dr. Favus was an Instructor in Medicine at Mount Sinai School of Medicine in New York. Since 2004, he is board-certified in Internal Medicine. Dr. Favus has ten (10) years of basic science laboratory experience, working on human genetics projects at Harvard Medical School, The University of Chicago, and the University of Pittsburgh. Dr. Favus completed the NYU-Bellevue Hospital Internal Medicine Residency Program in 2004, and earned an M.D. from the University of Chicago Pritzker School of Medicine in 2001, and a B.A. from The University of Michigan in 1996.

Bernd Metzner, PhD. Bernd Metzner serves as Chief Financial Officer of the Doehler Group. Mr. Metzner served as a Member of the Executive Board at Dhler GmbH. Mr. Metzner served as the Chief Administrator and member of the Board of Management at Bayer Schering Pharma AG. Mr. Metzner held worldwide financial responsibility for the Bayer Pharma Group. In his almost 10-years with Bayer AG, Mr. Metzner also held several senior international management positions in the corporate finance organization of Bayer AG, including Chief Financial Officer of Bayer S.p.A. Italy and heading the coordination of the successful spin-off of Lanxess. Mr. Metzner started his career at the law firm Flick Gocke Schaumburg. Dr. Metzner served as Head of Finance - Bayer Italy. Mr. Metzner served as Member of the Board of Management of Bayer Schering Pharma AG since October 1, 2008. He studied business administration at the University of Siegen and, after obtaining his doctorate, he became a chartered accountant.

Athanasios Skarpelos. Athanasios (Tom) Skarpelos is a self-employed investor with 17 years of experience working with private and public companies. For the past 10 years, he has been focused on biotechnology companies involved in drug discovery and drug development projects. Mr. Skarpelos was engaged as a consultant to our Company for one year effective August 2, 2010. His experience has led to relationships with researchers at academic institutes in Europe and North America. Mr. Skarpelos is a founder of Anavex.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or executive officer or any associate of any such director or officer is a party adverse to our Company or has a material interest adverse to our Company.

No director or executive officer has been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and- desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended September 30, 2013, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our policy on our website at www.anavex.com.

Audit Committee and Audit Committee Financial Experts

We do not have a standing audit committee at the present time. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our Company does not believe that it is necessary to have an audit committee at this time because management believes the functions of an audit committee can be adequately performed by the board of directors.

We do not deem either of our directors as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Nominating and Compensation Committees

We do not have standing nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have a standing compensation committee at this time because the functions of such committee are adequately performed by our board of directors. Our board of directors has not adopted a charter for the compensation committee.

Our board of directors also is of the view that it is appropriate for us not to have a standing nominating committee because our board of directors has performed and is expected to perform adequately the functions of a nominating committee. Our board of directors has not adopted a charter for the nominating committee. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because we believe that, at this stage of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level. There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended by our board of directors. There is neither a defined, nor a typical process of identifying and evaluating nominees for director.

Summary Compensation

The particulars of compensation paid to the following persons for the last two completed fiscal years:

a)	our principal executive officers;
b)

each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended September 30, 2013 who had total compensation exceeding $100,000; and

c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our fiscal years ended September 30, 2013 and 2012, are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Annual Compen- sation ($)	Total ($)
Christopher Missling, PhD(1) President, Chief Executive Officer, Chief Financial Officer and Director	2013 2012	60,000 Nil	Nil Nil	1,600,000(5) Nil	1,002,500 Nil	Nil Nil	2,662,500 Nil
Robert Chisholm(2) President, Chief Financial Officer and Director	2013 2012	24,677 96,217	Nil Nil	Nil Nil	Nil Nil	Nil Nil	24,677 96,217
Harvey Lalach (3) Former President, Former Chief Operating, Former Director	2013 2012	Nil 130,000	Nil Nil	Nil 75,000	Nil 18,600	Nil Nil	Nil 223,600
George Tidmarsh (4) Former Executive Director	2013 2012	Nil 42,012	Nil Nil	Nil 15,896	Nil 33,493	Nil Nil	Nil 91,401

(1)	Christopher Missling was appointed as director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on July 5, 2013.
(2)

Robert Chisholm was appointed President and Chief Financial Officer on June 26, 2012. Prior to that date, Mr. Chisholm served as a director to the Company. Mr. Chisholm resigned as President and Chief Financial Officer and director on January 9, 2013. These fees are included in consulting fees in our consolidated financial statements.

(3)

Harvey Lalach was appointed President and Secretary on April 25, 2006. On August 27, 2011, Mr. Lalach was appointed Chief Operating Officer and on May 13, 2011 he was appointed interim Chief Financial Officer. Mr. Lalach resigned as an officer and director of our Company on June 26, 2012.

(4)

George Tidmarsh was appointed as an executive director on October 12, 2011 and received consulting fees and stock option awards in his capacity as Executive Director. Mr. Tidmarsh resigned on March 17, 2012.

(5)

Mr. Missling was granted 4,000,000 shares of restricted common stock that vest upon the occurrence of certain financial and clinical milestones. The value of stock awards issued to Christopher Missling is presented at the quoted market price of these shares on the date of issuance in accordance with FASB ASC Topic 718 for the awards that are expected to vest.

Consulting Agreements

Robert Chisholm

Effective June 26, 2012, Robert Chisholm was appointed President and Chief Financial Officer of the Company. Mr. Chisholm was remunerated at a rate of CDN$7,500 per month through a company with which he is associated. Effective January 9, 2013, Mr. Chisholm resigned from his positions as both an officer and a director and his agreement was terminated in connection therewith.

Harvey Lalach

We had a consulting agreement dated February 1, 2007 with Harvey Lalach to provide management services to our Company for consideration of $7,000 per month. The contract had a two year term, and was extended for an additional two year term expiring January 31, 2011. During the fiscal year ended September 30, 2008, we agreed to increase the compensation of Mr. Lalach to $12,500 per month. Effective February 1, 2011 we entered into a consulting agreement with Mr. Lalach whereby Mr. Lalach agreed to continue to provide management services to our Company in return for compensation of $12,500 per month for an additional two years.

Effective June 26, 2012 Mr. Lalach resigned his positions as both an officer and a director. Mr. Lalach continued to consult for the Company until September 30, 2012 and was paid $15,000. In addition, we issued an aggregate of 75,000 shares of our common stock at a deemed value of $1.00 per share to Mr. Lalach for his past services and in final settlement of his Consulting Agreement dated February 1, 2007 and we extended the expiry date to June 30, 2014 of 200,000 stock options held by Mr. Lalach.

Dr. George Tidmarsh

Effective October 10, 2011 we entered into a consulting agreement with Dr. Tidmarsh to act as our executive director for the following consideration:

a)	a monthly consulting fee of $10,000;
b)	500,000 Share purchase options exercisable at $1.50 per option share until October 10, 2016 (subject to certain vesting provisions);
c)	reimbursement of all reasonable expenditures.

On February 9, 2012 we issued an aggregate of 8,000 units of our securities at a price of $1.25 per unit to George Tidmarsh, a former director of our Company, for his services during the month of January, 2012. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole warrant is exercisable at $2.00 for one share of common stock for a period of 12 months.

On March 18, 2012 Dr. Tidmarsh delivered notice to us of his resignation as both an officer and a director. On March 21, 2012, Dr. Tidmarsh withdrew his original notice, and issued an amended notice of resignation.

Christopher Missling

In connection with Mr. Missling’s appointment as Chief Executive Officer, the Company and Mr. Missling entered into an employment agreement commencing on July 5, 2013 and ending on July 5, 2016, whereby: (a) the Company shall pay to Mr. Missling an initial monthly base salary of $20,000 with Mr. Missling being eligible for bonuses and salary increases; (b) Mr. Missling received a sign-on stock option grant; (c) Mr. Missling shall receive a restricted stock grant subject to certain vesting milestones; (d) Mr. Missling shall be able to participate in the Company’s employee benefit plans; and (e) the Company agreed to indemnify Mr. Missling in connection with his provision of services to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer and director certain information concerning the outstanding equity awards as of September 30, 2013.

	Option Awards					Stock Awards
Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan
								Number	Awards:
			Equity					of	Market or
			Incentive			Number		Unearned	Payout
			Plan			of		Shares,	Value of
			Awards:			Shares	Market	Units or	Unearned
	Number		Number of			of	Value of	Other	Shares,
	of	Number of	Securities			Units of	Shares or	Rights	Units or
	Securities	Securities	Underlying			Stock	Units of	that	Other
	Underlying	Underlying	Unexercised	Option		that have	Stock that	have	Rights that
	Exercisabl e	Unexercisabl e	Unearned	Exercis e	Option	not	have not	not	have not
	Options	Options	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Christopher Missling Athanasio	2,000,000	Nil	Nil	0.40	July 5, 2023	4,000,00 0	1,600,000	Nil	Nil
Skarpelos Robert Chisholm	Nil Nil	Nil Nil	Nil Nil	N/A N/A	N/A N/A	Nil Nil	N/A N/A	Nil Nil	N/A N/A
Sean Lowry Harvey Lalach	Nil 150,000 50,000	Nil Nil	Nil Nil	N/A 3.10 3.50	N/A June 30, 2014	Nil Nil	N/A N/A	Nil Nil	N/A N/A

Elliot Favus	Nil	Nil	Nil	N/A	N/A	Nil	N/A	Nil	N/A

Bernd Metzner	Nil	Nil	Nil	N/A	N/A	Nil	N/A	Nil	N/A

We have not adopted any other equity compensation plan other than our 2007 Stock Option Plan.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended September 30, 2013:

				Non-Equity	Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Cash	($)	($)	($)	Earnings ($)	($)	($)
($)
Athanasios Skarpelos	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Sean Lowry (1)	30,977	Nil	Nil	Nil	Nil	Nil	30,977

Elliot Favus	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Bernd Metzner	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) Sean Lowry was paid a fee for his service as chairman of the Company’s audit committee.

We reimburse our directors for expenses incurred in connection with attending board meetings.

During the fiscal year ended September 30, 2013, there were no standard arrangements pursuant to which any of our directors were compensated for services provided in their capacity as directors.

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Our employment agreement with Christopher Missling, PhD contains provisions regarding our obligations to Mr. Missling upon his termination and upon a change of control. In the event of a change of control, as such term is defined in the employment agreement, all of the restricted stock granted to Mr. Missling shall vest. Depending on the nature of the termination of Mr. Missling’s services, certain of his salary, bonus and granted securities shall vest in the amounts at such time as set forth in the agreement. A copy of the employment agreement is set forth in its entirety as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of July 1, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and our named executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
Common Stock	Athanasios Skarpelos 2, Place du Port Geneva, Switzerland CH 1204	5,225,832 Direct	13.66%
Common Stock	Christopher Missling 51 W 52nd Street, 7th floor New York, NY 10019	2,000,000(2)	5.23%
Common Stock	Bernd Metzner 51 W 52nd Street, 7th floor New York, NY 10019	0	0%
Common Stock	Elliot Favus 51 W 52nd Street, 7th floor New York, NY 10019	0	0%
Common Stock	Directors & Executive Officers as a group (2 persons)	7,225,832	18.89%
Common Stock	Euro Genet Labs S.A. 27 Marathonos Avenue 15351 Pallini Athens, Greece	2,771,265 Direct	7.24%
Common Stock	The Stone Hedge Ltd. Maritime House Frederick Street Nassau, Bahamas	2,306,179 Direct	6.03%
Common Stock	Sphera Global Healthcare Master Fund* Sphera Funds Mgmt 21 Ha’arbaa St. Tel-Aviv, Israel	3,822,184(3)	9.99%

(1)

Percentage of ownership is based on 38,260,098 shares of our common stock issued and outstanding as of July 1, 2014. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes 2,000,000 stock options that have vested. Does not include 4,000,000 shares of restricted common stock that vest pursuant to the achievement of certain objectives.

(3)	Includes shares issuable upon conversion of the Securities up to a 9.99% limitation applicable thereto.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Transactions with related persons

Prior to his appointment as an officer and director of the Company, Christopher Missling, PhD was employed by the Company’s financial advisor and placement agent that participated in our July, 2013 private placement. There have been no other transactions, since October 1, 2012, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

i.	any director or executive officer of our Company;

ii	. any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and

iii.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Compensation of Named Executive Officers and Directors

For information regarding compensation of named executive officers and directors, please see “Item 11. Executive Compensation.”

Director Independence

We deem that Christopher Missling, PhD is not independent as that term is defined by NASDAQ 5605(a)(2) because Mr. Missling serves as our President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer. We have also determined that Athanasios Skarpelos is not independent.

DESCRIPTION OF SECURITIES

We are authorized to issue 150,000,000 shares of common stock with a par value of $0.001. As at July 1, 2014 we had 38,260,098 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more shareholders, at least 100 of whom are shareholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our Company.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our Company.

OTC Markets - OTCQB Quotation

Our common stock is quoted on the OTC Markets - OTCQB under the trading symbol “AVXL.”

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

  ordinary brokers’ transactions;
  transactions involving cross or block trades;
  through brokers, dealers, or underwriters who may act solely as agents
  “at the market” into an existing market for the common stock;
  in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
  in privately negotiated transactions; or
  any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Lincoln Park.

Our common stock is quoted on the OTCBB under the symbol “AVXL”.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Burton Bartlett & Glogovac, Reno, Nevada.

EXPERTS

The financial statements as of September 30, 2013 and for the year then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of September 30, 2012 and for the year then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO Canada LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern), appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANAVEX LIFE SCIENCES CORP.

FINANCIAL STATEMENTS

ANAVEX LIFE SCIENCES CORP.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

Tel: 212-885-8000 Fax: 212-697-1299 www.bdo.com	100 Park Avenue New York, NY 10017

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders,
Anavex Life Sciences Corp.
(a Development Stage Company)
New York, NY

We have audited the accompanying balance sheet of Anavex Life Sciences Corp. (a corporation in the development stage) as of September 30, 2013 and the related consolidated statements of operations, cash flows, and changes in capital deficit for the year then ended and for the period from inception (January 23, 2004) to September 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the consolidated statements of operations, cash flows and changes in capital deficit for the period from inception (January 23, 2004) to September 30, 2012. Such statements are included in the cumulative inception to September 30, 2013 totals of the consolidated statements of operations and cash flows and reflect total revenues and net loss of $0 and $36,954,122, respectively, of the related cumulative totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts for the period from inception (January 23, 2004) to September 30, 2012, included in the cumulative totals, is based solely on the reports of the other auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Anavex Life Sciences Corp. at September 30, 2013, and the results of its operations and its cash flows for the year then ended and for the period from inception to September 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company had an accumulated deficit of $41,204,972 and negative working capital of $1,559,211 at September 30, 2013 and incurred a net loss of $3,700,046 for the year then ended. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

New York, NY
December 30, 2013

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP 600 Cathedral Place 925 West Georgia Street Vancouver BC V6C 3L2 Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders,
Anavex Life Sciences Corp.
(a Development Stage Company)

We have audited the accompanying consolidated balance sheet of Anavex Life Sciences Corp. (the “Company”) as of September 30, 2012 and the related consolidated statements of operations, cash flows and changes in capital deficit for the year then ended and for the period from January 23, 2004 (date of inception) to September 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Anavex Life Sciences Corp. at September 30, 2012 and the results of its operations and its cash flows for the year then ended and for the period from January 23, 2004 (date of inception) to September 30, 2012, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements were prepared assuming that the Company will continue as a going concern. As at September 30, 2012, the Company had an accumulated deficit of $37,504,926 and had incurred a net loss of $8,301,705 for the year then ended. These conditions raised substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters were described in Note 1 to the financial statements for the period ended September 30, 2012. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada

December 28, 2012

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
September 30, 2013 and 2012

ASSETS
	2013	2012

Current
Cash	$345,074	$11,362
Prepaid expenses	48,375	-
Deferred financing charge	-	1,215
	393,449	12,577
Equipment	-	576
	$393,449	$13,153

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,741,797	$2,589,324
Promissory notes payable	210,863	299,000
	1,952,660	2,888,324
Derivative liability	904,000	-
	2,856,660	2,888,324

CAPITAL DEFICIT

Capital stock
Authorized: 150,000,000 common shares, par value $0.001 per share Issued and outstanding: 37,237,588 common shares (September 30, 2012 - 30,240,687)	37,238	30,241
Additional paid-in capital	38,644,523	34,599,514
Share subscriptions received	60,000	-
Deficit accumulated during the development stage	(41,204,972)	(37,504,926)
	(2,463,211)	(2,875,171)
	$393,449	$13,153

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended September 30, 2013 and 2012
and for the period from January 23, 2004 (Date of Inception) to September 30, 2013

			January 23, 2004
	Year ended September 30,		(Date of Inception) to
	2013	2012	September 30, 2013
Expenses
Accounting and audit fees	$136,758	$139,761	$798,872
Amortization and depreciation	576	1,858	5,631
Bank charges and interest	4,397	5,963	46,704
Consulting fees - Note 8 and 9	271,898	1,155,366	12,015,989
Insurance	16,125	10,844	75,121
Investor relations	128,575	108,138	960,282
Legal fees	176,318	142,923	846,343
Management fees - Note 8	-	-	14,625
Office and miscellaneous expense	4,019	9,147	151,703
Registration and filing fees	33,634	26,794	188,032
Rent and administration	12,000	-	236,670
Research and development - Note 9	263,847	2,653,860	12,822,796
Salaries and wages - Notes 8 and 9	1,067,294	-	1,067,294
Travel	19,695	66,837	760,850
Website design and maintenance	2,231	-	30,648

Loss before other income (expenses)	(2,137,367)	(4,321,491)	(30,021,560)

Other income (expenses)
Interest and financing fees	(51,341)	(138,341)	(677,362)
Accretion of debt discount	-	(98,081)	(2,174,661)
Change in fair value of derivative liability	15,000	67,500	(448,274)
Debt conversion expense	-	-	(504,160)
Loss on settlement of accounts payable	(976,880)	-	(1,754,933)
Loss on extinguishment of debt	(495,328)	(3,829,333)	(5,010,868)
Foreign exchange gain (loss)	(54,130)	18,041	(62,350)

Net loss for the period	$(3,700,046)	$(8,301,705)	$(40,654,168)

Basic and diluted loss per share	$(0.12)	$(0.29)

Weighted average number of shares outstanding	31,908,441	28,168,784

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended September 30, 2013 and 2012
and for the period from January 23, 2004 (Date of Inception) to September 30, 2013

			January 23, 2004
	Year ended September 30,		(Date of Inception) to
	2013	2012	September 30, 2013

Cash Flows used in Operating Activities
Net loss for the period	$(3,700,046)	$(8,301,705)	$(40,654,168)
Adjustments to reconcile net loss to net cash used in operations:
Amortization and depreciation	576	1,858	5,631
Accretion of debt discount	-	98,081	2,174,661
Stock-based compensation	1,002,500	302,208	5,845,047
Amortization of deferred financing charge	1,215	62,399	163,927
Change in fair value of derivative liability	(15,000)	(67,500)	448,274
Consulting expense recorded in exchange for shares to be issued	-	-	236,337
Common shares issued for consulting expenses	-	15,895	406,405
Promissory note issued for severance	-	-	71,500
Common shares issued for severance	-	75,000	415,600
Common shares issued for research and development expenses	-	-	800,000
Management fees contributed	-	-	14,625
Debt conversion expense	-	-	504,160
Loss on settlement of accounts payable	976,880	-	1,754,933
Loss on extinguishment of debt	495,328	3,829,333	5,010,868
Rent contributed	-	-	3,750
Unrealized foreign exchange	(4,937)	-	(4,937)
Changes in non-cash working capital balances related to operations:
VAT recoverable	-	809	-
Prepaid expenses	-	9,630	-
Accounts payable and accrued liabilities	465,911	2,281,052	6,238,459
Net cash used in operating activities	(777,573)	(1,692,940)	(16,564,928)

Cash Flows used in Investing Activities
Acquisition of equipment	-	-	(5,631)
Net cash used in investing activities	-	-	(5,631)

Cash Flows provided by Financing Activities
Issuance of common shares, net of share issue costs	801,285	996,250	11,048,118
Share subscriptions received	60,000	-	60,000
Proceeds from promissory notes	250,000	581,500	5,649,000
Financing fees	-	(8,150)	(108,150)
Repayment of promissory note	-	-	(100,000)
Due to related parties	-	-	33,665
Shareholder advances	-	-	333,000
Net cash provided by financing activities	1,111,285	1,569,600	16,915,633

Increase (decrease) in cash during the period	333,712	(123,340)	345,074
Cash, beginning of period	11,362	134,702	-
Cash, end of period	$345,074	$11,362	$345,074

Supplemental Cash Flow Information - Note 11

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to September 30, 2013

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Capital stock issued for cash on January 23, 2004 - at $0.0033	12,000,000	$12,000	$28,000	$-	$-	$40,000
Net loss from January 23, 2004 to September 30, 2004	-	-	-	-	(14,395)	(14,395)

Balance, September 30, 2004	12,000,000	12,000	28,000	-	(14,395)	25,605
Capital stock issued for cash on December 31, 2004 - at $0.0033
	7,200,000	7,200	16,800	-	-	24,000
Management fees contributed	-	-	13,000	-	-	13,000
Rent contributed	-	-	3,000	-	-	3,000
Net loss for the year	-	-	-	-	(91,625)	(91,625)

Balance, September 30, 2005	19,200,000	19,200	60,800	-	(106,020)	(26,020)
Management fees contributed	-	-	1,625	-	-	1,625
Rent contributed	-	-	750	-	-	750
Debt forgiven by directors	-	-	33,666	-	-	33,666
Net loss for the year	-	-	-	-	(25,532)	(25,532)

Balance, September 30, 2006	19,200,000	19,200	96,841	-	(131,552)	(15,511)
Capital stock issued for research and development services on September 24, 2007 - at $3.60	222,222	222	799,778	-	-	800,000
Capital stock issued for settlement of loan payable on September 25, 2007 - at $3.60	92,500	93	332,907	-	-	333,000
Net loss for the year	-	-	-	-	(1,579,993)	(1,579,993)

Balance, September 30, 2007	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to September 30, 2013

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2007 - brought forward	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)
Capital stock issued for cash on December 10, 2007 - at $3.50	150,000	150	524,850	-	-	525,000
Capital stock issued for consulting services on December 18, 2007 - at $3.86	50,000	50	192,950	-	-	193,000
Capital stock issued in settlement of debt on December 18, 2007 - at $4.50	10,000	10	44,990	-	-	45,000
Stock-based compensation for shares issued at a discount	-	-	65,000	-	-	65,000
Capital stock issued for severance on May 15, 2008 - at $5.24	65,000	65	340,535	-	-	340,600
Common shares to be issued for consulting services	-	-	-	252,599	-	252,599
Common stock issued for consulting services on August 19, 2008 - at $5.07	25,000	25	126,725	(126,750)	-	-
Capital stock issued for cash on August 19, 2008 - at $4.25	142,698	142	606,325	-	-	606,467
Stock-based compensation	-	-	1,493,937	-	-	1,493,937
Net loss for the year	-	-	-	-	(5,351,269)	(5,351,269)

Balance, September 30, 2008	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to September 30, 2013

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2008 - brought forward	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)
Stock-based compensation	-	-	812,336	-	-	812,336
Capital stock issued for consulting services on November 20, 2008 - $2.63	25,000	25	65,725	(65,750)	-	-
Capital stock issued for consulting services on February 20, 2009 - $2.50	25,000	25	62,475	(62,500)	-	-
Capital stock issued for cash on March 6, 2009 - at $2.25	89,148	89	200,494	-	-	200,583
Capital stock issued for consulting services on March 20, 2009 - at $2.00	2,500	3	4,997	-	-	5,000
Capital stock issued for cash on March 20, 2009 - at $2.25	10,800	11	24,289	-	-	24,300
Capital stock issued for cash on June 11, 2009 - at $2.25	36,000	36	80,964	-	-	81,000
Capital stock issued for services on June 11, 2009 - at $2.25	29,227	29	65,731	-	-	65,760
Capital stock issued for cash on June 19, 2009 - at $2.25	495,556	496	1,114,504	-	-	1,115,000
Capital stock issued for finders' fees on June 26, 2009 - at $2.51	22,222	22	55,755	-	-	55,777
Shares to be issued for consulting services - Note 8	-	-	-	236,337	-	236,337
Capital stock issued for cash on August 19, 2009 - at $2.25	128,888	129	289,869	-	-	289,998
Less: Finders fees			(72,850)	-	-	(72,850)
Beneficial conversion features on convertible debt issuances	-	-	333,056	-	-	333,056
Extinguishment of debt	-	-	487,469	-	-	487,469
Cancellation of common shares	(75,000)	(75)	234,011	(233,936)	-	-
Share subscriptions received	-	-	-	300,000	-	300,000
Net loss for the year	-	-	-	-	(5,499,419)	(5,499,419)

Balance, September 30, 2009	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to September 30, 2013

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2009 - brought forward	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)
Cumulative effect of accounting changes	-	-	(333,056)	-	(550,804)	(883,860)
Capital stock issued for cash on October 2, 2009 - at $2.25	266,666	267	599,733	(300,000)	-	300,000
Capital stock issued in settlement of promissory note on February 2, 2010 - at $2.02	49,505	49	99,951	-	-	100,000
Capital stock issued for cash on April 9, 2010 - at $2.60	92,499	93	240,405	-	-	240,498
Capital stock issued in settlement of debt on April 30, 2010 - at $2.85	9,825	9	27,991	-	-	28,000
Finders' fees paid in cash	-	-	(24,050)	-	-	(24,050)
Capital stock issued for cash on June 29, 2010 - at $2.50	941,000	941	2,351,559	-	-	2,352,500
Finders' fees paid in cash	-	-	(206,500)	-	-	(206,500)
Capital stock issued in settlement of debt on July 5, 2010 - at $2.50	400,000	400	999,600	-	-	1,000,000
Capital stock issued for cash on September 3, 2010 - at $2.75	163,000	163	448,087	-	-	448,250
Capital stock issued for finders' fees on September 3, 2010 - at $2.75	9,000	9	(9)	-	-	-
Finders' fees paid in cash	-	-	(15,125)	-	-	(15,125)
Shares issud on conversion of promissory note on September 30, 2010 - at $2.25	328,058	328	737,802	-	-	738,130
Shares issud on conversion of promissory note on September 30, 2010 - at $2.35	510,638	511	1,199,489	-	-	1,200,000
Reclassification of dervative liability on modification of note	-	-	3,144,520	-	-	3,144,520
Settlementterms of accounts payable	-	-	444,000	-	-	444,000
Stock-based compensation	-	-	770,055	-	-	770,055
Equity component of convertible promissory note	-	-	44,220	-	-	44,220
Net loss for the year	-	-	-	-	(8,783,037)	(8,783,037)

Balance, September 30, 2010	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to September 30, 2013

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2010 - brought forward	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)
Capital stock issued for cash on November 18, 2010 - at $2.75	393,846	393	1,082,682	-	-	1,083,075
Less: Share issue costs	-	-	(65,363)	-	-	(65,363)
Capital stock issued for finders' fees on November 18, 2010 - at $2.75	3,636	4	(4)	-	-	-
Shares issued on the conversion of promissory note on November 18, 2010 - at $2.25	853,075	853	1,918,565	-	-	1,919,418
Debt conversion expense	-	-	504,160	-	-	504,160
Shares issued on the conversion of a promissory note on November 18, 2010 - at $4.12	145,063	145	597,515	-	-	597,660
Capital stock issued in settlement of debt on November 18, 2010 - at $4.12	181,818	182	748,908	-	-	749,090
Capital stock issued for cash on November 25, 2010 - at $3.35	29,851	30	99,970	-	-	100,000
Capital stock issued for finders' fees on on November 25, 2010 - at $3.35	2,985	3	(3)	-	-	-
Capital stock issued for cash on February 1, 2011 - at $3.75
	61,014	61	228,739	-	-	228,800
Capital stock issued for cash on May 3, 2011 - at $3.00	33,334	34	99,966	-	-	100,000
Capital stock issued on exercise of warrants for cash on June 19, 2011 - at $2.25	700,000	700	1,574,300	-	-	1,575,000
Equity units issued in settlement of an account payable on September 28, 2011	650,000	650	1,059,313			1,059,963
Stock-based compensation	-	-	1,273,162	-	-	1,273,162
Net loss for the period	-	-	-	-	(7,307,147)	(7,307,147)

Balance, September 30, 2011	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to September 30, 2013

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total
Balance, September 30, 2011 - brought forward	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)

Capital stock issued for cash on December 6, 2011 - at $1.25	615,600	616	768,884	-	-	769,500
Less: Share issue costs	-	-	(77,000)	-	-	(77,000)

Capital stock issued for cash on February 9, 2012 - at $1.25	270,000	270	337,230	-	-	337,500
Less: Share issue costs	-	-	(33,750)	-	-	(33,750)

Equity units issued for services on February 9, 2012 - at $1.99	8,000	8	15,888	-	-	15,896
Equity units issued for settlement of loans payable on May 31, 2012	2,700,513	2,700	5,176,884	-	-	5,179,584
Capital stock issued for services on July 12, 2012 - at $1.00	75,000	75	74,925	-	-	75,000
Stock-based compensation	-	-	302,208	-	-	302,208
Net loss for the period	-	-	-	-	(8,301,705)	(8,301,705)

Balance, September 30, 2012	30,240,687	30,241	34,599,514	-	(37,504,926)	(2,875,171)
Equity units issued for settlement of loans payable on July 5, 2013 - Note 5	4,208,910	4,209	2,563,011	-	-	2,567,220

Capital stock issued for cash on July 5, 2013 - at $0.40 - Note 6	2,196,133	2,196	563,257	-	-	565,453
Less: Share issue costs			(112,174)	-	-	(112,174)
Initial purchase shares issued under equity line on July 5, 2013 - at $0.40 - Note 7	591,858	592	99,750	-	-	100,342
Less: Share issue costs	-	-	(71,335)	-	-	(71,335)
Common stock to be issued for cash - at $0.50	-	-	-	60,000	-	60,000
Stock-based compensation	-	-	1,002,500			1,002,500
Net loss for the period	-	-	-	-	(3,700,046)	(3,700,046)

Balance, September 30, 2013	37,237,588	$37,238	$38,644,523	$60,000	$(41,204,972)	$(2,463,211)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012

Note 1	Business Description, Basis of Presentation and Liquidity

Business

Anavex Life Sciences Corp. (the “Company”) is a pharmaceutical company engaged in the development of drug candidates.

The Company’s lead compound, ANAVEX 2-73 is being developed to treat Alzheimer’s disease through disease modification.

In pre-clinical studies conducted in France, and in Greece, ANAVEX 2-73 demonstrated anti- amnesic and neuroprotective properties. Based on these pre-clinical studies, the Company sponsored a Phase 1 single ascending dose study of ANAVEX 2-73, which was initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services. The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. During the year ended September 30, 2013, clinical trials had been delayed due to lack of funding. On July 5, 2013, the Company completed the closing of a private placement offering and a $10,000,000 purchase agreement (Note 7), the proceeds from which the Company will use to further its business plan and clinical trials of ANAVEX 2-73.

The Company plans to initiate a multiple ascending dose study of ANAVEX 2-73 in the first half of fiscal year 2014. Additionally we intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Basis of Presentation and Liquidity

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the instructions to Form 10-K.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 2

Note 1	Business Description, Basis of Presentation and Liquidity – (cont’d)

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown, and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At September 30, 2013, the Company had an accumulated deficit of $41,204,972 (2012 - $37,504,926), had a working capital deficit of $1,559,211 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this but considers obtaining additional funds by equity financing and/or from issuing promissory notes. Management expects the Company's cash requirement over the next twelve months to be approximately $6,000,000. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds for operations.

Note 2	Summary of Significant Accounting Policies

a)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations, asset impairment, conversion features embedded in convertible notes payable, derivative valuations, stock based compensation and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 3

Note 2	Summary of Significant Accounting Policies – (cont’d)

b)	Principles of Consolidation

These consolidated financial statements include the accounts of Anavex Life Sciences Corp. and its wholly-owned subsidiary, Anavex Life Sciences (France) SA, a company incorporated under the laws of France. All inter-company transactions and balances have been eliminated.

c)	Development Stage Company

The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

d)	Equipment

Equipment is recorded at cost and is depreciated at 33% per annum on the straight-line basis.

e)	Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about future operating performance, and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made.

f)	Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Based on borrowing rates currently available to the Company for similar terms and based on the short term duration of the debt instruments, the carrying value of the promissory notes payable approximate their fair value. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 4

Note 2	Summary of Significant Accounting Policies – (cont’d)

g)	Foreign Currency Translation

The functional currency of the Company is the US dollar. Monetary items denominated in a foreign currency are translated into US dollars at exchange rates prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing when the assets were acquired or obligations incurred. Foreign currency denominated expense items are translated at exchange rates prevailing at the transaction date. Unrealized gains or losses arising from the translations are credited or charged to income in the period in which they occur.

h)	Research and Development Expenses

Research and developments costs are expensed as incurred. These expenses are comprised of the costs of the Company’s proprietary research and development efforts, including salaries, facilities costs, overhead costs and other related expenses as well as costs incurred in connection with third-party collaboration efforts. Milestone payments made by the Company to third parties are expensed when the specific milestone has been achieved.

In addition, the Company incurs expenses in respect of the acquisition of intellectual property relating to patents. The probability of success and length of time to developing commercial applications of the drugs subject to the acquired patents and trademarks is difficult to determine and numerous risks and uncertainties exist with respect to the timely completion of the development projects. There is no assurance the acquired patents will ever be successfully commercialized. Due to these risks and uncertainties, the acquisition costs of patents do not meet the definition of an asset and thus are expensed as incurred.

i)	Income Taxes

The Company has adopted the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 5

Note 2	Summary of Significant Accounting Policies – (cont’d)

i)	Income Taxes – (cont’d)

The Company has adopted the provisions of FASB ASC 740 "Income Taxes" regarding accounting for uncertainty in income taxes. The Company initially recognizes tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and all relevant facts. Application requires numerous estimates based on available information. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, and its recognized tax positions and tax benefits may not accurately anticipate actual outcomes. As additional information is obtained, there may be a need to periodically adjust the recognized tax positions and tax benefits. These periodic adjustments may have a material impact on the consolidated statements of operations.

j)	Basic and Diluted Loss per Share

The basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For the year ended September 30, 2013, loss per share excludes 12,224,479 (2012 – 6,025,141) potentially dilutive common shares (related to outstanding options and warrants) as their effect was anti-dilutive.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 6

Note 2	Summary of Significant Accounting Policies – (cont’d)

k)	Stock-based Compensation

The Company accounts for all stock-based payments and awards under the fair value based method.

Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if the Company had paid cash instead of paying with or using equity based instruments. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non- employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

The Company accounts for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all share purchase options are expensed over their vesting period with a corresponding increase to additional paid-in capital.

The Company uses the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimates.

l)	Fair Value Measurements

The fair value hierarchy under GAAP is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 -	quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 -

observable inputs other than Level I, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 -	assets and liabilities whose significant value drivers are unobservable by little or no market activity and that are significant to the fair value of the assets or liabilities.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 7

Note 2	Summary of Significant Accounting Policies – (cont’d)

l)	Fair Value Measurements – (cont’d)

The book value of cash and accounts payable and accrued liabilities approximate their fair values due to the short term maturity of those instruments. Based on borrowing rates currently available to the Company under similar terms, the book value of promissory notes payable approximates their fair values. The Company’s promissory notes payable are based on Level 2 inputs in the ASC 820 fair value hierarchy.

At September 30, 2013, the Company’s Level 3 liabilities consisted of share purchase warrants that are required to be accounted for as liabilities pursuant to ASC 815 because the terms of the warrants contain provisions that are in violation of the fixed for fixed criteria of that guidance.

The Company calculated the fair value at the inception of these contracts and as at September 30, 2013 using the binomial option pricing model to determine the fair value, using the following assumptions:

		At September
	At inception	30, 2013

Risk-free interest rate	0.28%	0.10%

Expected life (years)	1.49	1.25

Expected volatility	81.57%	77.51%

Stock price	$0.61	$0.65

Dividend yields	0.00%	0.00%

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments only in certain circumstances (for example, when there is evidence of impairment). There were no assets or liabilities measured at fair value on a nonrecurring basis during the periods ended September 30, 2013 and 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 8

Note 2	Summary of Significant Accounting Policies – (cont’d)

m)	Derivative Liabilities

The Company evaluates its financial instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815 Derivatives and Hedging. The result of this accounting treatment is that the fair value of the embedded derivative is marked- to-market at each balance sheet date and recorded as a liability and the change in fair value is recorded in the consolidated statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company uses the binomial option pricing model to value derivative liabilities. This model uses Level 3 inputs in the fair value hierarchy established by ASC 820 Fair Value Measurement.

n)	Recent Accounting Pronouncements

There are no new accounting pronouncements that the Company recently adopted or are pending the Company’s adoption that are expected to have a material impact on the company’s results of operations, financial position or cash flows.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 9

Note 3	Equipment

		September 30, 2013
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$5,631	$5,631	$-

		September 30, 2012
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$5,631	$5,055	$576

Note 4	Derivative Liabilities

During the year ended September 30, 2013, the Company issued an aggregate of 6,448,966 share purchase warrants that are required to be accounted for as liabilities pursuant to ASC 815 because the terms of the warrants contain provisions that are in violation of the fixed for fixed criteria of that guidance such that the warrant agreements provide the holder with a full ratchet down adjustment to the exercise price such that in the event the Company, during the term of the warrants, issues common stock or common stock equivalents at a price per share lower than the exercise price of the warrants, the exercise price of the warrants will be adjusted to equal the price at which the new common stock or common stock equivalents are issued.

At September 30, 2013, these share purchase warrants were still outstanding and were being accounted for as liabilities carried at fair value.

During the year ended September 30, 2012, the Company had derivative liabilities that consisted of embedded conversion features in the Company’s convertible promissory notes.

Pursuant to the guidance of ASC 815, these derivative instruments are required to be recorded as liabilities on the balance sheet measured at fair value and are marked-to-market at each balance sheet date with the change in fair value being recorded in the consolidated statements of operations as other income or expense.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 10

Note 4	Derivative Liabilities – (cont’d)

A summary of the Company’s derivative liabilities for the years ended September 30, 2013 and 2012 is as follows:

	2013	2012

Balance, beginning of the period	$-	$67,500
Fair value at issuance of derivative liability	919,000	-
Change in fair value of derivative liability	(15,000)	(67,500)
Balance, end of the period	$904,000	$-

The convertible promissory notes containing embedded conversion features that were required to be separately accounted for as derivative liabilities matured during the year ended September 30, 2012 and consequently, the liability was extinguished as at September 30, 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 11

Note 5	Promissory Notes Payable

	September 30,
	2013	2012
Promissory note dated June 6, 2012 bearing interest at 8% per annum, due on demand	$-	$49,000

Promissory note dated June 26, 2012 bearing interest at 8% per annum, due on demand	-	250,000

Promissory note dated December 31, 2012 bearing interest at 12% per annum, due on December 31, 2013	100,000	-

Promissory note dated January 9, 2013 with a principal balance of $84,060 (CDN$86,677), bearing interest at 12% per annum, secured by all the present and future assets of the Company; due on demand	84,060	-

Promissory note dated January 9, 2013 with a principal balance of $26,803 (CDN$27,639), bearing interest at 12% per annum, secured by all the present and future assets of the Company; due on demand	26,803	-
	210,863	299,000
Less: current portion	(210,863)	(299,000)
	$-	$-

On June 6, 2012, the Company issued a promissory note having a principal balance of $49,000 with terms that included interest at 8% per annum and matured on December 3, 2012. On July 5, 2013, this note, along with accrued interest of $3,200, was settled in exchange for 130,501 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance. In connection with the issuance of this note, the Company paid a finder’s fee totaling $4,900 which was deferred and amortized to income using the effective interest method over the terms of the note. As at September 30, 2013, there remained an unamortized balance of $Nil (September 30, 2012: $1,215) in respect of this deferred financing charge.

On June 26, 2012, the Company issued a promissory note having a principal balance of $250,000 with terms that included interest at 8% per annum and matured on March 31, 2013. On July 5, 2013, this note, along with accrued interest of $15,233, was settled in exchange for 663,082 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 12

Note 5	Promissory Notes Payable – (cont’d)

On October 17, 2012, the Company issued a promissory note having a principal balance of $150,000 with terms that included interest at 8% per annum and matured on March 31, 2013. On July 5, 2013, this note, along with accrued interest of $5,425 was settled in exchange for 388,562 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

On November 14, 2012, the Company issued a promissory note having a principal balance of $50,000 with terms that included interest at 8% per annum and matured on March 31, 2013. On July 5, 2013, this note, along with accrued interest of $1,501 was settled in exchange for 128,753 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

On December 31, 2012, the Company issued a promissory note having a principal balance of $100,000 with terms that included interest at 12% per annum and matured on June 30, 2013, in exchange for an accounts payable owing in respect of unpaid consulting fees. This note was not repaid on June 30, 2013 and the maturity date has been extended to December 31, 2013.

On February 8, 2013, the Company issued a promissory note having a principal balance of $50,000 with terms that included interest at 10% per annum and matured on June 8, 2013. On July 5, 2013, this note, along with accrued interest of $699 was settled in exchange for 126,747 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 13

Note 5	Promissory Notes Payable – (cont’d)

On January 9, 2013, the Company issued two promissory notes (the “Secured Notes”);

a)

The Company issued a promissory note in the amount of $87,865 (CDN$86,677) to the former President, Secretary, Treasurer, CFO and director of the Company (the “President”) in exchange for unpaid consulting fees owing to the President. The note is bearing interest at 12% per annum and was due June 30, 2013.

b)

The Company issued a promissory note in the amount of $28,017 (CDN$27,639) to a former director of the Company (the “Director”) in exchange for unpaid consulting fees owing to the Director. The note is bearing interest at 12% per annum and was due June 30, 2013.

The Secured Notes are secured by a right to delay the transfer of any or all of the Company’s assets until the obligations of the Secured Notes are satisfied, including a restriction on the transfer of cash by the Company and a security interest over the intellectual property of the Company. The security interests of the Secured Notes is ranked senior to any and all security interests granted prior to the issuance of the notes and to all subsequent security interests granted, unless the holders agree in writing to other terms.

In addition, if the promissory notes are not repaid within 10 days of their maturity dates, they shall bear late fees in addition to interest accruing, at a rate of $100 per day per note.

In an event of default by the Company under the terms of the promissory notes, the notes shall bear additional late fees of $500 per day per note.

Subsequent to the issuance of these promissory notes, the President resigned as President, Secretary, Treasurer, CFO and director of the Company and the Director resigned as director of the Company.

The Company did not repay the notes on June 30, 2013. The Company has disputed the issuance of the Secured Notes and should there be an attempt to enforce the Secured Notes or collection on them, the Company will consider a legal remedy. The Company had not accrued any late fees in connection with these promissory notes as at September 30, 2013 as the Company does not consider these amounts to be legally enforceable.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 14

Note 5	Promissory Notes Payable – (cont’d)

Extinguishment of promissory notes payable and accounts payable

On July 5, 2013, the Company issued equity units in settlement of certain of its promissory notes and trade accounts payable. Each unit consisted of one common share and common share purchase warrant entitling the holder to purchase an additional common share at $0.75 until July 5, 2018.

The promissory note and accounts payable settlements are summarized as follows:

Amount Settled			Units issued
		Accrued			Loss on
Date of Note	Principal	Interest	Number	Fair Value	Settlement
Promissory notes payable
June 6, 2012	49,000	3,200	130,501	98,205	46,005
June 26, 2012	250,000	15,233	663,082	498,972	233,739
October 17, 2012	150,000	5,425	388,562	292,394	136,969
November 14, 2012	50,000	1,501	128,753	96,887	45,386
February 8, 2013	50,000	699	126,747	95,377	44,678
	549,000	26,058	1,437,645	1,081,835	$506,777

Accounts payable	1,108,506	-	2,771,265	2,085,386	976,880

	$1,657,506	$26,058	4,208,910	$3,167,221	$1,483,657

The fair value of each unit issued was determined to be $0.753 determined by aggregating (i) the fair value of $0.61 for the Company’s common shares based on their quoted market price on the date of settlement and (ii) the fair value of $0.143 for each warrant included in the Company’s units. The fair value of the Company’s warrants was determined using the binomial option pricing model with the following assumptions:

Stock price	$0.61
Exercise price	$0.75
Expected volatility	81.57%
Risk-free discount rate	0.28%
Expected term	1.49 years
Expected dividend yield	0.00%

The loss on settlement of debt was reduced by an amount of $11,449 relating to the interest that accrued on the promissory notes that was forgiven upon settlement of the notes payable in exchange for shares.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 15

Note 6	Capital Stock

On May 24, 2006, the board of directors approved a six (6) for one (1) forward split of the authorized issued and outstanding common stock. The Company’s authorized capital increased from 25,000,000 shares of common stock to 150,000,000 shares of common stock.

On September 24, 2007, the Company issued 222,222 common shares at $3.60 per share for a total of $800,000 for research and development expenses. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On September 25, 2007, the Company settled a loan payable in the amount of $333,000 by issuing 92,500 common shares at $3.60 per share, being the quoted market price of the Company’s common stock on the settlement date.

On December 10, 2007, the Company issued 150,000 units at $3.50 per unit for proceeds of $525,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until December 10, 2009.

On December 18, 2007, the Company issued 10,000 shares at $4.50 per share for a total of $45,000 pursuant to an agreement to settle a debt and issued 50,000 shares at $3.86 per share for a total of $193,000 pursuant to a consulting agreement. The Company recorded compensation expense of $65,000 in respect of these issuances based on the excess of the fair value of these shares over the balances at which they were recorded by the Company.

On May 15, 2008, the Company issued 65,000 common shares at $5.24 per share for a total of $340,600 to its former CEO in accordance with the terms of a severance agreement upon the termination of his services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 25,000 common shares at $5.07 per share for a total of $ 126,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 142,698 units at $4.25 per unit for proceeds of $606,467 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until August 19, 2009.

On November 20, 2008, the Company issued 25,000 common shares at $2.63 per share for a total of $65,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On February 20, 2009, the Company issued 25,000 common shares at $2.50 per share for a total of $62,500 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 16

Note 6	Capital Stock – (cont’d)

On March 6, 2009, the Company issued 89,148 units at $2.25 per unit for proceeds of $200,583 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 6, 2010.

On March 20, 2009, the Company issued 10,800 units at $2.25 per unit for proceeds of $24,300 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 20, 2010.

On March 20, 2009, the Company issued 2,500 common shares at $2.00 per share for a total of $5,000 to a public relations consultant pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On May 14, 2009, the Company entered into a revised consulting agreement with a director whereby the consultant returned 75,000 common shares to the Company for cancellation. The return of shares was recorded in the same amount at which they were originally issued. On June 11, 2009 the Company issued 36,000 units at $2.25 per unit for proceeds of $81,000 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until June 11, 2010. The Company paid finders’ fees in the amount of $8,100 in relation to this private placement.

On June 11, 2009 the Company issued 29,227 common shares at $2.25 per share for service rendered by consultants. The common shares were recorded based upon the fair value of the Company’s common stock on the issuance date of the shares.

On June 19, 2009, the Company issued 495,556 units at $2.25 per unit for total proceeds of $1,115,000 pursuant to private placement agreements. Each unit consisted of one common share and one and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $2.25 per share until June 19, 2011.

On June 26, 2009, the Company issued 22,222 common shares at $2.51 per share for finder’s fees related to the issuance of a $500,000 note payable. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issue date.

On August 19, 2009, the Company issued 128,888 units at $2.25 per unit for total proceeds of $289,998. Of these placements, 40,000 units consisted of one common share and one share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until July 9, 2010 and 88,888 Units consisted of one common share and one and one- eighth share purchase warrant entitling the holder to purchase an additional common shares at $2.25 per share until August 4, 2011. The Company paid finders’ fees totalling $19,000 in respect of these private placements.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 17

Note 6	Capital Stock – (cont’d)

On October 2, 2009 the Company issued 266,666 units at $2.25 per unit for proceeds of $600,000 pursuant to private placement agreements. Each unit consisted of one common share and one and one-eighth common share purchase warrant entitling the holder to purchase an additional common shares at $2.25 per share until October 2, 2011. The Company had received $300,000 of this amount in the year ended September 30, 2010.

On February 2, 2010 the Company issued 49,505 common shares of the Company, at their fair value of $2.02 per share pursuant to an agreement with a former officer to settle an outstanding amount owed.

On April 9, 2010, the Company issued 92,499 units at $2.60 per unit for proceeds of $240,498 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until April 9, 2011.

On April 30, 2010, the Company issued 9,825 common shares of the Company, at $2.85 per share as consideration for terminating a consulting agreement and for services rendered under the agreement. The common shares were recorded based upon the quoted market price of the Company’s common stock on the date of the termination of the agreement.

On June 29, 2010, the Company issued 941,000 units at $2.50 per unit for total proceeds of $2,352,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until December 29, 2011.

On July 5, 2010, the Company issued 400,000 units in settlement of $1,000,000 owing to a creditor. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at 3.50 per share until January 5, 2012. The fair value of the units issued was determined to be $1,444,000 on the date they were issued and thus the Company recorded a loss on settlement of accounts payable of $444,000 with a corresponding credit to additional paid-in capital of the same amount on date of issuance. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.50, stock price - $3.15, expected volatility – 68.45%, expected life – 1.5 years, dividend yield – 0.00%.

On September 3, 2010, the Company issued 163,000 units at $2.75 per unit for proceeds of $448,250 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.75 per share until March 3, 2012.

On September 3, 2010, the Company issued 9,000 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.75 per share until March 3, 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 18

Note 6	Capital Stock – (cont’d)

On September 30, 2010, the Company issued 510,638 common shares at $2.35 per share pursuant to the terms of a convertible note payable.

On September 30, 2010, the Company issued 82,310 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until September 30, 2011.

On September 30, 2010, the Company issued 245,748 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $3.00 per share until September 30, 2012.

On November 18, 2010, the Company issued 393,846 units at $2.75 per unit for proceeds of $1,083,075 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until May 18, 2012. The Company paid a finder’s fee totalling $65,363 in respect of this private placement.

On November 18, 2010, the Company issued 3,636 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until May 18, 2012.

On November 18, 2010, the Company issued 853,075 units in the conversion of two notes payable originally convertible at $2.50. The Company recorded debt conversion expense of $504,160, related to the fair value of the additional units issued as a result of converting at the lower conversion price. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $3.00 per share until November 18, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.00, stock price - $4.12, expected volatility – 78.33%, expected life – 2.0 years, dividend yield – 0.00%, risk-free rate – 0.52%.

On November 18, 2010, the Company issued 145,063 shares of common stock at their fair value of $4.12 per share based on their quoted market price pursuant to settling non- convertible interest bearing notes payable outstanding in the amount of $398,922, including accrued interest of $26,032. The Company recorded a loss on settlement of debt of $198,738 based on the difference between the carrying value of the debt settled and the fair value of the shares issued.

On November 18, 2010, the Company issued 181,818 shares of common stock at their fair value of $4.12 per share based on the quoted value of units issued in a private placement on the same date to one creditor in settlement of $500,000 of debt owing. The Company recorded a loss on settlement of accounts payable of $249,090 based on the difference of the carrying value of the account payable and the fair value of the shares issued.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 19

Note 6	Capital Stock – (cont’d)

On November 25, 2010, the Company issued 29,851 units at $3.35 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until November 25, 2012.

On November 25, 2010, the Company issued 2,985 units at $3.35 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until November 25, 2012.

On February 1, 2011, the Company issued 61,014 units at $3.75 per unit for proceeds of $228,800 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $5.25 per share until August 1, 2012.

On May 3, 2011, the Company issued 33,334 units at $3.00 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.00 per share until April 20, 2013.

On June 19, 2011, the Company issued 700,000 common shares at $2.25 per share for proceeds of $1,575,000 pursuant to the exercise of warrants.

On September 26, 2011, the Company issued 650,000 units in settlement of $975,000 of debt owing. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until September 26, 2012. The Company recorded a loss on settlement of accounts payable in the amount of $84,963 based on the fair value of shares being $975,000 at their issuance and the fair value of the warrants determined to be $84,963. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.50, expected volatility – 69%, expected life – 1.0 years, dividend yield – 0.00%, risk-free interest rate – 0.10%.

On December 6, 2011, the Company issued 615,600 units at $1.25 per unit for proceeds of $769,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until December 6, 2012. The Company paid finder’s fees of $77,000 in connection with this private placement.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 20

Note 6	Capital Stock – (cont’d)

On February 9, 2012 the Company issued 8,000 units for service rendered by a director and officer of the Company. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until February 9, 2013. The fair value of the units issued was determined to be $15,896 on the date they were issued and the Company recorded consulting fees of $15,896 on the statement of operations for the year ended September 30, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.74, expected volatility – 84.88%, expected life – 1.0 years, risk free interest rate – 0.15%, dividend yield – 0.00%.

On February 9, 2012, the Company issued 270,000 units at $1.25 per unit for proceeds of $337,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until February 9, 2013. The Company paid a finder’s fee of $33,750 in connection with this private placement.

On May 31, 2012, the Company issued 2,700,513 units in settlement of $1,297,889 in promissory notes and $52,367 of accrued interest on these notes, which was included in accounts payable and accrued liabilities Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share until November 30, 2013.

On June 26, 2012, the Company agreed to issue 75,000 common shares to the former president of the Company for past services and in final settlement of a consulting agreement dated February 1, 2007. These shares were issued on July 12, 2012.

On July 5, 2013, the Company issued 4,208,910 units in settlement of $549,000 in promissory notes, $26,058 of accrued interest on these notes, which was included in accounts payable and accrued liabilities, and $1,108,506 in other accounts payable and accrued liabilities. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share until July 5, 2018 (Note 5).

On July 5, 2013, the Company issued 2,196,133 units at $0.40 per unit for gross proceeds of $878,453 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share until July 5, 2018. The Company paid finder’s fees of $89,680 and issued warrants to purchase 43,923 shares of common stock at $0.75 per share until July 5, 2018 in connection with this private placement. In addition, the Company incurred share issuance costs of $16,494.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 21

Note 6	Capital Stock – (cont’d)

All of the 6,448,966 warrant agreements issued on July 5, 2013 contain the following provisions:

(i)

a full ratchet down adjustment to the exercise price such that in the event the Company, during the term of the warrants, issues common stock or common stock equivalents at a price per share lower than the exercise price of the warrants, the exercise price of the warrants will be adjusted to equal the price at which the new common stock or common stock equivalents are issued;

(ii)

a put option whereby in the event of certain fundamental transactions, as defined in the warrant agreements, the Company may be required to pay the Holder an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model, for each warrant held by the Holder; and

(iii)

a contingent call provision whereby the Company may have the option to call for cancellation all of any portion of the warrants for consideration equal to $0.001 per share, provided the quoted market price of the Company’s common stock exceeds $1.50 for a period of twenty consecutive trading days, subject to certain minimum volume restrictions and other restrictions as provided in the warrant agreements.

Common stock to be issued

During the year ended September 30, 2013, the Company received $60,000 in share subscriptions in respect of the issuance of 120,000 units at $0.50 per unit. Each unit will consist of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $1.00 per share for a period of five years from the date of issuance.

Note 7	Equity Line of Credit

On July 5, 2013, the Company entered into a $10,000,000 purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, (“Lincoln Park”) an Illinois limited liability company (the “Financing”) pursuant to which the Company may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10,000,000 in value of its shares of common stock from time to time over a 36 month period. In connection with the Financing, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 22

The Company will determine, at its own discretion, the timing and amount of its sales of common stock, subject to certain conditions and limitations. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of the Company’s shares of common stock immediately preceding the time of sale without any fixed discount, provided that in no event will such shares be sold to Lincoln Park when the closing sale price is less than $0.50 per share. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or similar transaction occurring during the business days used to compute such price.

Pursuant to the Purchase Agreement, Lincoln Park initially purchased 250,000 shares of the Company’s common stock for $100,000. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 341,858 shares of common stock as a commitment fee and shall issue up to 133,409 shares pro rata, when and if, Lincoln Park purchases at the Company’s discretion the remaining $10,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

On October 23, 2013, the registration statement was declared effective by the SEC.

The Company incurred $71,335 in direct expenses in connection with the Purchase Agreement and registration statement. These were recorded as share issuance costs as a charge against additional paid in capital during the year ended September 30, 2013.

Note 8	Related Party Transactions

The following amounts have been donated to the Company by the directors:

			January 23, 2004
	Year ended September 30,		(Date of Inception)
	2013	2012	to September 30, 2013

Management fees	$-	$-	$14,625
Rent	-	-	3,750
Debt forgiven by directors	-	-	33,666
	$-	$-	$52,041

During the year ended September 30, 2013, the Company was charged consulting fees totaling $81,072 (2012: $479,434) by directors, officers and a significant shareholder of the Company. As at September 30, 2013, included in accounts payable and accrued liabilities is $30,447 (2012: $127,452) owing to directors and officers of the Company and a former director and officer of the Company.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 23

On July 5, 2013, pursuant to an employment agreement with the newly appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and Director, of the Company, the Company:

i)

granted 2,000,000 fully vested share purchase options exercisable at $0.40 per share until July 5, 2023. The Company recognized stock based compensation expense of $1,002,500 (2012: $Nil) during the year ended September 30, 2013 in connection with these options.

ii)	issued 4,000,000 shares of restricted common stock that vest as follows:

•	25% upon the Company starting a Phase Ib/IIb human study
•	25% upon the Company in-licensing additional assets in clinical or pre-clinical stage
•	25% upon the Company securing additional non-dilutive equity funding in 2013 of at least $5,000,000 with a share price higher than the previous funding.
•	25% upon the Company obtaining a listing on a major stock exchange.

No stock-based compensation has been recorded in connection with the issuance of these shares in the financial statements for the year ended September 30, 2013 as none of the performance conditions have yet been met.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 24

Note 9	Commitments

a)	Share Purchase Warrants

A summary of the Company’s share purchase warrants outstanding is presented below:

		Weighted
		Average
		Exercise
	Number of Shares	Price

Balance, September 30, 2011	2,655,479	$3.16
Expired	(1,552,651)	$3.16
Issued	3,147,313	$0.93
Balance, September 30, 2012	4,250,141	$1.16
Expired	(1,549,628)	$2.56
Issued	6,448,966	$0.75
Balance, September 30, 2013	9,149,479	$0.75

At September 30, 2013, the Company has 9,149,479 currently exercisable share purchase warrants outstanding as follows:

Number	Exercise Price	Expiry Date
2,700,513	$0.75	November 30, 2013
6,448,966	$0.75	July 5, 2018
9,149,479

During the year ended September 30, 2012, the exercise price and expiry of 200,000 warrants exercisable at $3.50 and expiring January 5, 2012 were modified and extended such that these warrants were exercisable at $1.50 until January 5, 2013. The fair value of this modification was determined to be $80,200 and was determined using the Black-Scholes option pricing model using the following weighted average assumptions: risk-free interest rate: 0.11%, expected life: 1.0 year, annualized volatility: 79.46%, dividend rate: 0%.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 25

Note 9	Commitments – (cont’d)

b)	Stock–based Compensation Plan

In April, 2007, the Company adopted a stock option plan which provides for the granting of stock options to selected directors, officers, employees or consultants in an aggregate amount of up to 3,000,000 common shares of the Company and, in any case, the number of shares to be issued to any one individual pursuant to the exercise of options shall not exceed 10% of the issued and outstanding share capital. The granting of stock options, exercise prices and terms are determined by the Company's Board of Directors. If no vesting schedule is specified by the Board of Directors on the grant of options, then the options shall vest over a 4-year period with 25% of the options granted vesting each year commencing 1 year from the grant date. For stockholders who have greater than 10% of the outstanding common shares of the Company and who have granted options, the exercise price of their options shall not be less than 110% of the fair of the stock on grant date. Otherwise, options granted shall have an exercise price equal to their fair value on grant date.

On February 2, 2011, the Company amended and restated the 2007 stock option plan to increase the number of options authorized to 4,000,000.

A summary of the status of Company’s outstanding stock purchase options for the year ended September 30, 2013 is presented below:

		Weighted	Weighted
	Number of	Average	Average Grant
	Shares	Exercise Price	Date fair value
Outstanding at September 30, 2011	2,375,000	$3.18
Forfeited	(1,100,000)	$2.82
Granted	500,000	$1.50	$0.72
Outstanding at September 30, 2012	1,775,000	$2.94
Expired	(550,000)	$3.86
Forfeited	(150,000)	$3.72
Granted	2,000,000	$0.40	$0.50
Outstanding at September 30, 2013	3,075,000	$1.26
Exercisable at September 30, 2013	2,305,000	$0.79
Exercisable at September 30, 2012	905,000	$2.81

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 26

Note 9	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

At September 30, 2013, the following stock options were outstanding:

Number of Shares				Aggregate	Remaining
	Number	Exercise		Intrinsic	Contractual
Total	Vested	Price	Expiry Date	Value	Life (yrs)
150,000 (1)	150,000	$3.10	June 30, 2014	-	0.75
500,000 (2)	-	$2.50	October 19, 2013	-	0.05
5,000 (3)	5,000	$2.50	March 2, 2014	-	0.42
50,000 (4)	50,000	$3.50	June 30, 2014	-	0.75
100,000 (5)	100,000	$3.67	March 30, 2016	-	2.50
270,000 (6)	-	$3.00	February 8, 2017	-	3.36
2,000,000 (7)	2,000,000	$0.40	July 5, 2023	500,000	9.77
3,075,000	2,305,000			500,000

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted market price of the Company’s stock for the options that were in-the-money at September 30, 2013.

(1)

As at September 30, 2013 and 2012, these options had fully vested. During the year ended September 30, 2012, the expiry of these options was extended from June 3, 2013 to June 30, 2014. The fair value of this modification was determined to be $18,600 and was determined using the Black Scholes option pricing model using the following weighted average assumptions: risk-free interest rate: 0.31%, expected life: 2.0 years, annualized volatility: 84.74%, dividend rate: 0%. The Company did not recognize any stock-based compensation for these options during the year ended September 30, 2013 (2012: $18,600).

(2)

As at September 30, 2013 and 2012, none of these options have vested. The options vest as to 100,000 per compound entered into a phase II trial. The fair value of these options was calculated to be $740,000, which the Company has not yet recognized in the financial statements as the performance conditions have not yet been met.

(3)	As at September 30, 2013 and 2012, these options had fully vested. The Company did not recognize any stock-based compensation for these options during the year ended September 30, 2013 (2012: $nil).

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 27

Note 9	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

(4)

As at September 30, 2013 and 2012, these options had fully vested. The Company did not recognize any stock-based compensation during the year ended September 30, 2013 (2012: $nil). During the year ended September 30, 2012, the expiry of these options was shortened from June 29, 2015 to June 30, 2014. The Company did not recognize any stock based compensation expense in connection with this modification because the fair value of the modified options was less than the fair value of the options under the old terms.

(5)

As at September 30, 2013 and 2012, these options had fully vested. The fair value of these options at issuance was calculated to be $267,000. The Company did not recognize any stock-based compensation during the year ended September 30, 2013 (2012: $6,500).

(6)

As at September 30, 2013 and 2012, these options had not vested. The options vest upon one or more compounds: entering Phase II trial – 90,000 options; entering Phase III trial – 90,000 options; and receiving FDA approval – 90,000 options. No stock-based compensation has been recorded in the financial statements as none of the performance conditions have yet been met.

(7)

As at September 30, 2013 these options had fully vested (2012: None of these options had vested). These options were granted during the year ended September 30, 2013 and vested immediately upon granting. The Company recognized stock based compensation expense of $1,002,500 (2012: $Nil) during the year ended September 30, 2013 in connection with these options.

During the year ended September 30, 2013, 150,000 options were forfeited for which the Company had recognized stock-based compensation of $Nil (2012: $163,415) during the year ended September 30, 2013.

During the year ended September 30, 2012, 1,100,000 options were forfeited for which the Company had recognized stock-based compensation of $33,493 during the year ended September 30, 2012.

The fair value of stock options granted has been determined using the Black-Scholes option pricing model using the following weighted average assumptions applied to stock options granted during the periods:

	2013	2012
Risk-free interest rate	2.73%	0.83% - 2.19%
Expected life of options	10.0 years	4.25 - 5.0 years
Annualized volatility	71.39%	57.87% - 95.25%
Dividend rate	0.00%	0.00%

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 28

Note 9	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

At September 30, 2013, the following summarizes the unvested stock options:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Grant-Date
	Shares	Price	Fair Value
Unvested options at September 30, 2011	1,445,000	$3.33	$2.17
Granted	500,000	$1.50	$0.72
Forfeited	(900,000)	$2.74	$1.60
Vested	(175,000)	$3.71	$2.70
Unvested options at September 30, 2012	870,000	$2.81	$1.82
Granted	2,000,000	$0.40	$0.50
Expired	(100,000)	$3.86	$2.49
Vested	(2,000,000)	$0.40	$0.50
Unvested options at September 30, 2013	770,000	$2.68	$1.74

As at September 30, 2013, there was no unrecognized compensation cost associated with unvested share-based compensation awards that will become vested exclusive of achieving any performance milestones that is expected to be recognized in the current fiscal year. There has been no stock-based compensation recognized in the financial statements for the year ended September 30, 2013 (2012: $nil) for options that will vest upon the achievement of performance milestones because the Company has determined that satisfaction of the performance milestones was not probable. Compensation relating to stock options exercisable upon achieving performance milestones will be recognized in the period the milestones are achieved.

Stock-based compensation amounts, including those relating to shares issued for services during the years ended September 30, 2013 and 2012, are classified in the Company’s Statement of Operations as follows:

	2013	2012
Consulting fees	$-	$312,903
Research and development	-	80,200
Salaries and wages	1,002,500	-
	$1,002,500	$393,103

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 29

Note 10	Income Taxes

The tax effects of the temporary differences that give rise to the Company’s estimated deferred tax assets and liabilities are as follows:

	2013	2012
Tax rate	34%	34%

Net operating loss carryforwards	$7,141,000	$6,775,000
Research and development tax credits	705,000	741,000
Foreign exchange	(19,000)	28,000
Accrued bonuses	34,000	34,000
Intangible asset costs	51,000	34,000
Stock-based compensation	633,000	-
Valuation allowance for deferred tax assets	(8,545,000)	(7,612,000)

Net deferred tax assets	$-	$-

The provision for income taxes differ from the amount established using the statutory income tax rate as follows:

	2013	2012

Income benefit at statutory rate	$(1,258,000)	$(2,823,000)
Foreign income taxed at foreign statutory rate	-	(2,000)
Debt extinguishment	501,000	1,302,000
Research and development tax credit	(17,000)	(175,000)
Fair value of derivative liability	7,000	(23,000)
Debt accretion	-	33,000
Other permanent differences	(5,000)	113,000
Adjustment to prior years' tax provision	(161,000)	-
Change in valuation allowance	933,000	1,575,000

Income Tax Expense	$-	$-

As of September 30, 2013, the Company had net operating loss carry-forwards of approximately $21,022,000 (2012: $20,196,000) available to offset future taxable income. The carry-forwards will begin to expire in 2027 unless utilized in earlier years. The Company has not yet filed any tax returns in France as they are not yet due.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 30

Note 10	Income Taxes – (cont’d)

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income. Because management of the Company does not currently believe that it is more likely than not that the Company will receive the benefit of these assets, a valuation allowance equal to the deferred tax asset has been established at both September 30, 2013 and 2012.

Uncertain Tax Positions

The Company files income tax returns in the U.S. federal jurisdiction, various state and foreign jurisdictions. The Company’s tax returns are subject to tax examinations by U.S. federal and state tax authorities, or examinations by foreign tax authorities until respective statute of limitation. The Company is subject to tax examinations by tax authorities for all taxation years commencing on or after 2005.

Note 11	Supplemental Cash Flow Information

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.

During the year ended September 30, 2013;

a)

The Company issued three promissory notes in the principal amounts of $100,000, $87,865 (CDN$86,677) and $28,017 (CDN$27,639) in exchange for accounts payable owing to three vendors in respect of unpaid consulting fees.

b)

The Company issued 4,208,910 units of the Company at their fair value of $1.02 per unit to settle (i) interest bearing notes payable outstanding in the amount of $549,000; (ii) accrued interest in connection with the notes payable of $26,058 included in accounts payable and accrued liabilities; and (iii) accounts payable of $1,108,506. Each unit consisted of one common share and one common share purchase warrant exercisable into one additional common share for $0.75 per share until July 5, 2018. In addition, in connection with the settlement, $11,449 of accrued interest with respect to the notes payable was forgiven. The Company recorded a loss on debt settlement of $1,472,208 as a result of this transaction.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2013 and 2012 – Page 31

Note 11	Supplemental Cash Flow Information – (cont’d)

During the year ended September 30, 2012:

a)

The Company issued 544,667 units of the Company at their fair value of $1.918 per unit to settle a convertible interest bearing note payable outstanding in the amount of $272,333, including accrued interest of $22,333 included in accounts payable and accrued liabilities and 2,155,846 units of the Company at their fair value of $1.918 per unit to settle non- convertible interest bearing notes payable outstanding in the amount of $1,077,923 including accrued interest of $30,034 included in accounts payable and accrued liabilities. Each unit consisted of one common share and one common share purchase warrant exercisable into one additional common share for $0.75 per share until November 30, 2013. The Company recorded a loss on debt settlement of $3,829,333 as a result of this transaction.

b)	The Company issued 75,000 common shares at their fair value of $1.00 per share for a total of $75,000 to the former President of the Company pursuant to a severance agreement.

ANAVEX LIFE SCIENCES CORP.

(A Development Stage Company)

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014

(Unaudited)

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2014 and September 30, 2013
(Unaudited)

ASSETS
	March 31,	September 30,
	2014	2013

Current
Cash	$9,193,558	$345,074
Prepaid expenses	28,478	48,375
	9,222,036	393,449
Deferred financing charges	1,068,541	-
Equipment	1,943	-
	$10,292,520	$393,449

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,689,605	1,741,797
Promissory notes payable	193,720	$210,863
	1,883,325	1,952,660
Derivative financial instruments - warrants	-	904,000
Convertible debentures, net of debt discounts	1,011	-
	1,884,336	2,856,660

CAPITAL DEFICIT

Capital stock
Authorized: 150,000,000 common shares, par value $0.001 per share Issued and outstanding: 38,260,098 common shares (September 30, 2013 - 37,237,588)	38,261	37,238
Additional paid-in capital	49,595,118	38,644,523
Common stock to be issued	640,000	60,000
Deficit accumulated during the development stage	(41,865,195)	(41,204,972)
	8,408,184	(2,463,211)
	$10,292,520	$393,449

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended March 31, 2014 and 2013
and for the period from January 23, 2004 (Date of Inception) to March 31, 2014
(Unaudited)

					January 23, 2004
	Three months ended March 31,		Six months ended March 31,		(Date of Inception)
	2014	2013	2014	2013	to March 31, 2014
Operating expenses
General and administrative - Notes 9 and 10	$903,015	$126,551	$1,207,443	$415,415	$18,406,207
Research and development	118,152	560	123,332	127,563	12,946,128

Total operating expenses	(1,021,167)	(127,111)	(1,330,775)	(542,978)	(31,352,335)

Other income (expenses)
Interest and finance expenses, net	(5,079)	(16,558)	(8,366)	(26,783)	(685,728)
Accretion of debt discounts	(1,011)	-	(1,011)	-	(2,175,672)
Change in fair value of derivative financial instruments	-	-	683,000	-	234,726
Debt conversion expense	-	-	-	-	(504,160)
Loss on settlement of accounts payable	-	-	-	-	(1,754,933)
Loss on extinguishment of debt	-	-	-	-	(5,010,868)
Foreign exchange gain (loss)	8,397	37,569	(3,071)	10,144	(65,421)

Total other income (expenses), net	2,307	21,011	670,552	(16,639)	(9,962,056)

Net loss and comprehensive loss for the period	$(1,018,860)	$(106,100)	$(660,223)	$(559,617)	$(41,314,391)

Loss per share
Basic	$(0.03)	$(0.00)	$(0.02)	$(0.02)
Diluted	$(0.03)	$(0.00)	$(0.04)	$(0.02)

Weighted average number of shares outstanding
Basic	37,881,209	30,240,687	37,680,823	30,240,687
Diluted	37,881,209	30,240,687	37,680,823	30,240,687

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the six months ended March 31, 2014 and 2013
and for the period from January 23, 2004 (Date of Inception) to March 31, 2014
(Unaudited)

			January 23, 2004
	Six months ended March 31,		(Date of Inception)
	2014	2013	to March 31, 2014

Cash Flows used in Operating Activities
Net loss for the period	$(660,223)	$(559,617)	$(41,314,391)
Adjustments to reconcile net loss to net cash used in operations:
Amortization and depreciation	384	576	6,015
Accretion of debt discount	1,011	-	2,175,672
Stock-based compensation	-	-	5,845,047
Common shares to be issued for services	610,000	-	610,000
Amortization of deferred financing charge	1,199	1,215	165,126
Change in fair value of derivative financial instruments	(683,000)	-	(234,726)
Consulting expense recorded in exchange for shares to be issued	-	-	236,337
Common shares issued for consulting expenses	-	-	406,405
Promissory note issued for severance	-	-	71,500
Common shares issued for severance	-	-	415,600
Common shares issued for research and development expenses	-	-	800,000
Management fees contributed	-	-	14,625
Debt conversion expense	-	-	504,160
Loss on settlement of accounts payable	-	-	1,754,933
Loss on extinguishment of debt	-	-	5,010,868
Rent contributed	-	-	3,750
Unrealized foreign exchange	(17,143)	(3,590)	(22,080)
Changes in non-cash working capital balances related to operations:
VAT recoverable	-	-	-
Prepaid expenses	(12,253)	-	(12,253)
Accounts payable and accrued liabilities	(22,494)	300,541	6,215,965
Net cash used in operating activities	(782,519)	(260,875)	(17,347,447)

Cash Flows used in Investing Activities
Acquisition of equipment	(2,327)	-	(7,958)
Net cash used in investing activities	(2,327)	-	(7,958)

Cash Flows provided by Financing Activities
Issuance of common shares, net of share issue costs	398,170	-	11,446,288
Share subscriptions received	(30,000)	-	30,000
Proceeds from promissory notes	-	250,000	5,649,000
Financing fees	(734,840)	-	(842,990)
Repayment of promissory note	-	-	(100,000)
Issuance of convertible debentures	10,000,000		10,000,000
Due to related parties	-	-	33,665
Shareholder advances	-	-	333,000
Net cash provided by financing activities	9,633,330	250,000	26,548,963

Increase (decrease) in cash during the period	8,848,484	(10,875)	9,193,558
Cash, beginning of period	345,074	11,362	-
Cash, end of period	$9,193,558	$487	$9,193,558

Supplemental Cash Flow Information - Note 11

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to March 31, 2014

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Capital stock issued for cash on January 23, 2004 - at $0.0033	12,000,000	$12,000	$28,000	$-	$-	$40,000
Net loss from January 23, 2004 to September 30, 2004	-	-	-	-	(14,395)	(14,395)

Balance, September 30, 2004	12,000,000	12,000	28,000	-	(14,395)	25,605
Capital stock issued for cash on December 31, 2004 - at $0.0033
	7,200,000	7,200	16,800	-	-	24,000
Management fees contributed	-	-	13,000	-	-	13,000
Rent contributed	-	-	3,000	-	-	3,000
Net loss for the year	-	-	-	-	(91,625)	(91,625)

Balance, September 30, 2005	19,200,000	19,200	60,800	-	(106,020)	(26,020)
Management fees contributed	-	-	1,625	-	-	1,625
Rent contributed	-	-	750	-	-	750
Debt forgiven by directors	-	-	33,666	-	-	33,666
Net loss for the year	-	-	-	-	(25,532)	(25,532)

Balance, September 30, 2006	19,200,000	19,200	96,841	-	(131,552)	(15,511)
Capital stock issued for research and development services on September 24, 2007 - at $3.60	222,222	222	799,778	-	-	800,000
Capital stock issued for settlement of loan payable on September 25, 2007 - at $3.60	92,500	93	332,907	-	-	333,000
Net loss for the year	-	-	-	-	(1,579,993)	(1,579,993)

Balance, September 30, 2007	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to March 31, 2014

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2007 - brought forward	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)
Capital stock issued for cash on December 10, 2007 - at $3.50	150,000	150	524,850	-	-	525,000
Capital stock issued for consulting services on December 18, 2007 - at $3.86	50,000	50	192,950	-	-	193,000
Capital stock issued in settlement of debt on December 18, 2007 - at $4.50	10,000	10	44,990	-	-	45,000
Stock-based compensation for shares issued at a discount	-	-	65,000	-	-	65,000
Capital stock issued for severance on May 15, 2008 - at $5.24	65,000	65	340,535	-	-	340,600
Common shares to be issued for consulting services	-	-	-	252,599	-	252,599
Common stock issued for consulting services on August 19, 2008 - at $5.07	25,000	25	126,725	(126,750)	-	-
Capital stock issued for cash on August 19, 2008 - at $4.25	142,698	142	606,325	-	-	606,467
Stock-based compensation	-	-	1,493,937	-	-	1,493,937
Net loss for the year	-	-	-	-	(5,351,269)	(5,351,269)

Balance, September 30, 2008	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to March 31, 2014

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2008 - brought forward	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)
Stock-based compensation	-	-	812,336	-	-	812,336
Capital stock issued for consulting services on November 20, 2008 - $2.63	25,000	25	65,725	(65,750)	-	-
Capital stock issued for consulting services on February 20, 2009 - $2.50	25,000	25	62,475	(62,500)	-	-
Capital stock issued for cash on March 6, 2009 - at $2.25	89,148	89	200,494	-	-	200,583
Capital stock issued for consulting services on March 20, 2009 - at $2.00	2,500	3	4,997	-	-	5,000
Capital stock issued for cash on March 20, 2009 - at $2.25	10,800	11	24,289	-	-	24,300
Capital stock issued for cash on June 11, 2009 - at $2.25	36,000	36	80,964	-	-	81,000
Capital stock issued for services on June 11, 2009 - at $2.25	29,227	29	65,731	-	-	65,760
Capital stock issued for cash on June 19, 2009 - at $2.25	495,556	496	1,114,504	-	-	1,115,000
Capital stock issued for finders' fees on June 26, 2009 - at $2.51	22,222	22	55,755	-	-	55,777
Shares to be issued for consulting services	-	-	-	236,337	-	236,337
Capital stock issued for cash on August 19, 2009 - at $2.25	128,888	129	289,869	-	-	289,998
Less: Finders fees			(72,850)	-	-	(72,850)
Beneficial conversion features on convertible debt issuances	-	-	333,056	-	-	333,056
Extinguishment of debt	-	-	487,469	-	-	487,469
Cancellation of common shares	(75,000)	(75)	234,011	(233,936)	-	-
Share subscriptions received	-	-	-	300,000	-	300,000
Net loss for the year	-	-	-	-	(5,499,419)	(5,499,419)

Balance, September 30, 2009	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to March 31, 2014

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2009 - brought forward	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)
Cumulative effect of accounting changes	-	-	(333,056)	-	(550,804)	(883,860)
Capital stock issued for cash on October 2, 2009 - at $2.25	266,666	267	599,733	(300,000)	-	300,000
Capital stock issued in settlement of promissory note on February 2, 2010 - at $2.02	49,505	49	99,951	-	-	100,000
Capital stock issued for cash on April 9, 2010 - at $2.60	92,499	93	240,405	-	-	240,498
Capital stock issued in settlement of debt on April 30, 2010 - at $2.85	9,825	9	27,991	-	-	28,000
Finders' fees paid in cash	-	-	(24,050)	-	-	(24,050)
Capital stock issued for cash on June 29, 2010 - at $2.50	941,000	941	2,351,559	-	-	2,352,500
Finders' fees paid in cash	-	-	(206,500)	-	-	(206,500)
Capital stock issued in settlement of debt on July 5, 2010 - at $2.50	400,000	400	999,600	-	-	1,000,000
Capital stock issued for cash on September 3, 2010 - at $2.75	163,000	163	448,087	-	-	448,250
Capital stock issued for finders' fees on September 3, 2010 - at $2.75	9,000	9	(9)	-	-	-
Finders' fees paid in cash	-	-	(15,125)	-	-	(15,125)
Shares issud on conversion of promissory note on September 30, 2010 - at $2.25	328,058	328	737,802	-	-	738,130
Shares issud on conversion of promissory note on September 30, 2010 - at $2.35	510,638	511	1,199,489	-	-	1,200,000
Reclassification of dervative liability on modification of note	-	-	3,144,520	-	-	3,144,520
Settlementterms of accounts payable	-	-	444,000	-	-	444,000
Stock-based compensation	-	-	770,055	-	-	770,055
Equity component of convertible promissory note	-	-	44,220	-	-	44,220
Net loss for the year	-	-	-	-	(8,783,037)	(8,783,037)

Balance, September 30, 2010	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to March 31, 2014

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2010 - brought forward	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)
Capital stock issued for cash on November 18, 2010 - at $2.75	393,846	393	1,082,682	-	-	1,083,075
Less: Share issue costs	-	-	(65,363)	-	-	(65,363)
Capital stock issued for finders' fees on November 18, 2010 - at $2.75	3,636	4	(4)	-	-	-
Shares issued on the conversion of promissory note on November 18, 2010 - at $2.25	853,075	853	1,918,565	-	-	1,919,418
Debt conversion expense	-	-	504,160	-	-	504,160
Shares issued on the conversion of a promissory note on November 18, 2010 - at $4.12	145,063	145	597,515	-	-	597,660
Capital stock issued in settlement of debt on November 18, 2010 - at $4.12	181,818	182	748,908	-	-	749,090
Capital stock issued for cash on November 25, 2010 - at $3.35	29,851	30	99,970	-	-	100,000
Capital stock issued for finders' fees on on November 25, 2010 - at $3.35	2,985	3	(3)	-	-	-
Capital stock issued for cash on February 1, 2011 - at $3.75
	61,014	61	228,739	-	-	228,800
Capital stock issued for cash on May 3, 2011 - at $3.00	33,334	34	99,966	-	-	100,000
Capital stock issued on exercise of warrants for cash on June 19, 2011 - at $2.25	700,000	700	1,574,300	-	-	1,575,000
Equity units issued in settlement of an account payable on September 28, 2011	650,000	650	1,059,313			1,059,963
Stock-based compensation	-	-	1,273,162	-	-	1,273,162
Net loss for the period	-	-	-	-	(7,307,147)	(7,307,147)

Balance, September 30, 2011	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to March 31, 2014

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2011 - brought forward	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)

Capital stock issued for cash on December 6, 2011 - at $1.25	615,600	616	768,884	-	-	769,500
Less: Share issue costs	-	-	(77,000)	-	-	(77,000)

Capital stock issued for cash on February 9, 2012 - at $1.25	270,000	270	337,230	-	-	337,500
Less: Share issue costs	-	-	(33,750)	-	-	(33,750)

Equity units issued for services on February 9, 2012 - at $1.99	8,000	8	15,888	-	-	15,896
Equity units issued for settlement of loans payable on May 31, 2012	2,700,513	2,700	5,176,884	-	-	5,179,584
Capital stock issued for services on July 12, 2012 - at $1.00	75,000	75	74,925	-	-	75,000
Stock-based compensation	-	-	302,208	-	-	302,208
Net loss for the period	-	-	-	-	(8,301,705)	(8,301,705)

Balance, September 30, 2012	30,240,687	30,241	34,599,514	-	(37,504,926)	(2,875,171)
Equity units issued for settlement of loans payable on July 5, 2013	4,208,910	4,209	2,563,011	-	-	2,567,220
Capital stock issued for cash on July 5, 2013 - at $0.40	2,196,133	2,196	563,257	-	-	565,453
Less: Share issue costs			(112,174)	-	-	(112,174)
Initial purchase shares issued under Purchase Agreement on July 5, 2013 - at $0.40	591,858	592	99,750	-	-	100,342
Less: Share issue costs	-	-	(71,335)	-	-	(71,335)
Common stock to be issued for cash - at $0.50	-	-	-	60,000	-	60,000
Stock-based compensation	-	-	1,002,500			1,002,500
Net loss for the period	-	-	-	-	(3,700,046)	(3,700,046)

Balance, September 30, 2013 - brought forward	37,237,588	$37,238	$38,644,523	$60,000	$(41,204,972)	$(2,463,211)

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Consolidated Statement of Changes in Capital Deficit
For the period from January 23, 2004 (Date of Inception) to March 31, 2014

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2013 - brought forward	37,237,588	$37,238	$38,644,523	$60,000	$(41,204,972)	$(2,463,211)
Equity units issued under Purchase Agreement	400,000	400	187,770	-	-	188,170
Commitment shares issued under terms of Purchase Agreement	2,510	3	(3)	-	-	-
Capital stock issued for cash - at $0.50	120,000	120	59,880	(60,000)		-
Capital stock issued for cash - at $0.30	500,000	500	149,500	30,000		180,000
Share issue costs, net of recovery	-	-	(2,452)	-	-	(2,452)
Issuance of detachable warrants	-	-	5,989,900	-	-	5,989,900
Agent's warrants issued in connection with convertible debentures	-	-	334,900	-	-	334,900

Beneficial conversion feature on convertible debentures issued	-	-	4,010,100	-	-	4,010,100
Reclassification of derivative financial instruments upon modification of warrant terms	-	-	221,000	-	-	221,000

Capital stock to be issued pursuant to employment agreement	-	-	-	610,000	-	610,000
Net loss for the period	-	-	-	-	(660,223)	(660,223)

Balance, March 31, 2014	38,260,098	$38,261	$49,595,118	$640,000	$(41,865,195)	$8,408,184

SEE ACCOMPANYING NOTES

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2012
(Unaudited)

Note 1	Business Description, Basis of Presentation and Liquidity

Business

Anavex Life Sciences Corp. (the “Company”) is a pharmaceutical company engaged in the development of drug candidates.

The Company’s lead compound, ANAVEX 2-73 is being developed to treat Alzheimer’s disease through disease modification.

In pre-clinical studies conducted in France and in Greece, ANAVEX 2-73 demonstrated anti- amnesic and neuroprotective properties. Based on these pre-clinical studies, the Company sponsored a Phase 1 single ascending dose study of ANAVEX 2-73, which was initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services. The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. Clinical trials had been delayed due to lack of funding. During the six months ended March 31, 2014, the Company completed the closing of a securities purchase agreement in the aggregate principal amount of $10,000,000 (Note 6), the proceeds from which the Company intends to use to further its business plan and clinical trials of ANAVEX 2-73 and ANAVEX PLUS.

The Company plans to continue human clinical trials, among them a prospective Phase 1b/2a study of ANAVEX 2-73 and ANAVEX PLUS, and a Phase 2 trial thereafter and to identify and initiate discussions with potential partners in the next 12 months. Further, the Company may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further its goals.

Basis of Presentation and Liquidity

These interim condensed consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the annual financial statements in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained herein. These interim condensed financial statements should be read in conjunction with the audited financial statements included in its annual report on Form 10-K for the year ended September 30, 2013. The Company follows the same accounting policies in the preparation of interim reports.

Certain amounts for the prior periods have been reclassified to conform to the current period’s presentation. These reclassifications did not impact reported results or earnings per share.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 2

Note 1	Business Description, Basis of Presentation and Liquidity – (cont’d)

Operating results for the six months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ended September 30, 2014.

Basic and Diluted Loss per Share

The basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Additionally, the numerator is also adjusted for changes in fair value of the warrant liability which is presumed to be share settled. For the six months ended March 31, 2014, loss per share excludes 77,305,632 (2012 – 4,697,847) potentially dilutive common shares (related to outstanding options and warrants) as their effect was anti- dilutive.

Note 2	Recent Accounting Pronouncements

There are no new accounting pronouncements that the Company recently adopted or are pending the Company’s adoption that are expected to have a material impact on the Company’s results of operations, financial position or cash flows.

Note 3	Equipment

		March 31, 2014
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$2,327	$384	$1,943

		September 30, 2013
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$5,631	$5,631	$-

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 3

Note 4	Derivative Financial Instruments

During the year ended September 30, 2013, the Company issued an aggregate of 6,448,966 common stock purchase warrants that were required to be accounted for as liabilities pursuant to ASC 815.

At September 30, 2013, these common stock purchase warrants were still outstanding and were being accounted for pursuant to the guidance of ASC 815, whereby these derivative instruments are required to be recorded as liabilities on the balance sheet measured at fair value and were marked-to-market at each balance sheet date with the change in fair value being recorded in the consolidated statements of operations as other income or expense.

Effective in the six months ended March 31, 2014, the common stock purchase warrants were amended. As of the modification date, these warrants are no longer required to be accounted for as liabilities.

Pursuant to the guidance of ASC 815, the Company reclassified the fair value of these instruments on the date of modification into equity, with the change in fair value up to the date of modification being recorded on the consolidated statements of operations as other income.

A summary of the Company’s derivative liabilities for the three months ended March 31, 2014 and for the year ended September 30, 2013 is as follows:

	March 31,	September 30,
	2014	2013

Balance, beginning of the period	$904,000	$-
Fair value at issuance of derivative liability	-	919,000
Change in fair value of derivative liability	(683,000)	(15,000)
Transfer to equity upon modification of warrant terms	(221,000)	-
Balance, end of the period	$-	$904,000

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 4

Note 5	Promissory Notes Payable

	March 31,	September 30,
	2014	2013
Promissory note dated December 31, 2012 with a principal balance of $90,390 (CDN$100,000) bearing interest at 12% per annum, due on June 30, 2014	90,390	100,000

Promissory note dated January 9, 2013 with a principal balance of $78,348 (CDN$86,677), bearing interest at 12% per annum, secured by all the present and future assets of the Company; due on demand	78,348	84,060

Promissory note dated January 9, 2013 with a principal balance of $24,982 (CDN$27,639), bearing interest at 12% per annum, secured by all the present and future assets of the Company; due on demand	24,982	26,803
	193,720	210,863
Less: current portion	(193,720)	(210,863)
	$-	$-

On December 31, 2012, the Company issued a promissory note having a principal balance of $90,390 (CDN$100,000) with terms that included interest at 12% per annum and matured on June 30, 2013, in exchange for an accounts payable owing with respect to unpaid consulting fees. This note was not repaid on June 30, 2013 and the maturity date has been extended to June 30, 2014.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 5

Note 5	Promissory Notes Payable – (cont’d)

On January 9, 2013, the Company issued two (2) promissory notes (the “Secured Notes”);

a)

The Company issued a promissory note in the amount of $78,348 (CDN$86,677) to the former President, Secretary, Treasurer, CFO and director of the Company (the “President”) in exchange for unpaid consulting fees owing to the President. The note is bearing interest at 12% per annum and was due June 30, 2013.

b)

The Company issued a promissory note in the amount of $24,982 (CDN$27,639) to a former director of the Company (the “Director”) in exchange for unpaid consulting fees owing to the Director. The note is bearing interest at 12% per annum and was due June 30, 2013.

The Secured Notes are secured by a right to delay the transfer of any or all of the Company’s assets until the obligations of the Secured Notes are satisfied, including a restriction on the transfer of cash by the Company and a security interest over the intellectual property of the Company. The security interests of the Secured Notes is ranked senior to any and all security interests granted prior to the issuance of the notes and to all subsequent security interests granted, unless the holders agree in writing to other terms.

In addition, the Secured Notes contain a provision whereby if they are not repaid within 10 days of their maturity dates, they shall bear late fees in addition to interest accruing, at a rate of $100 per day per note. In an event of default by the Company, under the terms of the Secured Notes, the notes shall bear additional late fees of $500 per day per note.

Subsequent to the issuance of these Secured Notes, the former President resigned as President, Secretary, Treasurer, CFO and director of the Company and the former Director resigned as director of the Company.

The Company did not repay the notes on June 30, 2013. The Company has disputed the issuance and enforceability of the Secured Notes and should there be an attempt to enforce the Secured Notes or collection on them, the Company will consider a legal remedy. The Company has not accrued any late fees in connection with these Secured Notes as of March 31, 2014 or September 30, 2013, as the Company does not consider these amounts to be legally enforceable.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 6

Note 6	Senior Convertible Debentures

	March 31,	September 30,
	2014	2013

Senior Convertible Debentures, non-interest bearing, unsecured, due March 18, 2044	10,000,000	-

Less: Debt Discount	(9,998,989)	-
	1,011	-
Less: current portion	(1,011)	-
	$-	$-

On March 13, 2014, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) pursuant to which the Company issued senior convertible debentures in the aggregate principal amount of $10,000,000 (the “Debentures”).

In connection with the issuance of the Debentures, the Company issued an aggregate of 67,666,666 share purchase warrants as follows:

		Non-
	Purchasers	purchasers	Total
Series A Warrants	33,333,333	500,000	33,833,333
Series B Warrants	33,333,333	500,000	33,833,333
	66,666,666	1,000,000	67,666,666

Each Series A warrant is exercisable into one common share of the Company at $0.30 per share until March 18, 2019.

Each Series B warrant is exercisable into one common share of the Company at $0.42 per share until March 18, 2019

The Debentures are unsecured, non-interest bearing and are due on March 18, 2044. At any time, the Purchasers are entitled to convert the Debentures, in whole or in part, into common shares of the Company at $0.30 per share (“the Conversion Price”). The Conversion Price of the debenture will be adjusted in the event of common stock dividend, split or consolidation.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 7

Note 6	Senior Secured Convertible Debentures

Pursuant to the guidance of ASC 470-20 Debt with Conversion and Other Options, the Company allocated the proceeds from the issuance of the Debentures between the Debentures and the detachable Purchaser warrants using the relative fair value method. The fair value of the Purchaser warrants of $22,326,200 at issuance resulted in a debt discount at issuance of $5,989,900.

The Company recorded a beneficial conversion feature discount of $4,010,100 in respect of the Debentures issued, based on the intrinsic value of the conversion feature limited to a maximum of the total proceeds of the Debentures allocated to the Debentures.

The total debt discount at issuance of $10,000,000 is being amortized using the effective interest method over the term of the Debentures. During the six months ended March 31, 2014, the Company recorded accretion expense of $1,011 (2013: $Nil) in respect of the accretion of this discount.

In consideration for the Debentures issued, the Company issued an aggregate of 1,000,000 share purchase warrants to non-lenders as described above. The fair value of the Non- Purchaser Warrants of $334,900, along with finder’s fees and other financing costs directly associated with the issuance of the Debentures in the amount of $734,840, was recorded as a deferred financing charge and is being amortized to income over the term of the Debentures using the effective interest method. During the six months ended March 31, 2014, the Company had recorded financing expense of $1,199 (2013: $Nil) in respect of the amortization of these charges. Accumulated amortization as at March 31, 2014 was $1,199 (2013: $Nil).

The fair value of the Purchaser and Non-Purchaser warrants at issuance was determined using the Black Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate	1.56%

Expected life (years)	5.00

Expected volatility	97.16%

Dividend yields	0.00%

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with each Purchaser whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company’s common stock issuable upon conversion of the Debentures and upon exercise of the Purchaser warrants.

The Registration Statement was filed with the SEC on April 11, 2014.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 8

Note 7	Capital Stock

On May 24, 2006, the board of directors approved a six (6) for one (1) forward split of the authorized issued and outstanding common stock. The Company’s authorized capital increased from 25,000,000 shares of common stock to 150,000,000 shares of common stock.

On September 24, 2007, the Company issued 222,222 common shares at $3.60 per share for a total of $800,000 for research and development expenses. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On September 25, 2007, the Company settled a loan payable in the amount of $333,000 by issuing 92,500 common shares at $3.60 per share, being the quoted market price of the Company’s common stock on the settlement date.

On December 10, 2007, the Company issued 150,000 units at $3.50 per unit for proceeds of $525,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until December 10, 2009.

On December 18, 2007, the Company issued 10,000 shares at $4.50 per share for a total of $45,000 pursuant to an agreement to settle a debt and issued 50,000 shares at $3.86 per share for a total of $193,000 pursuant to a consulting agreement. The Company recorded compensation expense of $65,000 in respect of these issuances based on the excess of the fair value of these shares over the balances at which they were recorded by the Company.

On May 15, 2008, the Company issued 65,000 common shares at $5.24 per share for a total of $340,600 to its former CEO in accordance with the terms of a severance agreement upon the termination of his services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 25,000 common shares at $5.07 per share for a total of $ 126,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 142,698 units at $4.25 per unit for proceeds of $606,467 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until August 19, 2009.

On November 20, 2008, the Company issued 25,000 common shares at $2.63 per share for a total of $65,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On February 20, 2009, the Company issued 25,000 common shares at $2.50 per share for a total of $62,500 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 9

Note 7	Capital Stock – (cont’d)

On March 6, 2009, the Company issued 89,148 units at $2.25 per unit for proceeds of $200,583 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 6, 2010.

On March 20, 2009, the Company issued 10,800 units at $2.25 per unit for proceeds of $24,300 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 20, 2010.

On March 20, 2009, the Company issued 2,500 common shares at $2.00 per share for a total of $5,000 to a public relations consultant pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On May 14, 2009, the Company entered into a revised consulting agreement with a director whereby the consultant returned 75,000 common shares to the Company for cancellation. The return of shares was recorded in the same amount at which they were originally issued.

On June 11, 2009 the Company issued 36,000 units at $2.25 per unit for proceeds of $81,000 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until June 11, 2010. The Company paid finder’s fees in the amount of $8,100 in relation to this private placement.

On June 11, 2009 the Company issued 29,227 common shares at $2.25 per share for service rendered by consultants. The common shares were recorded based upon the fair value of the Company’s common stock on the issuance date of the shares.

On June 19, 2009, the Company issued 495,556 units at $2.25 per unit for total proceeds of $1,115,000 pursuant to private placement agreements. Each unit consisted of one common share and one and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $2.25 per share until June 19, 2011.

On June 26, 2009, the Company issued 22,222 common shares at $2.51 per share for finder’s fees related to the issuance of a $500,000 note payable. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issue date.

On August 19, 2009, the Company issued 128,888 units at $2.25 per unit for total proceeds of $289,998. Of these placements, 40,000 units consisted of one common share and one share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until July 9, 2010 and 88,888 Units consisted of one common share and one and one- eighth share purchase warrant entitling the holder to purchase an additional common shares at $2.25 per share until August 4, 2011. The Company paid finders’ fees totalling $19,000 in relation to these private placements.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 10

Note 7	Capital Stock – (cont’d)

On October 2, 2009 the Company issued 266,666 units at $2.25 per unit for proceeds of $600,000 pursuant to private placement agreements. Each unit consisted of one common share and one and one-eighth common share purchase warrant entitling the holder to purchase an additional common shares at $2.25 per share until October 2, 2011. The Company had received $300,000 of this amount in the year ended September 30, 2010.

On February 2, 2010 the Company issued 49,505 common shares of the Company, at their fair value of $2.02 per share pursuant to an agreement with a former officer to settle an outstanding amount owed.

On April 9, 2010, the Company issued 92,499 units at $2.60 per unit for proceeds of $240,498 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until April 9, 2011.

On April 30, 2010, the Company issued 9,825 common shares of the Company, at $2.85 per share as consideration for terminating a consulting agreement and for services rendered under the agreement. The common shares were recorded based upon the quoted market price of the Company’s common stock on the date of the termination of the agreement.

On June 29, 2010, the Company issued 941,000 units at $2.50 per unit for total proceeds of $2,352,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until December 29, 2011.

On July 5, 2010, the Company issued 400,000 units in settlement of $1,000,000 owing to a creditor. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at 3.50 per share until January 5, 2012. The fair value of the units issued was determined to be $1,444,000 on the date they were issued and thus the Company recorded a loss on settlement of accounts payable of $444,000 with a corresponding credit to additional paid-in capital of the same amount on date of issuance. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.50, stock price - $3.15, expected volatility – 68.45%, expected life – 1.5 years, dividend yield – 0.00%.

On September 3, 2010, the Company issued 163,000 units at $2.75 per unit for proceeds of $448,250 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.75 per share until March 3, 2012.

On September 3, 2010, the Company issued 9,000 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.75 per share until March 3, 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 11

Note 7	Capital Stock – (cont’d)

On September 30, 2010, the Company issued 510,638 common shares at $2.35 per share pursuant to the terms of a convertible note payable.

On September 30, 2010, the Company issued 82,310 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until September 30, 2011.

On September 30, 2010, the Company issued 245,748 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $3.00 per share until September 30, 2012.

On November 18, 2010, the Company issued 393,846 units at $2.75 per unit for proceeds of $1,083,075 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until May 18, 2012. The Company paid a finder’s fee totalling $65,363 in respect of this private placement.

On November 18, 2010, the Company issued 3,636 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until May 18, 2012.

On November 18, 2010, the Company issued 853,075 units in the conversion of two notes payable originally convertible at $2.50. The Company recorded debt conversion expense of $504,160, related to the fair value of the additional units issued as a result of converting at the lower conversion price. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $3.00 per share until November 18, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.00, stock price - $4.12, expected volatility – 78.33%, expected life – 2.0 years, dividend yield – 0.00%, risk-free rate – 0.52%.

On November 18, 2010, the Company issued 145,063 shares of common stock at their fair value of $4.12 per share based on their quoted market price pursuant to settling non- convertible interest bearing notes payable outstanding in the amount of $398,922, including accrued interest of $26,032. The Company recorded a loss on settlement of debt of $198,738 based on the difference between the carrying value of the debt settled and the fair value of the shares issued.

On November 18, 2010, the Company issued 181,818 shares of common stock at their fair value of $4.12 per share based on the quoted value of units issued in a private placement on the same date to one creditor in settlement of $500,000 of debt owing. The Company recorded a loss on settlement of accounts payable of $249,090 based on the difference of the carrying value of the account payable and the fair value of the shares issued.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 12

Note 7	Capital Stock – (cont’d)

On November 25, 2010, the Company issued 29,851 units at $3.35 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until November 25, 2012.

On November 25, 2010, the Company issued 2,985 units at $3.35 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.50 per share until November 25, 2012.

On February 1, 2011, the Company issued 61,014 units at $3.75 per unit for proceeds of $228,800 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $5.25 per share until August 1, 2012.

On May 3, 2011, the Company issued 33,334 units at $3.00 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $4.00 per share until April 20, 2013.

On June 19, 2011, the Company issued 700,000 common shares at $2.25 per share for proceeds of $1,575,000 pursuant to the exercise of warrants.

On September 26, 2011, the Company issued 650,000 units in settlement of $975,000 of debt owing. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until September 26, 2012. The Company recorded a loss on settlement of accounts payable in the amount of $84,963 based on the fair value of shares being $975,000 at their issuance and the fair value of the warrants determined to be $84,963. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.50, expected volatility – 69%, expected life – 1.0 years, dividend yield – 0.00%, risk-free interest rate – 0.10%.

On December 6, 2011, the Company issued 615,600 units at $1.25 per unit for proceeds of $769,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until December 6, 2012. The Company paid finder’s fees of $77,000 in connection with this private placement.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 13

Note 7	Capital Stock – (cont’d)

On February 9, 2012 the Company issued 8,000 units for service rendered by a director and officer of the Company. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until February 9, 2013. The fair value of the units issued was determined to be $15,896 on the date they were issued and the Company recorded consulting fees of $15,896 on the statement of operations for the year ended September 30, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.74, expected volatility – 84.88%, expected life – 1.0 years, risk free interest rate – 0.15%, dividend yield – 0.00%.

On February 9, 2012, the Company issued 270,000 units at $1.25 per unit for proceeds of $337,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase additional common shares at $2.00 per share until February 9, 2013. The Company paid a finder’s fee of $33,750 in connection with this private placement. During the six months ended March 31, 2014, the Company recorded a recovery of $25,150 in respect of these finder’s fees, which has been recorded as additional paid in capital.

On May 31, 2012, the Company issued 2,700,513 units in settlement of $1,297,889 in promissory notes and $52,367 of accrued interest on these notes, which was included in accounts payable and accrued liabilities Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share until November 30, 2013.

On June 26, 2012, the Company agreed to issue 75,000 common shares to the former president of the Company for past services and in final settlement of a consulting agreement dated February 1, 2007. These shares were issued on July 12, 2012.

On July 5, 2013, the Company issued 4,208,910 units in settlement of $549,000 in promissory notes, $26,058 of accrued interest on these notes, which was included in accounts payable and accrued liabilities, and $1,108,506 in other accounts payable and accrued liabilities. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share until July 5, 2018.

On July 5, 2013, the Company issued 2,196,133 units at $0.40 per unit for gross proceeds of $878,453 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share until July 5, 2018. The Company paid finder’s fees of $89,680 and issued warrants to purchase 43,923 shares of common stock at $0.75 per share until July 5, 2018 in connection with this private placement. In addition, the Company incurred share issuance costs of $16,494.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 14

Note 7	Capital Stock – (cont’d)

All of the 6,448,966 warrant agreements issued on July 5, 2013 contain a contingent call provision whereby the Company may have the option to call for cancellation all or any portion of the warrants for consideration equal to $0.001 per share, provided the quoted market price of the Company’s common stock exceeds $1.50 for a period of twenty consecutive trading days, subject to certain minimum volume restrictions and other restrictions as provided in the warrant agreements.

On February 24, 2014, the Company issued 120,000 units at $0.50 per unit for gross proceeds of $60,000, which was received during the year ended September 30, 2013. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $1.00 per share for a period of five years from the date of issuance.

On February 24, 2014, the Company issued 500,000 units at $0.30 per unit for gross proceeds of $150,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share for a period of five years from the date of issuance.

Common stock to be issued

On February 28, 2014, the Company received $30,000 in share subscriptions in respect of the issuance of 100,000 units at $0.30 per unit. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase additional common shares at $0.75 per share for a period of five years from the date of issuance.

Note 8	Lincoln Park Purchase Agreement

On July 5, 2013, the Company entered into a $10,000,000 purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, (“Lincoln Park”) an Illinois limited liability company (the “Financing”) pursuant to which the Company may sell and issue to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10,000,000 in value of its shares of common stock from time to time over a 25 month period. In connection with the Financing, the Company also entered into a registration rights agreement with Lincoln Park whereby the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 15

Note 8	Lincoln Park Purchase Agreement – (Cont’d)

The Company will determine, at its own discretion, the timing and amount of its sales of common stock, subject to certain conditions and limitations. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of the Company’s shares of common stock immediately preceding the time of sale without any fixed discount, provided that in no event will such shares be sold to Lincoln Park when the closing sale price is less than $0.50 per share. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or similar transaction occurring during the business days used to compute such price.

Pursuant to the Purchase Agreement, Lincoln Park initially purchased 250,000 shares of the Company’s common stock for $100,000. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 341,858 shares of common stock as a commitment fee and shall issue up to 133,409 shares pro rata, when and if, Lincoln Park purchases, at the Company’s discretion, the remaining $10,000,000 aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

On October 23, 2013, the registration statement was declared effective by the SEC.

The Company incurred $98,939 in direct expenses in connection with the Purchase Agreement and registration statement. These were recorded as share issuance costs as a charge against additional paid in capital during the year ended September 30, 2013 and during the six months ended March 31, 2014.

During the six months ended March 31, 2014, the Company issued to Lincoln Park an aggregate of 402,510 shares of common stock under the Purchase Agreement, including 400,000 shares of common stock for an aggregate purchase price of $188,170 and 2,510 commitment shares.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 16

Note 9	Related Party Transactions

During the three and six months ended March 31, 2014, the Company was charged consulting fees totaling $Nil and $Nil, respectively (2013: $10,654 and $81,072, respectively) by directors, officers of the Company.

As of March 31, 2014, included in accounts payable and accrued liabilities was $23,196 (September 30, 2013: $30,447) owing to directors and officers of the Company and a former director and officer of the Company.

During the year ended September 30, 2013, pursuant to an employment agreement with the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and Director, of the Company, the Company:

i)

granted 2,000,000 fully vested share purchase options exercisable at $0.40 per share until July 5, 2023. No stock based compensation expense has been recognized during the three months ended March 31, 2014 and 2012 in connection with these options. The Company recognized stock based compensation expense of $1,002,500 during the year ended September 30, 2013 in connection with these options.

ii)	issued 4,000,000 shares of restricted common stock that vest as follows:

•	25% upon the Company starting a Phase Ib/IIb human study
•	25% upon the Company in-licensing additional assets in clinical or pre-clinical stage (vested during the six months ended March 31, 2014)
•	25% upon the Company securing additional non-dilutive equity funding in 2013 of at least $5,000,000 with a share price higher than the previous funding
•	25% upon the Company obtaining a listing on a major stock exchange

Included in operating results for the three and six months ended March 31, 2014 is an amount of $610,000 relating to the vesting of 1,000,000 shares of restricted common stock upon the achievement of certain performance conditions. The fair value of $0.61 per share was determined with reference to the quoted market price of the Company's shares on the commitment date. This amount has been included in common stock to be issued at March 31, 2014.

Included in operating results for the period from January 23, 2004 (Date of inception) to March 31, 2014 is $18,375 in general and administrative expenses donated to the Company by the directors and $33,666 in debts forgiven by the directors of the Company.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 17

Note 10	Commitments

a)	Share Purchase Warrants

A summary of the Company’s share purchase warrants outstanding is presented below:

		Weighted
		Average
		Exercise
	Number of Shares	Price

Balance, September 30, 2012	4,250,141	$1.16
Expired	(1,549,628)	$2.56
Issued	6,448,966	$0.75
Balance, September 30, 2013	9,149,479	$0.75
Expired	(2,700,513)	$0.75
Issued	68,286,666	$0.36
Balance, March 31, 2014	74,735,632	$0.40

At March 31, 2014, the Company had 74,735,632 share purchase warrants outstanding as follows:

Number	Exercise Price	Expiry Date
6,448,966	$0.75	July 5, 2018
500,000	$0.75	February 14, 2019
120,000	$1.00	February 24, 2019
33,833,333	$0.30	March 13, 2019
33,833,333	$0.42	March 13, 2019
74,735,632

All of the 6,448,966 warrants expiring on July 5, 2018 and the 500,000 warrants expiring February 14, 2019 contain a contingent call provision whereby the Company may have the option to call for cancellation of all or any portion of the warrants for consideration equal to $0.001 per share, provided the quoted market price of the Company’s common stock exceeds $1.50 for a period of twenty consecutive trading days, subject to certain minimum volume restrictions and other restrictions as provided in the warrant agreements.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 18

Note 10	Commitments – (cont’d)

b)	Stock–based Compensation Plan

In April, 2007, the Company adopted a stock option plan which provides for the granting of stock options to selected directors, officers, employees or consultants in an aggregate amount of up to 3,000,000 common shares of the Company and, in any case, the number of shares to be issued to any one individual pursuant to the exercise of options shall not exceed 10% of the issued and outstanding share capital. The granting of stock options, exercise prices and terms are determined by the Company's Board of Directors. If no vesting schedule is specified by the Board of Directors on the grant of options, then the options shall vest over a 4-year period with 25% of the options granted vesting each year commencing 1 year from the grant date. For stockholders who have greater than 10% of the outstanding common shares of the Company and who have granted options, the exercise price of their options shall not be less than 110% of the fair of the stock on grant date. Otherwise, options granted shall have an exercise price equal to their fair value on grant date.

On February 2, 2011, the Company amended and restated the 2007 stock option plan to increase the number of options authorized to 4,000,000.

A summary of the status of Company’s outstanding stock purchase options for the year ended March 31, 2014 is presented below:

		Weighted
		Average	Weighted Average
	Number of	Exercise	Grant Date fair
	Shares	Price	value
Outstanding at September 30, 2012	1,775,000	$2.94
Expired	(550,000)	$3.86
Forfeited	(150,000)	$3.72
Granted	2,000,000	$0.40	$0.50
Outstanding at September 30, 2013	3,075,000	$1.26
Expired	(505,000)	$2.50
Outstanding at March 31, 2014	2,570,000	$1.02
Exercisable at March 31, 2014	2,300,000	$0.79
Exercisable at September 30, 2013	2,305,000	$0.79

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 19

Note 10	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

At March 31, 2014, the following stock options were outstanding:

Number of Shares					Aggregate	Remaining
		Number	Exercise		Intrinsic	Contractual
Total		Vested	Price	Expiry Date	Value	Life (yrs)
150,000	(1)	150,000	$3.10	June 30, 2014	-	0.25
50,000	(2)	50,000	$3.50	June 30, 2014	-	0.25
100,000	(3)	100,000	$3.67	March 30, 2016	-	2.00
270,000	(4)	-	$3.00	February 8, 2017	-	2.86
2,000,000	(5)	2,000,000	$0.40	July 5, 2023	-	9.27
2,570,000		2,300,000			-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted market price of the Company’s stock for the options that were in-the-money at March 31, 2014.

(1)

As of March 31, 2014 and September 30, 2013, these options had fully vested. The Company did not recognize any stock-based compensation for these options during the six months ended March 31, 2014 (2013: $Nil).

(2)	As of March 31, 2014 and September 30, 2013, these options had fully vested. The Company did not recognize any stock-based compensation during the six months ended March 31, 2014 (2013: $nil).

(3)

As of March 31, 2014 and September 30, 2013, these options had fully vested. The fair value of these options at issuance was calculated to be $267,000. The Company did not recognize any stock-based compensation during the six months ended March 31, 2014 (2013: $Nil).

(4)

As of March 31, 2014 and September 30, 2013, these options had not vested. The options vest upon one or more compounds: entering Phase II trial – 90,000 options; entering Phase III trial – 90,000 options; and receiving FDA approval – 90,000 options. No stock-based compensation has been recorded in the financial statements as none of the performance conditions have yet been met.

(5)

As of March 31, 2014 and September 30, 2013 these options had fully vested. These options were granted during the year ended September 30, 2013 and vested immediately upon granting. The Company recognized stock based compensation expense of $Nil during the six months ended March 31, 2014 (2013: $Nil) in connection with these options.

During the six months ended March 31, 2014, 505,000 options expired for which the Company had recognized stock-based compensation of $Nil (2013: $Nil) during the six months ended March 31, 2014.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
March 31, 2014 and 2013
Unaudited – Page 20

Note 10	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

At March 31, 2014, the following summarizes the unvested stock options:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Grant-Date
	Shares	Price	Fair Value
Unvested options at September 30, 2012	870,000	$2.81	$1.82
Granted	2,000,000	$0.40	$0.50
Expired	(100,000)	$3.86	$2.49
Vested	(2,000,000)	$0.40	$0.50
Unvested options at September 30, 2013	770,000	$2.68	$1.74
Expired	(500,000)	$2.50	$1.48
Unvested options at March 31, 2014	270,000	$3.00	$2.21

As of March 31, 2014, there was no unrecognized compensation cost associated with unvested share-based compensation awards that will become vested exclusive of achieving any performance milestones that is expected to be recognized in the current fiscal year. There has been no stock-based compensation recognized in the financial statements for the six months ended March 31, 2014 (2013: $nil) for options that will vest upon the achievement of performance milestones because the Company has determined that satisfaction of the performance milestones was not probable. Compensation relating to stock options exercisable upon achieving performance milestones will be recognized in the period the milestones are achieved.

Note 11	Supplemental Cash Flow Information

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.

During the six months ended March 31, 2014, the Company reclassified an amount of $221,000 into equity upon modification of the terms of certain derivative instruments.

During the six months ended March 31, 2013, the Company issued three promissory notes in the aggregate principal amount of $212,292 in exchange for accounts payable owing to three vendors in respect of unpaid consulting fees.

These transactions have been excluded from the statements of cash flows.

Note 12	Subsequent Events

On May 6, 2014, in favor of new directors Bernd Metzner, PhD and Elliot Favus, MD, the Company’s board of directors (the “Board”) approved the grant to each of options to purchase one hundred fifty thousand (150,000) shares of Company common stock at the closing market price for the common stock as of May 7, 2014 ($0.30), with said options to vest annually over a three year period commencing on the first anniversary of the date of each director’s appointment, as applicable.

On May 9, 2014, the Board approved a cash bonus in the amount of $400,000 to the Company’s President and CEO, Christopher Missling, related to the Company’s success in securing $10,000,000 in financing under the March 13, 2014 Securities Purchase Agreement (the “March Financing”). Additionally, the Board granted to Mr. Missling 500,000 options to purchase shares of the Company’s common stock at a price per share equal to the common stock’s closing price on May 8, 2014 ($0.33). The Board determined that the March Financing constituted the achievement of certain milestones under Mr. Missling employment agreement, entitling Mr. Missling to receive the applicable distributions and benefits thereunder.

ANAVEX LIFE SCIENCES CORP.
9,975,267 Shares of Common Stock
PROSPECTUS
, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount to
be Paid
SEC registration fee	$884.41
Printing and engraving expenses	$3,500.00
Legal fees and expenses	$55,000.00
Accounting fees and expenses	$5,000.00
Transfer agent and registrar fees and expenses	$4,300.00
Miscellaneous expenses	$2,500.00
Total	$71,184.41

The Selling Security Holders are not be responsible for any of the foregoing payments.

Item 14.

Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our Company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our Company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our Company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under Nevada law or otherwise, our Company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15.

Recent Sales of Unregistered Securities.

Our Company has issued the following securities during the past three (3) years without registering the securities under the Securities Act:

On March 13, 2014, the Company entered into a Securities Purchase Agreement with certain purchasers identified therein pursuant to which the Company agreed to sell, and the purchasers agreed to purchase, Senior Convertible Debentures due March 18, 2044 in the aggregate principal amount of $10,000,000. In addition to the Debentures, the Company agreed to issue to the purchasers two series of warrants representing the right to purchase up to an aggregate of 67,666,666 shares of the Company’s common stock. The purchase and sale of the debentures and warrants was consummated on March 18, 2014, and resulted in gross proceeds to the Company in the amount of $10,000,000, before deducting agent fees and other transaction-related expenses. The purchasers were: Auriga Global Investors SU, SA; Auriga Investors-Montserrat Global Fund; Hudson Bay Master Fund LTD; DAFNA LifeScience LP; DAFNA LifeScience Market Neutral L.P.; DAFNA LifeScience Select L.P.; Joann Mostovoy; Sabby Healthcare Volatility Master Fund, Ltd.; Sabby Volatility Warrant Master Fund, Ltd.; Sphera Global Healthcare Master Fund; and HFR HE Sphera Global Healthcare Master Trust. Additionally, in connection with the transaction, Maxim Partners LLC (an affiliate of Maxim Group LLC who served as the exclusive placement agent), was issued warrants representing the right to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock. The securities were issued pursuant to an exemption from registration pursuant to the provisions of and related to Section 4(a)(2) of the Securities Act.

In March, 2014, we agreed with Lincoln Park to issue up to $500,000 worth of common stock at $0.30 per share and that with such investment, Lincoln Park received a Series A Warrant with an exercise price of $0.30 and a Series B Warrant with an exercise price of $0.42, each respectively representing the right to purchase up to an aggregate of 1,666,667 shares of the Company’s common stock. The securities were issued pursuant to an exemption from registration pursuant to the provisions of and related to Section 4(a)(2) of the Securities Act.

On February 14, 2014, the Company finalized two private placement transactions whereby the Company raised $210,000 via the sale of units consisting of common stock and warrants. The securities were issued pursuant to an exemption from registration pursuant to the provisions of and related to Section 4(a)(2) of the Securities Act.

On February 4, 2014 the Company entered into a Securities Purchase Agreement with Harald Dremel pursuant to which the Company agreed to sell, and the purchasers agreed to purchase, an aggregate $30,000 in value of Units. Pursuant to that Agreement, Units means (i) units of securities each consisting of one share of Common Stock at a purchase price of $0.30 and (ii) one Warrant to purchase one share of Common Stock at a purchase price of $0.75. The securities were issued pursuant to an exemption from registration pursuant to the provisions of and related to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, or Rule 903 of Regulation S promulgated under the Securities Act.

On July 5, 2013, the Company entered into a Purchase Agreement. Pursuant to the Purchase Agreement, Lincoln Park initially purchased 250,000 shares of the Company’s common stock for $100,000. The Company has the right, in its sole discretion over a 25-month period, to sell to Lincoln Park up to the additional aggregate commitment of $9.9 Million of shares of common stock. There are no upper limits on the per share price that Lincoln Park may pay to purchase such common stock. Furthermore, the Company controls the timing and amount of any future sales, if any, of shares of common stock to Lincoln Park. Lincoln Park has no right to require any sales and is obligated to purchase common stock as directed by the Company. In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 341,858 shares of common stock as a commitment fee and shall issue up to 133,409 shares pro rata, when and if, LPC purchases at the Company’s discretion the $10 Million aggregate commitment. The securities were issued pursuant to an exemption from registration pursuant to the provisions of and related to Section 4(a)(2) of the Securities Act.

On July 5, 2013, the Company completed the closing of the Private Placement. The securities issued pursuant to the Private Placement were exempt from registration pursuant to the provisions of and related to Section 4(a)(2) of the Securities Act.

On July 5, 2013, the Company granted 4,000,000 shares of restricted common stock, subject to vesting milestones in four equal installments, to Christopher Missling, PhD, in connection with the Company’s employment agreement with Mr. Missling.

On June 26, 2012 we issued an aggregate of 75,000 shares of our common stock at a deemed value of US $1.00 per share to Harvey Lalach, a former director of our Company, for his past services and in final settlement of his Consulting Agreement dated February 1, 2007.

On May 31, 2012, we entered into subscription agreements with the holders of three promissory notes and one convertible debenture to convert all the funds outstanding into shares of common stock on the following terms: each $0.50 of debt owing was converted into one unit, each unit comprising one common share and one common share purchase warrant, with each warrant exercisable for a period of 18 months into one common share at an exercise price of $0.75 (a “Unit”). 469,152 Units were issued in repayment of a promissory note dated May 4, 2011. 66,066 Units were issued in repayment of a promissory note dated April 2, 2012. 1,620,628 Units were issued in repayment of a promissory note dated April 20, 2012. 544,667 Units were issued upon conversion of a convertible debenture agreement dated April 19, 2012. We issued the securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act, as amended.

On February 9, 2012 we issued an aggregate of 8,000 units of our securities at a price of US $1.25 per unit to George Tidmarsh, a former director of our Company, for his services during the month of January, 2012. Each unit consists of one share of our common stock and one-half of one share purchase warrant. Each whole warrant was exercisable at US $2.00 for one share of common stock for a period of 12 months. We issued the securities to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act. On February 9, 2012, we issued an aggregate of 270,000 units of our Company to three investors at a price of US $1.25 per unit for gross proceeds of US $337,500 pursuant to subscription agreements with each investor. Each unit is comprised of one share of our common stock and one half of one share purchase warrant. One whole share purchase warrant is exercisable into one share of our common stock at an exercise price of US $2.00 per share of common stock for a period of 12 months. We issued the securities to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act. On July 9, 2010 we filed a current report on Form 8-K announcing the issuance to one creditor, pursuant to a shares for services agreement, 400,000 shares of our common stock and 200,000 warrants exercisable at US $3.50 until January 30, 2012. Our Company has agreed to extend the expiry date of the warrants to January 30, 2013 and reduce the warrant exercise price to US $1.50.

On December 6, 2011, we issued an aggregate of 615,600 units of our Company to two investors at a price of $1.25 per unit for gross proceeds of $769,500. Each unit is comprised of one share of our common stock and one half of one share purchase warrant. One whole share purchase warrant is exercisable into one share of our common stock at an exercise price of $2.00 per share until December 6, 2012.In connection with the issuance of the units, we paid $57,000 in finders fees to one individual for facilitating the private placement. We issued the securities to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On September 26, 2011, we issued 650,000 units in settlement of $975,000 of debt owing. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until September 26, 2012. We relied on the registration exemption provided for Section 4(a)(2) of the Securities Act.

On June 19, 2011 we issued 700,000 shares of our common stock through the exercise of warrants. The shares of our common stock were issued at $2.25 per share for aggregate proceeds of $1,575,000. We issued these shares to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 20, 2011, Anavex issued a $250,000 convertible debenture to one investor. The convertible debenture was set to mature on the earliest of (a) April 20, 2012; (b) conversion of the debentures; or (c) early retirement of the debentures. On May 4, 2011, Anavex issued a $500,000 convertible debenture to one investor with the same maturity date. The convertible debenture s may were convertible at any time, prior to maturity, into units of the Company at a conversion price of $3.00 per share. Each unit was comprised of one share of common stock and one warrant, with each warrant exercisable into one additional common share for two years at an exercise price of $4.00. The convertible debenture was an unsecured obligation and carried an interest rate equal to the 8% per annum on the principal amount. The convertible debentures were set to mature on the earliest of (a) April 20 , 2012; (b) conversion of the debentures; or (c) early retirement of the debentures. In connection with the issuance of the convertible debentures, the Company paid $100,000 in fees to Weiser Capital Ltd. of the Bahamas. Concurrently, Weiser Capital Ltd. exercised its right to acquire 33,334 shares and 33,334 warrants of the Company at an aggregate purchase price of $100,000. The warrants were exercisable at $4.00 per share for two years. We issued the securities to non-U.S. person s (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On April 19, 2011, we arranged for the sale of $1,000,000 in convertible debentures. On April 20, 2011, we issued one $250,000 convertible debenture to one investor. We paid $100,000 in fees to the purchaser for arranging the convertible debentures. For five business days subsequent to April 20, 2011, the investor had the right to acquire 33,334 shares and 33,334 warrants of our Company at an aggregate purchase price of $100,000. The warrants were exercisable at $4.00 per share for two years. The convertible debenture could be converted at any time, prior to maturity, into units of our Company at a conversion price of $3.00 per share. Each unit was comprised of one share of common stock and one warrant, with each warrant exercisable into one additional common share for two years at an exercise price of $4.00. The convertible debenture was an unsecured obligation of our Company and carried an interest rate equal to the 8% per annum on the principal amount. The convertible debenture were set to mature on the earliest of (a) April 20, 2012; (b) conversion of the debentures; or (c) early retirement of the debentures. We issued the security to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

On February 24, 2011 we announced the appointment of Sean Lowry to our board of directors. For acting as a director, we agreed to issue 150,000 stock options exercisable at $3.72 for a period of five years.

On February 1, 2011 we entered into subscription agreements with five investors and issued 61,014 units of our securities at a purchase price of US $3.75 per unit for gross proceeds of US$228,800. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitled the holder to purchase one share of our common stock at a purchase price of US$5.25 per share for a period of 18 months. A finders fee of 10% of the proceeds was paid to three offshore finders. We issued the units to five non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act.

Item 16.

Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on January 13, 2005)
3.2	Bylaws (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 28, 2007)
3.3	Articles of Merger filed with the Secretary of State of Nevada on January 10, 2007 and which is effective January 25, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on January 25, 2007)
(4)	Instruments defining rights of security holders, including indentures
4.1	Specimen Stock Certificate (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on January 13, 2005)
4.2	Form of Convertible Loan Agreement (incorporated by reference to an exhibit to our Form 8- K filed on April 3, 2009)
4.3	8% Convertible Loan Agreement dated June 3, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
4.4	8% Convertible Loan Agreement dated June 19, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 26, 2009)
(5)	Opinion re: Legality
5.1	Incorporated by Reference to the Company’s Registration Statement on Form S-1/A filed with the SEC on September 25, 2013
(10)	Material Contracts
10.1	Agreement between Anavex Life Sciences Corp. and Dr. Alexandre Vamvakides dated January 31, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 7, 2007)
10.2	Form of Stock Option Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 22, 2007)
10.3	Shares for Services and Subscription Agreement dated September 11, 2007 between our Company and Eurogenet Labs S.A. (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 27, 2007)
10.4	2007 Stock Option Plan (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 28, 2007)
10.5	Consulting Agreement with Cameron Durrant dated May 20, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-QSB filed on August 18, 2008
10.6	Form of Convertible Loan Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 3, 2009)
10.7	Consulting Agreement with Tariq Arshad dated March 2, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 3, 2009)
10.8	Consulting Agreement with Dr. Mark Smith dated January 13, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 3, 2009)

10.9	Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 3, 2009)
10.10	Form of Warrant Certificate (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 3, 2009)
10.11	Amended Consulting Agreement with Cameron Durrant dated May 14, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
10.12	CEO Consulting Agreement with Dr. Herve de Kergrohen dated June 12, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
10.13	Form of Private Placement subscription agreement dated June 15, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
10.14	Shares for Services Agreement with Andreas Eleuthariadis dated June 10, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
10.15	Shares for Services Agreement with Vasileios Kourafalos dated June 10, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
10.16	Shares for Services Agreement with George Kalkanis dated June 10, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
10.17	Stock Option Agreement with Alexandre Vamvakides dated June 11, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 23, 2009)
10.19	Form of Private Placement Subscription Agreement Convertible Loan (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 26, 2009)
10.20	Form of Private Placement Subscription Agreement for Units (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 26, 2009)
10.21	Consultant Services Agreement with NAD Ltd. dated July 1, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 24, 2009)
10.22	Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 24, 2009)
10.23	Form of Warrant Certificate (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 12, 2009)
10.24	Stock Option Agreement with Alexander Vamvakides dated October 19, 2009 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 24, 2009)
10.25	Promissory note issued to Stonehedge Limited on January 1, 2010 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on March 31, 2010)
10.26	Second Amended Consulting Agreement with Dr. Cameron Durrant dated January 2, 2010 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 9, 2010)
10.27	Contract Lease Agreement with Euro Genet Labs SA dated February 1, 2010 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 9, 2010)
10.28	Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 9, 2010)
10.29	Form of Warrant Certificate (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 9, 2010)
10.30	Form of Convertible Loan Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 9, 2010)
10.31	Form of Subscription Agreement for US subscribers (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 6, 2010)
10.32	Form of Subscription Agreement for non-US subscribers (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 6, 2010)

10.33	Form of Warrant Certificate for US warrant holders (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 6, 2010)
10.34	Form of Warrant Certificate for non-US warrant holders (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 6, 2010)
10.35	Shares for Services Agreement dated July 5, 2010 with Eurogenet Labs SA (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 9, 2010)
10.36	Form of Warrant Certificate for non-US warrant holders (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 9, 2010)
10.37	Agreement for Services with Genesis Biopharma Group LLC dated August 10, 2010 (incorporated by reference to an exhibit of our Current Report on Form 8-K filed on August 18, 2010) (portions of the exhibit have been omitted pursuant to a request for confidential treatment)
10.38	Agreement for Services with ABX-CRO Advanced Pharmaceutical Services dated August 10, 2010 (incorporated by reference to an exhibit of our Current Report on Form 8-K filed on August 18, 2010)(portions of the exhibit have been omitted pursuant to a request for confidential treatment)
10.39	Form of Subscription Agreement (US Purchasers) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 9, 2010)
10.40	Form of Subscription Agreement (Canadian and Offshore Purchasers) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 9, 2010)
10.41	Form of Warrant Certificate (US warrant holders)(incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 9, 2010)
10.42	Form of Warrant Certificate (Canadian and Offshore warrant holders) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 9, 2010)
10.43	Consulting Agreement dated August 2, 2010 with Tom Skarpelos (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 27, 2010)
10.44	Independent Contractor Agreement dated September 1, 2010 with David Tousley (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 27, 2010)
10.45	Sublease Contract with Genesis Research LLC dated September 15, 2010 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 27, 2010)
10.46	Form of Subscription Agreement (US Purchasers) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 22, 2010)
10.47	Form of Subscription Agreement (non-US Purchasers) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 22, 2010)
10.48	Form of Warrant Certificate (US Warrant Holders) (US Purchasers) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 22, 2010)
10.49	Form of Warrant Certificate (non-US Warrant Holders) (US Purchasers) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 22, 2010)
10.50	Shares for Service and Subscription Agreement dated November 1, 2010 with Eurogenet Labs SA (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 22, 2010)
10.51	Subscription Agreement with Stonehedge Limited dated November 17, 2010 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 22, 2010)
10.52	Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 30, 2010)
10.53	Form of Warrant Certificate Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 30, 2010)

10.54	Shares for Services Agreement Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on November 30, 2010)
10.55	Form of Subscription Agreement (non-US Purchasers) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 7, 2011)
10.56	Form of Warrant Certificate (non-US Warrant Holders) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 7, 2011)
10.57	Termination Agreement dated February 2, 2011 with Genesis BioPharma Group, LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 7, 2011)
10.58	Independent Contractor Agreement with Harvey Lalach dated February 1, 2011 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 7, 2011)
10.59	Independent Contractor Agreement with Dr. Angelos Stergiou dated February 1, 2011 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 7, 2011)
10.60	Amended and Restated 2007 Stock Option Plan (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 8, 2011)
10.61	Form of Advisory Board Consulting Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 28, 2011)
10.62	Consulting Agreement dated March 30, 2011 with Shackleton Consulting Corp. (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 13, 2011)
10.63	Form of subscription agreement for convertible debenture (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 26, 2011)
10.64	Form of subscription agreement for convertible debenture (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 9, 2011)
10.65	Form of warrant certificate (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 9, 2011)
10.66	Amended Stock Option Agreement dated September 16, 2011 with Cameron Durrant (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 21, 2011)
10.67	Consulting Agreement dated effective October 10, 2011, with George Tidmarsh (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on October 14, 2011)
10.68	Form of subscription agreement for services (US purchaser) (incorporated by reference to our current report on Form 8-K filed on February 10, 2012)
10.69	Form of subscription agreement for units (Offshore purchasers) (incorporated by reference to our current report on Form 8-K filed on February 10, 2012)
10.70	Unsecured Promissory Note dated April 20, 2012 issued to Georgia Georgopoulou (incorporated by reference to our quarterly report on Form 10-Q filed on May 15, 2012)
10.71	Form of subscription agreements for convertible debenture and promissory notes (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 7, 2012)
10.72	Promissory Note dated October 17, 2012 issued to Akira International Limited (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on December 31, 2012)
10.73	Promissory Note dated November 12, 2012 issued to Akira International Limited (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on December 31, 2012)
10.74	Form of SPA (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 8, 2013)
10.75	Form of Exchange Agreement (incorporated by reference to an exhibit to our Current Report on Form 8- K filed on July 8, 2013)
10.76	Form of Warrant (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 8, 2013)

10.77	Form of Registration Rights Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 8, 2013)
10.78	Purchase Agreement, dated as of July 5, 2013, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 8, 2013)
10.79	Registration Rights Agreement, dated as of July 5, 2013, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on July 8, 2013)
10.80	Employment Agreement, dated as of July 5, 2013, by and between the Company and Christopher Missling, PhD (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q filed on August 14, 2013)
10.81	2012 Addendum to the Contract for the Transfer of a Patent Invention and Scientific Collaboration dated January 11, 2013 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on December 30, 2013)
10.82	Appendix A to the 2012 Addendum to the Contract for the Transfer of a Patent Invention and Scientific Collaboration dated January 11, 2013 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on December 30, 2013)
10.83	Form of Securities Purchase Agreement, dated March 13, 2014 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on March 19, 2014)
10.84	Form of Registration Rights Agreement, dated March 13, 2014 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on March 19, 2014)
10.85	Form of Senior Convertible Debenture dated March 18, 2014 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on March 19, 2014)
10.86	Form of Series A/B Warrant dated March 18, 2014 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on March 19, 2014)
10.87	Private Placement Engagement Letter by and between the Company and Maxim Group LLC, dated February 5, 2014.
(14)	Code of Ethics
14.1	Code of Conduct (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 28, 2007)
(21)	Subsidiaries
21.1	Anavex Life Sciences (France) SA, incorporated under the laws of France
(23)	Consents of Experts and Counsel
23.1*	Consent of BDO USA, LLP
23.2*	Consent of BDO Canada LLP
23.3	Consent of Burton Bartlett & Glogovac (Included in Exhibit 5.1)
(99)	Additional Exhibits
99.1	Insider Trading Policy Adopted August 27, 2010 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 27, 2010)
(101)	XBRL
101.INS*	XBRL INSTANCE DOCUMENT
101.SCH*	XBRL TAXONOMY EXTENSION SCHEMA
101.CAL*	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE

101.DEF*	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB*	XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE*	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

* Filed herewith.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.

Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of August 2014.

ANAVEX LIFE SCIENCES CORP.

By:	/s/ Christopher Missling, PhD
Christopher Missling, PhD
Chief Executive Officer, Principal
Executive Officer and Chairman of the
Board of Directors

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Missling, PhD
Christopher Missling, PhD	Chief Executive Officer, Principal	August 6, 2014
Executive Officer, Chief
Financial Officer, Principal
Financial and Accounting Officer,
Director
/s/ Athanasios Skarpelos
Athanasios Skarpelos	Director	August 6, 2014

/s/ Elliot Favus	Director	August 6, 2014
Elliot Favus